As filed with the Securities and Exchange
                                                    Commission on August 9, 2005
                                      An Exhibit List can be found on page II-2.
                                                   Registration No. 333-124217

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                     --------------------------------------
                               AMENDMENT NO. 3 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                     --------------------------------------


                             THOMAS EQUIPMENT, INC.
                 (Name of small business issuer in its charter)

         DELAWARE                    3531                   58-3565680
     (State or other           (Primary Standard         (I.R.S. Employer
     Jurisdiction of              Industrial            Identification No.)
     Incorporation or         Classification Code
  Organization) Number)

                            1818 NORTH FARWELL AVENUE
                               MILWAUKEE, WI 53202
                                 (312) 224-8812
                                 --------------

   (Address and telephone number of principal executive offices and principal place of business)

                                 DAVID M. MARKS,
                                    CHAIRMAN
                            1818 NORTH FARWELL AVENUE
                               MILWAUKEE, WI 53202
                                 (312) 224-8812
            (Name, address and telephone number of agent for service)


                     --------------------------------------
                                   Copies to:
                              Thomas A. Rose, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)
                     --------------------------------------


                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: |X|
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
------------------------------------ ------------- ------------- ------------- ------------
                                                     PROPOSED      PROPOSED
                                                     MAXIMUM       MAXIMUM
                                      AMOUNT TO      OFFERING     AGGREGATE     AMOUNT OF
 TITLE OF EACH CLASS OF SECURITIES        BE        PRICE PER      OFFERING    REGISTRATION
         TO BE REGISTERED             REGISTERED   SECURITY(1)      PRICE          FEE
------------------------------------ ------------- ------------- ------------- ------------
Common Stock, $.0001 par value (2)      12,985,000  $       4.50  $ 58,432,500  $  6,877.50
Common Stock, $.0001 par value (3)       4,020,000  $       6.00  $ 24,120,000  $  2,838.92
Common Stock, $.0001 par value (4)       4,000,000  $       6.00  $ 24,000,000  $  2,824.80
Common Stock, $.0001 par value           5,980,000  $       6.00  $ 35,880,000  $  4,223.08
Common Stock, $.0001 par value             167,360  $       4.00  $    669,440  $     78.79
------------------------------------  ------------  ------------     ------------  ----------
Total                                   27,152,360          n/a   $143,101,940 *$ 16,843.09
------------------------------------  ------------  ------------     ------------  ----------
* Previously paid.

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on April 19, 2005, which was $4.50 per share, except with respect to 167,360 shares for which the date and price are July 13, 2005, and $4.00.
(2) Includes a good faith estimate of shares of common stock issuable upon the conversion of convertible notes.
(3) Includes a good faith estimate of shares of common stock issuable upon the exercise of common stock purchase option.
(4) Includes a good faith estimate of shares of common stock issuable upon the exercise of common stock purchase warrants.

      THE REGISTRANT AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED AUGUST 9, 2005


                             THOMAS EQUIPMENT, INC.
                           UP TO 27,152,360 SHARES OF
                                  COMMON STOCK

      This prospectus relates to the resale by the selling stockholders of up to 27,152,360 shares of our common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock that they are offering.

      We currently have 21,250,000 shares of common stock outstanding, of which 6,147,360 shares are being resold in this offering. Additionally, up to 4,895,000 additional shares are issuable upon exercise of outstanding options, of which 4,020,000 shares are being offered for sale; 6,794,395 shares are issuable upon exercise of outstanding warrants, of which 4,000,000 shares are being offered for sale and 23,685,000 shares are issuable upon conversion of outstanding debt and related interest, of which 12,985,000 shares are being offered for sale.


      Certain of the shares being offered hereby are being offered by Laurus Master Fund Ltd., upon conversion of term notes in the aggregate principal amount of $7,900,000 and $8,000,000 of a maximum of $20,000,000 pursuant to an accounts receivable, inventory and fixed asset financing. We received an aggregate of $7,900,000 upon the sale of the term notes. As of July 31, 2005, we have an outstanding balance of $15,882,062 under the accounts receivable, inventory and fixed asset financing.


      We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive the sale price of any common stock we sell to the selling stockholders upon exercise of warrants or options. All costs associated with this registration will be borne by us.


      Our common stock is currently traded on the Over-The-Counter Bulletin Board under the symbol TEQI. As of August 5, 2005, the closing price of our common stock was $4.00.


            INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS.
                    SEE "RISK FACTORS," BEGINNING ON PAGE 11


      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                 THE DATE OF THIS PROSPECTUS IS AUGUST , 2005

                               PROSPECTUS SUMMARY

      The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

      As used throughout this prospectus, the terms "Thomas Equipment," "we," "us," "our", "successor" or "successor company" refer to Thomas Equipment, Inc., a Delaware corporation. The terms "Thomas Equipment Limited", "predecessor" or "predecessor company" refer to Thomas Equipment Limited, an unaffiliated company, whose business and certain assets we acquired effective October 1, 2004. The historical financial statements for the periods prior to October 1, 2004 and summaries thereof appearing in this prospectus are those of our predecessor company.

                             THOMAS EQUIPMENT, INC.

      We operate through two business segments, Thomas Equipment and Pneutech.


      Thomas Equipment manufactures and distributes through a worldwide network of dealers and distributors a full line of skid steer and mini skid steer loaders as well as attachments, mobile screening plants and six models of mini excavators. In addition to our industrial and construction products, Thomas manufactures a complete line of potato harvesting and handling equipment. Thomas Equipment also operates six retail stores, three in Atlantic Canada, one in Presque Isle, Maine, one in Aurora, Colorado and one in Chicago, Illinois.



      Pneutech and its subsidiaries are engaged in the fluid power industry providing distribution and manufacturing of pneumatic and hydraulic components and systems for the industrial market, distribution and manufacturing of hydraulic components and systems for the mobile market and manufacturing of hydraulic cylinders and metal gaskets for the industrial market. Pneutech is a strategic supplier to Thomas, as well as 15,000 other active customers. During the year ended June 30, 2004, Pneutech supplied Thomas with approximately $4 million in hydrostatic transmission equipment (8% of Pneutech's sales and 8% of Thomas' cost of sales during that period). Pneutech maintains nine manufacturing and distribution facilities in Canada and one manufacturing plant in South Korea. It has a diverse array of capabilities in the distribution of fluid power components as well as manufacturing spiral wound metal gaskets and steel components.



      Our principal executive offices are located at 1818 North Farwell Avenue, Milwaukee, Wisconsin 53202. Our telephone number is (312) 224-8812.

                                  THE OFFERING

Common  stock  outstanding before
the offering .....................      21,250,000 shares

Common stock offered by selling         Up to 27,152,360 shares assuming full conversion
stockholders .....................      of secured convertible notes in the aggregate principal
                                        amount of $15,900,000 (12,985,000 shares),
                                        exercise of 4,000,000 outstanding common
                                        stock purchase warrants (2,750,000
                                        shares issuable at $2.25; 1,000,000
                                        shares issuable at $3.00; and 250,000
                                        shares issuable at $4.00), and options
                                        (4,020,000 issuable at $.01) by the
                                        selling stockholders. This number would
                                        represent approximately 64.2% of our
                                        total outstanding stock, assuming the
                                        issuance of all such shares.
Common stock to be outstanding
after the offering ................     Up to 42,255,000 shares.

Use of proceeds ......................  We will not receive any proceeds from the sale of the  common  stock  hereunder.  We  will,  however,
                                        receive the sale price of any common
                                        stock we sell to the selling
                                        stockholders upon exercise of warrants
                                        or options. See "Use of Proceeds" for a
                                        complete description.

OTCBB Symbol ......................     TEQI

                         SUMMARY OF RECENT TRANSACTIONS

REORGANIZATION OF MAXIM MORTGAGE CORPORATION TO THOMAS EQUIPMENT, INC.

      On October 11, 2004, Thomas Equipment, Inc., formerly Maxim Mortgage Corporation, entered into an Agreement and Plan of Reorganization with Thomas Equipment 2004 Inc., and Thomas Ventures Inc., both of which were formed in 2004 for the purposes of the asset acquisition described below. Prior to the reorganization, Maxim Mortgage Corporation had no active business operations. Under the terms of the agreement, we acquired 100% of the common stock of Thomas Equipment 2004 and Thomas Ventures in exchange for the issuance by us of 16,945,000 common shares (approximately 94% of the outstanding shares immediately after the reorganization).

      Immediately prior to the reorganization, Thomas Equipment 2004, Inc. issued an aggregate of 12,945,000 shares of its common stock to 13 accredited investors, including certain of our officers, directors and principal stockholders, for an aggregate consideration of $129,450, and Thomas Ventures, Inc. issued an aggregate of 4,000,000 shares of its common stock to four accredited investors, including our principal stockholder, for an aggregate consideration of $2,000,000. The prices paid for shares of Thomas Equipment 2004 and Thomas Ventures were arbitrarily determined and did not bear any relationship to asset values or any other objective criteria of value. Shares of these two companies were exchanged on a one-for-one basis with shares of Thomas Equipment upon consummation of the reorganization. Current officers, directors and principal stockholders of Thomas Equipment, who beneficially own in the aggregate approximately 77% of the outstanding common stock of Thomas Equipment, owned the following shares of common stock of Thomas Equipment 2004, Inc. and Thomas Ventures, Inc.:

Thomas Equipment 2004, Inc.
---------------------------

Name                                          Shares
-----------------------------------------  ---------
Frank P. Crivello                          6,746,706
Frank P. Crivello SEP IRA                  2,000,000
4237901 Canada Inc. (owned
   by Clifford Rhee)                       2,875,294
David Marks                                  500,000

Thomas Equipment 2004, Inc.
---------------------------

Name                                          Shares
-----------------------------------------  ---------
Frank P. Crivello                          3,740,000
J.A.V.L. Investments (Jeffrey Araj)          200,000
Frank P. Crivello SEP IRA                     10,000


ACQUISITION OF OPERATING ASSETS FROM PREDECESSOR BUSINESS - THOMAS EQUIPMENT LIMITED


On November 9, 2004, Thomas Equipment 2004 acquired the business, fixed assets and inventory of Thomas Equipment Limited, an unrelated company, for $37,182,000 (including transaction costs), effective as of October 1, 2004. The purchase price of the assets was funded with cash consideration totalling $18,119,000 which was sourced from loans received from Laurus Master Fund, Ltd. and cash received from our founders for common stock. The balance of the purchase price of $19,063,000 was financed with the vendor (Thomas Equipment Limited) and its parent company (McCain Foods Limited), with a vendor take back note of $2,260,000; capital lease financing provided by the vendor of $5,254,000; the sale of preferred shares of our subsidiary Thomas Equipment 2004, Inc. of $8,370,000 to McCain; and the balance of $3,179,000 was a short term note payable to the vendor due in three payments starting one month after closing and then each of the two following months, which payments have been made.


      The acquisition was made pursuant to an Agreement of Purchase and Sale of Assets between Thomas Equipment 2004 and Thomas Equipment Limited, made as of October 1, 2004. Immediately before the acquisition of Thomas Equipment 2004 and Thomas Ventures, we had minimal business operations and sought a new line of business to create value for our shareholders. Prior to November 2004, Clifford Rhee, then president of Pneutech Inc. and currently president of Thomas Equipment and Pneutech, became aware that Thomas Equipment Limited had an interest in disposing of the Thomas Equipment Limited assets. The purchase price for the assets was based upon the net book value of the assets. Mr. Rhee negotiated for the purchase of the assets by Pneutech, but funding for the acquisition by Pneutech was not available. It was determined by Mr. Rhee that funding would be more readily available if the company were publicly traded. Mr. Rhee initially considered including both Pneutech and the Thomas Equipment Limited assets in a public vehicle, but ultimately determined it would be more practical to include only the Thomas Equipment Limited assets. After a period of time operating Thomas Equipment and Pneutech as separate entities, it was determined that the entities should be combined, since Pneutech was already a supplier to Thomas Equipment.

      Concurrently with the closing of the acquisition of the Thomas Equipment Limited assets, we entered into agreements with Laurus Master Fund, Ltd, pursuant to which we sold convertible debt, an option and a warrant to purchase common stock to Laurus in a private offering pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. The securities sold to Laurus were:


o A secured convertible minimum borrowing note with a principal amount of $8,000,000, which is convertible to common stock at a price of $1.50 per share;
o A secured convertible revolving note with a principal amount not to exceed $16,000,000, including the minimum borrowing amount, which is convertible to common stock at a price of $1.50 per share;
o A secured convertible term note with a principal amount of $6,000,000, which is convertible to common stock at a price of $1.50 per share;

o A common stock purchase warrant to purchase 2,200,000 shares of common stock of Thomas Equipment, at a purchase price of $2.25 per share, exercisable for a period of seven years;
o An option to purchase 4,020,000 shares of common stock of Thomas Equipment, at a purchase price of $.01 per share; and
o 1,980,000 shares of our common stock for a total purchase price of $19,800.

      On January 26, 2005, Thomas Equipment and Laurus amended certain terms of the original agreements to increase the maximum principal amount of the secured convertible revolving note to $20,000,000. In addition, we issued to Laurus a common stock purchase warrant exercisable to purchase 400,000 shares of our common stock for a period of seven years at a price of $2.25 per share.

ACQUISITION OF OPERATING BUSINESSES - PNEUTECH, INC. AND SUBSIDIARIES


      On February 28, 2005, we acquired 100% of the common stock of Pneutech, in exchange for the issuance by us of a total of 1,082,640 shares of our common stock and warrants to purchase 211,062 shares of common stock, exercisable at $3.00 per share. Upon the closing, Pneutech also redeemed all of its 929 preference shares and 530,000 special shares, which were owned by 3156176 Canada, Inc., for an aggregate of $508,000. Clifford Rhee, the President and a member of the Board of Directors of Thomas and Pneutech is the beneficial owner of 3156176 Canada, Inc., which was the owner of approximately 47% of the common shares, and all of the 929 preference shares and 530,000 special shares of Pneutech. Mr. Rhee received 467,767 shares of our common stock in exchange for his common shares in Pneutech.


Roynat Merchant Capital Inc.

      Concurrently with the acquisition of Pneutech, in order to refinance existing debt of Pneutech and to fund the acquisition by us, we entered into financing agreements with Roynat Merchant Capital Inc. Roynat Capital Inc., an affiliate of Roynat Merchant Capital, had provided financing to Pneutech which was terminated upon the closing of the acquisition. In connection therewith, on the closing the following transactions occurred:

o Roynat Capital was paid $2,259,000 in consideration for the cancellation of its Pneutech preferred shares and payment of accrued dividends thereon;

o Roynat Capital was paid $1,008,000 in consideration for the cancellation of warrants previously issued by Pneutech to Roynat
      Capital;
o Roynat Capital was paid $3,227,000 in full satisfaction of all amounts due pursuant to a convertible debenture issued by Pneutech to Roynat Capital;
o we sold a subordinated debenture to Roynat Merchant Capital Inc. with a face amount of $5,343,000; and
o     we issued warrants to Roynat Merchant Capital Inc. to purchase
      1,000,000 shares of common stock at an exercise price of $3.00 per share.

   The subordinated debenture was due and payable in full on December 30, 2005 and bore interest at the stated rate of 15% per annum. The subordinated debenture was repaid in full in April 2005.

Laurus Master Fund, Ltd.

      Concurrently with the acquisition of Pneutech, Laurus and Thomas Equipment amended certain terms of the original agreements, including the following:

o we issued to Laurus an additional secured convertible term note in the principal amount of $1,900,000, which is convertible to common stock at a price of $1.50 per share;
o we issued to Laurus a common stock purchase warrant for 150,000 shares of common stock exercisable for a period of seven years at a price of $2.25 per share; and
o the payments on the previously issued secured convertible term note in the principal amount of $6,000,000 were delayed until July 1, 2005, at which time the initial monthly payment in the amount of $206,896 is due and is due each month thereafter until the note is paid in full.

For a complete description of each of the foregoing transactions, see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Overview."

Royal Bank of Canada

      On June 15, 2005, Pneutech entered into a credit facilities agreement with the Royal Bank of Canada. Pneutech's subsidiaries, Rousseau Controls, Inc. and Hydramen Fluid Power Limited are also parties to the credit agreement. Under the terms of the credit agreement, Pneutech will be provided with a CD$15,000,000 revolving credit facility and Pneutech and its subsidiaries will also be provided an additional CD$750,000 revolving lease line of credit. The effectiveness of the Credit Agreement with Royal Bank of Canada is dependent upon satisfactory completion of a security agreement and other documents ancillary to the credit agreement. The proceeds of the credit facility will be used to repay Pneutech's obligations to HSBC Bank Canada, obligations of the subsidiaries and for additional working capital.

      Pneutech is permitted to borrow an amount based upon its eligible accounts receivable and eligible unencumbered inventory, as defined in the credit agreement. The loans will generally accrue interest at the bank's prime rate, plus .25%, which is payable monthly in arrears. The obligations under the credit agreement will be secured by all of the assets of Pneutech and its subsidiaries, including but not limited to inventory and accounts receivable. In addition, Thomas Equipment will provide a guarantee of all obligations under the credit agreement. The obligations under the credit agreement are payable in full on March 30, 2006.

                      REMAINDER OF PAGE INTENTIONALLY BLANK

SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

 (In thousands of U.S. dollars, except share and per share data)

      The following three pages contain selected financial information related to (a) the successor company Thomas Equipment (since our inception on October 1, 2004), (b) our predecessor company Thomas Equipment Limited, (c) Pneutech which we acquired on February 28, 2005, and (d) pro forma combined condensed statement of operations information as if Pneutech had been acquired as of July 1, 2003. For a more detailed discussion of the businesses and the acquisitions you should refer to the overview section in Management's Discussion and Analysis.

      The summary historical financial data of the Predecessor as of June 30, 2004 and 2003 and for each of the years then ended has been derived from the audited financial statements of our predecessor company. The summary historical financial data of the Predecessor for the three and nine months ended March 31, 2004 and the three months ended September 30, 2004 have been derived from the unaudited interim financial statements of our predecessor company which have been prepared on a basis consistent with the Predecessor's audited annual financial statements.

      The summary historical financial data of the Successor as of March 31, 2005 and for the three and six months ended March 31, 2005 has been derived from our unaudited consolidated interim financial statements. In the opinion of management, such unaudited financial data reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the results for those periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any future period.

      The summary historical financial data of Pneutech as of February 28, 2005 and for the four months then ended has been derived from Pneutech's unaudited consolidated interim financial statements. In the opinion of management, such unaudited financial data reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the results for that period. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year or any future period. The summary historical financial data of Pneutech as of October 31, 2004 and 2003 and for each of the two years then ended has been derived from the audited financial statements of Pneutech.


      The audited financial statements of the Predecessor as of June 30, 2004 and 2003 and for each of the two years in the period ended June 30, 2004, the unaudited consolidated financial statements of the Successor as of March 31, 2005 and for the six months ended March 31, 2005, the audited consolidated financial statements of Pneutech as of October 31, 2004 and for each of the two years in the period then ended and the unaudited consolidated financial statements of Pneutech as of February 28, 2005 and for the four months then ended are included elsewhere in this prospectus.

      The summary pro forma combined condensed statement of operations information has been derived from the unaudited pro forma combined condensed statements of operations included elsewhere in this prospectus, which have been prepared by our management from our financial statements, from the historical financial statements of our predecessor, Thomas Equipment Limited, and the historical financial statements of Pneutech, which are also included in this prospectus. The unaudited pro forma combined condensed statements of operations reflect adjustment as if the financing required in the acquisition of certain assets of Thomas Equipment Limited and the acquisition of Pneutech, including the effects of certain financing and refinancing related to the Pneutech acquisition, had occurred on July 1, 2003 and 2004. The pro forma adjustments are based upon estimates and certain assumptions that management believes are reasonable in the circumstances. The summary pro forma financial data is for informational purposes only and should not be considered indicative of actual results that would have been achieved had the acquisition of Pneutech actually been consummated on July 1, 2003 and 2004 and do not purport to indicate results of operations as of any future date or for any future period.


      The following data should be read in conjunction with the "Unaudited Pro Forma Combined Condensed Statement Of Operations," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of our predecessor company, the financial statements of Pneutech and our consolidated financial statements included elsewhere in this prospectus.

      Because the following is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements from which this information was derived and their explanatory notes and Management's Discussion and Analysis, before making an investment decision.

      THOMAS EQUIPMENT AND PREDECESSOR BUSINESS (THOMAS EQUIPMENT LIMITED)

                           ----Successor Business----- |  ----------------------------Predecessor Business-------------------------
                                                       |
                                                       |  Unaudited        Unaudited      Unaudited
                             Unaudited     Unaudited   |    Three           Three            Nine
                               Three      Six Months   |    Months          Months         Months          Year           Year
                           Months Ended      Ended     |     Ended           Ended          Ended          Ended          Ended
                             March 31,      March 31,  |  September 30,     March 31,      March 31,      June 30,       June 30,
                               2005           2005     |     2004             2004           2004           2004           2003
                           ------------   ------------ | --------------   ------------   ------------   ------------   ------------
Statement  of  Operations                              |
  Data:                                                |
     Revenues              $     17,036   $     31,452 | $       13,857   $     12,622   $     39,199   $     55,705   $     49,274
     Gross profit                 2,266          4,540 |          2,087          1,720          5,221          8,146          5,659
     Operating loss              (1,707)        (8,930)|         (1,088)        (1,591)        (4,139)        (6,916)          (982)
     Net loss                    (3,934)       (12,092)|         (1,602)        (1,594)        (4,207)       (11,555)        (1,020)
                           ------------   ------------ | --------------   ------------   ------------   ------------   ------------
  Common Share Data:                                   |
     Net loss  per share-                              |
       Basic and diluted          (0.19)         (0.60)|          (0.19)         (0.60)         (1.59)         (4.16)         (0.39)
                                                       |
     Common shares                                     |
       outstanding           20,435,393     20,214,088 |      8,643,000      2,643,000      2,643,000      2,774,507      2,643,000
                                                       |
Balance Sheet Data:                                    |
     Total assets          $     93,652             -- |             --             --             --   $     51,186   $     51,945
     Working capital                                   |
       (deficit)                  4,663             -- |             --             --             --        (25,223)        23,202
     Shareholders' equity                              |
       (deficit)                 15,570             -- |             --             --             --        (11,766)       (21,667)

                                    PNEUTECH


                                  Unaudited
                                 Four Months
                                    Ended        Year Ended    Year Ended
                                 February 28,    October 31,   October 31,
                                     2005           2004          2003
                                 ------------   ------------  ------------
Statement of Operations
Data:
    Revenues                     $     16,400   $     49,040  $     37,971
    Gross profit                        3,515        10,882         8,197
    Operating income                      454          1,849         1,144
    Net income (loss)                  (1,171)           192          (328)

Common Share Data:
    Net income (loss) per share
       - Basic and diluted             (55.23)          6.31        (13.27)
    Common shares outstanding          21,202         30,452        24,721

Balance Sheet Data:
    Total assets                 $     34,390   $     35,075  $     28,593
    Working capital                     1,257          1,306         1,875
    Shareholders' equity                3,256          4,381         3,859


                      REMAINDER OF PAGE INTENTIONALLY BLANK

              UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following information is derived from our unaudited pro forma combined condensed statements of operations, included elsewhere in this prospectus, as if the financing required in the acquisition of certain assets of Thomas Equipment Limited and the acquisition of Pneutech, including the effects of certain financing and refinancing related to the Pneutech acquisition, had occurred on July 1, 2003 and 2004. Certain pro forma adjustments and eliminations have been reflected to account for the combination and are described in the notes to the unaudited pro forma combined condensed statements of operations.


                                                    Nine Months
                                                      Ended         Year Ended
                                                     March 31,       June 30,
                                                        2005           2004
                                                    ------------   ------------
                       Statement of Operations
                       Data:
                           Revenues                 $     71,859   $     97,559
                           Gross profit                   12,062         17,218
                           Operating income (loss)        (3,124)        (5,884)
                           Net income (loss)              (9,849)       (17,642)

                       Common Share Data:
                           Net loss per share- Basic       (0.46)         (0.83)
                           Common shares outstanding  21,250,000     21,250,000



                       REMAINDER OF PAGE INTENTIONALLY BLANK

        Amounts reported throughout this prospectus derived from specific financial statements are translated to U.S. dollars at various period end rates or average period rates. Other amounts not related to results of operations or financial condition have been translated into U.S. dollars at the March 31, 2005 translation rate of $0.822 U.S. dollars per Canadian dollar


      As noted in the financial summary above, the financial statements and Management's Discussion and Analysis of Financial Condition and Results of
  Operations amounts are stated in thousands. Amounts in all other sections of this prospectus are stated in whole dollars .


RISK FACTORS

      This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. Each of the following risks may materially and adversely affect our business, results of operations and financial condition. These risks may cause the market price of our common stock to decline, which may cause you to lose all or a part of the money you paid to buy our common stock.

      We provide the following cautionary discussion of risks, uncertainties and possible inaccurate assumptions relevant to our business and our products. These are factors that we think could cause our actual results to differ materially from expected results.

RISKS RELATING TO OUR BUSINESS

THOMAS EQUIPMENT LIMITED, OUR PREDECESSOR, WAS IN POOR FINANCIAL CONDITION AND HAD A HISTORY OF OPERATING LOSSES WHICH RAISED SUBSTANTIAL DOUBT ABOUT ITS ABILITY TO CONTINUE AS A GOING CONCERN AT THE DATE WE ACQUIRED THEIR OPERATING BUSINESS AND CERTAIN ASSETS.

      As described in Thomas Equipment Limited's financial statements, Thomas Equipment Limited was not generating sufficient cash flows to cover its operating costs and to fund investments in working capital and additions to property, plant and equipment. Thomas Equipment Limited also had a working capital deficit and shareholder's deficiency at October 1, 2004, the date we acquired their business and certain assets. For the year ended June 30, 2004, Thomas Equipment Limited had sales of $55,705,000 and a net loss of $11,555,000. In their report dated January 7, 2005, Thomas Equipment Limited's independent registered public accountants, PricewaterhouseCoopers LLP indicated that the financial statements were affected by conditions and events that cast substantial doubt on Thomas Equipment Limited's ability to continue as a going concern. If we are unable to overcome these financial difficulties, our success in the future may also be in jeopardy.

      WE HAVE EXPERIENCED SIGNIFICANT LOSSES SINCE OCTOBER 1, 2004, AND MUST OBTAIN NEEDED CAPITAL THROUGH OPERATIONS OR OTHER SOURCES OR WE WILL BE REQUIRED TO CURTAIL OR CEASE CERTAIN OPERATIONS

      Since our acquisition of this business on October 1, 2004 we have also experienced negative cash flows in our first six months of operations which is likely to continue until such time as our receivables become due and their collection will begin to offset the cash used in paying our operating expenses. For the three months ended December 31, 2004, we had sales of $14,416,000 and a net loss of $8,158,000, which included non-cash items totaling approximately $7,500,000 consisting primarily of stock based compensation, depreciation, and amortization of debt discount related to the issuance of warrants. For the three months ended March 31, 2005, we had sales of $17,036,000 and a net loss of $3,934,000, which included non-cash items totaling approximately $2,100,000 consisting primarily of depreciation, and amortization of debt discount. Our ability to continue as a going concern and to meet our obligations as they fall due is dependant upon timely collection of receivables, our ability to secure additional financing as required and upon attaining profitable operations. Although we believe we have sufficient funding in place to enable us to continue as a going concern for at least the next 12 months, there is no assurance that our collections will be timely or that we will have access to available borrowings if needed in the future. The failure to obtain any such needed capital could cause us to curtail or cease particular operations.

WE HAVE IN THE PAST AND MAY IN THE FUTURE ACQUIRE OTHER BUSINESSES WHICH COULD BE DIFFICULT TO INTEGRATE, THEREBY REDUCING OUR OPPORTUNITIES FOR SUCCESS.

      We recently completed the acquisitions of Thomas Equipment 2004 and Pneutech. In the future, we may acquire or make strategic investments in other complementary businesses. We have limited experience in acquiring or investing in other businesses and we may not be successful in completing, financing, or integrating an acquired business into our existing operations.

      Any such acquisitions could involve the dilutive issuance of equity securities or the incurrence of debt. In addition, although we have not experienced any of these problems to date, the acquisition of businesses pose numerous additional risks, such as:

o unanticipated costs associated with the acquisition or investment; o diversion of management time and resources; o problems in assimilating and integrating the new business operations; o potential loss of key customers or personnel of an acquired company; o increased legal and compliance costs; and o unanticipated liabilities of an acquired company.

      Further, although an acquired company may have already developed and marketed products, we can not assure you that the products will continue to be successful, that product enhancements will be made in a timely fashion or that pre-acquisition due diligence will have identified all possible issues that might arise with respect to the acquired company or its products and that could materially and adversely affect our business.

WE FACE INTENSE COMPETITION FROM MULTINATIONAL MANUFACTURERS, WHICH COULD MATERIALLY AND ADVERSELY AFFECT PRICING POLICIES AND RESULTANT PROFITABILITY.

      Thomas Equipment's construction equipment product lines face competition in each of our markets. In general, each line competes with a small group of companies, all of which are larger than Thomas Equipment. In addition, the agriculture equipment industry has become significantly consolidated, which affects our ability to compete. The agriculture equipment markets in North America are highly competitive and require substantial capital outlays. We compete within these equipment markets based primarily on products sold, price, quality, service and distribution. From time to time, the intensity of competition results in price discounting in a particular industry or region. Such price discounting puts pressure on margins and can negatively impact operating profit. Outside of the United States and Canada, certain competitors enjoy competitive advantages inherent to operating in their home countries.

       Our outlook depends on a forecast of our share of industry sales. An unexpected reduction in that share could result from pricing or product strategies pursued by competitors, unanticipated product or manufacturing difficulties, a failure to price the product competitively, or an unexpected buildup in competitors' new machine or dealer owned rental fleets, leading to severe downward pressure on machine rental rates and/or used equipment prices. The environment also remains very competitive from a pricing standpoint. Additional price discounting would result in lower than anticipated price realization.

OUR SALES GROWTH IS TIED TO GLOBAL ECONOMIC CONDITIONS AND CHANGES IN INTEREST RATES AND CURRENCY EXCHANGE RATES COULD AFFECT OUR ANTICIPATED REVENUE.

            We are exposed to market risk from changes in interest rates as well as fluctuations in currency. A worldwide economic recovery is now underway. If interest rates rise significantly, this recovery could be less robust than assumed, likely weakening our machinery sales.

      We currently do not engage in hedging transactions that would mitigate losses from changes in interest rates or currency fluctuation which could result in higher than expected costs or lower than expected sales.

WE RELY HEAVILY ON COMMODITIES IN THE MANUFACTURING OF OUR EQUIPMENT AND PRICE FLUCTUATIONS CAN HAVE A MATERIAL AND ADVERSE AFFECT ON THE COST STRUCTURE OF OUR BUSINESS.

      We are exposed to fluctuations in market prices for commodities, especially steel. Due to increasing global demand for steel, coupled with steel supply constraints, the cost of steel increased significantly during 2004 (the world steel price index rose approximately 125% between June 2003 and June
2004). At this time, we are unable to predict the potential impact of future increases in steel costs on the cost of our products, or our ability, if any, to increase the selling price of our products to cover such costs. We have not yet established arrangements to hedge commodity prices and, where possible, to limit near-term exposure to fluctuations in raw material prices. As a result, the cost to manufacture our products may rise at a time when we are unable to increase the selling price of such products.


OUR BUSINESS IS SUBJECT TO ENVIRONMENTAL REGULATIONS, WITH WHICH THE FAILURE TO COMPLY COULD RESULT IN SUBSTANTIAL PENALTIES.


      We are regulated by various local and international environmental laws governing our use of substances and control of emissions in all our operations. Compliance with these laws could have a material impact on our capital expenditures, earnings, or competitive position. Our failure or inability to comply with the applicable laws and regulations could result in monetary or other penalties, resulting in unanticipated expenditures or restrictions on our ability to operate.


WE ARE DEPENDENT ON THIRD-PARTY DEALERS FOR MUCH OF OUR THOMAS EQUIPMENT SALES, WHICH COULD REDUCE OUR ABILITY TO GAIN A FOOTHOLD IN THE MARKETPLACE.

      We are attempting to build the Thomas brand through direct retail sales, dealer networks and major supply agreements with companies such as United Rental, the largest US equipment rental chain. Dealers carry inventories of both new and rental equipment and adjust those inventories based on their assessments of future needs. Such adjustments can impact our results either positively or negatively. The current outlook assumes dealers will reduce inventories slightly in the coming year; more drastic reductions would adversely affect sales.

WE HAVE RECENTLY ENTERED INTO A SUPPLY AGREEMENT WITH HYUNDAI HEAVY INDUSTRIES CO., LTD., THE LOSS OF WHICH WOULD RESULT IN SIGNIFICANTLY LOWER SALES THAN ANTICIPATED.

      In February 2005, we entered into an agreement with Hyundai Heavy Industries Co., Ltd. pursuant to which we were engaged as the sole and exclusive supplier of private label skid loaders, accessories and parts to be sold by Hyundai throughout the world. The initial term of the agreement with Hyundai is for two years and will be automatically renewed for successive terms of one year unless terminated. We anticipate sales to Hyundai to represent a substantial portion of our skid loader sales for the foreseeable future, although there is no minimum sales requirement contained in the agreement. The termination of the Hyundai agreement for any reason or a volume of sales which is materially below our anticipated levels would result in substantially lower sales revenue for Thomas Equipment overall.

SATISFACTION OF SUBSTANTIAL ADDITIONAL PRODUCTION ORDERS WILL REQUIRE ADDITIONAL PRODUCTION CAPACITY, THE UNAVAILABILITY OF WHICH COULD RESULT IN LOST REVENUES AND LIABILITIES TO CUSTOMERS.

We anticipate a substantial increase in production capacity needs as a result of contracts with Hyundai and others. We are currently in the final stages of commencing production in a new production facility in Busan, South Korea to address these needs. Although this facility was completed in August 2005 and we anticipate it will be capable of production in September 2005, there can be no assurance that the facility will be capable of the production required for our customers. To the extent that the facility is not able to produce the products required in sufficient capacity, we may not be able to satisfy customer orders, which could result in lost revenues as well as potential liabilities to customers for failure to complete production of their orders. The construction costs of this facility were approximately $4,900,000, which were paid from the proceeds of our April 2005 offering of preferred stock.

A DISRUPTION OR TERMINATION OF OUR RELATIONSHIPS WITH CERTAIN SUPPLIERS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR OPERATIONS.

      Certain of the components included in our products are obtained from a limited number of suppliers, including in particular the engines used for our skid loaders. Disruption or termination of supplier relationships could have a material adverse effect on our operations. We believe that alternative sources could be obtained, if necessary, but the inability to obtain sufficient quantities of the components or the need to develop alternative sources, if and as required in the future, could result in delays or reductions in product shipments which in turn may have an adverse effect on our operating results and customer relationships.

WE MAY FACE PRODUCT LIABILITY CLAIMS, WHICH COULD RESULT IN LOSSES IN EXCESS OF OUR INSURANCE COVERAGE OR IN OUR INABILITY TO OBTAIN ADEQUATE INSURANCE COVERAGE IN THE FUTURE.

      Like most manufacturing companies, we may be subject to significant claims for product liability and may have difficulty in obtaining product liability insurance or be forced to pay high premiums. We currently have product liability insurance and have not been subject to material claims for product liability. However, there can be no assurance that we will be able to obtain adequate insurance in the future or that our present or future insurance would prove adequate to cover potential product claims.


OUR SALES ARE SUBJECT TO NUMEROUS POLITICAL FACTORS, INCLUDING TERRORIST ATTACKS WHICH COULD CAUSE UNANTICIPATED DECLINES IN SALES.

Political factors in the United States and abroad have a major impact on global companies. Our business outlook assumes that there will be no major terrorist attacks. If there is a major terrorist attack, confidence could be undermined, causing a sharp drop in economic activities and our sales. Attacks in major developed economies would be the most disruptive.


RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENTS

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

      As of the date of this prospectus, we had 21,250,000 shares of common stock issued and outstanding and we had convertible notes which could require the issuance of 23,685,000 additional shares of common stock to Laurus Master Fund, Ltd., convertible preferred stock which is convertible into 8,333,333 shares of common stock and options and warrants which could require the issuance of 11,689,395 additional shares of common stock. Of these shares, 27,152,360 including the shares issuable upon conversion of certain of the convertible notes and upon exercise of certain of our warrants and options, are being registered hereunder. Upon registration, such shares may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CONVERTIBLE NOTES AND EXERCISE OF OUTSTANDING WARRANTS AND OPTIONS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

      The issuance of shares upon conversion of the convertible notes and exercise of warrants and options may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the stock at a price lower than the current market prices. Although Laurus may not convert their convertible notes and/or exercise their warrants if such conversion or exercise would cause them to beneficially own more than 9.99% of our outstanding common stock, this restriction does not prevent Laurus from converting and/or exercising some of their holdings, selling the shares obtained and then converting the rest of their holdings. In this way, Laurus could sell more than this limit while never holding more than this limit.


IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING SECURED CONVERTIBLE NOTES TO LAURUS AT AN UNEXPECTED TIME, WE COULD DEPLETE OUR WORKING CAPITAL. OUR INABILITY TO REPAY THE SECURED CONVERTIBLE NOTES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

      In November 2004, we entered into various agreements, as subsequently amended, with Laurus for the sale of up to $27,900,000 principal amount of secured promissory notes. The $7,900,000 of secured convertible term notes are due and payable, with interest, on a monthly basis over a three-year period, unless sooner converted into shares of our common stock. The secured convertible revolving note and secured convertible minimum borrowing note in the maximum amount of $20,000,000 are due in three years, unless sooner converted into shares of our common stock. Any event of default such as our failure to repay the principal or interest when due, our failure to pay any taxes when due, our failure to perform under and/or commit any breach of the security agreements or any ancillary agreement, any event of default under any other indebtedness by us or any of our subsidiaries could require the early repayment of the secured convertible notes at a rate of 115%, including a default interest rate on the outstanding principal balance of the notes if the default is not cured within the specified grace period. In addition, we are not currently in compliance with our obligations to register the shares of common stock issuable to Laurus. Since July 21, 2005, we have been accruing penalties in the amount of 2% of the maximum amount due under the notes, per month. If we have not completed the registration of the shares issuable to Laurus by August 20, 2005, it would also constitute a default under the notes. If we are required to repay the secured convertible notes, we would be required to use our limited working capital and we would need to raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

IF AN EVENT OF DEFAULT OCCURS UNDER THE SECURITY AGREEMENT, SECURED CONVERTIBLE NOTES, WARRANTS, STOCK PLEDGE AGREEMENT OR SUBORDINATION AGREEMENT, THE INVESTORS COULD TAKE POSSESSION OF ALL OUR AND OUR SUBSIDIARIES' ASSETS.

    In connection with the security agreement we entered into in November 2004, as subsequently amended, we executed a stock pledge agreement in favor of Laurus granting them a first priority security interest in the common stock of our subsidiaries, all of our and our subsidiaries' goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The security agreement and stock pledge agreement state that if an event of default occurs under any agreement with the lenders, the lenders have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

IF WE SELL ANY SECURITIES AT AN EFFECTIVE PRICE BELOW THE CONVERSION PRICE OF OUR LAURUS SECURED CONVERTIBLE NOTES OR EXERCISE PRICE OF OUR LAURUS WARRANTS, SUCH CONVERSION AND EXERCISES PRICES WILL BE LOWERED, RESULTING IN ADDITIONAL DILUTION TO SHAREHOLDERS

      We have allocated and registered in this offering 15,735,000 shares of common stock to cover the conversion of the secured convertible notes and exercise of warrants by Laurus. If we engage in a lower priced transaction than our current financing arrangements with Laurus while the convertible secured convertible notes or warrants are outstanding, then the conversion price of the secured convertible notes and exercise price of the warrants will be adjusted to the lower transaction price and we may be required to issue additional shares of common stock to Laurus. If this occurs, the number of shares which are registered pursuant to this prospectus may not be adequate. Accordingly, we may be required to file a subsequent registration statement covering additional shares. If the shares we have allocated and are registering herewith are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection therewith.

IF WE SELL ANY SECURITIES AT AN EFFECTIVE PRICE BELOW $3.00 PER SHARE, THE EXERCISE PRICE OF OUR ROYNAT WARRANTS WILL BE LOWERED, RESULTING IN ADDITIONAL DILUTION TO SHAREHOLDERS

      We have allocated and registered in this offering 1,000,000 shares of common stock to cover the exercise of warrants by Roynat Merchant Capital. If we engage in a lower priced transaction than $3.00 per share while the Roynat warrants are outstanding, then the exercise price of the warrants will be adjusted to account for the dilution to Roynat and we may be required to issue additional shares of common stock to Roynat. If this occurs, the number of shares which are registered pursuant to this prospectus may not be adequate. Accordingly, we may be required to file a subsequent registration statement covering additional shares. If the shares we have allocated and are registering herewith are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection therewith.

WE ARE REQUIRED TO REDEEM OR PURCHASE OUR SUBSIDIARY'S PREFERENCE SHARES, WHICH WILL REQUIRE US TO PAY $8,220,000, WHICH MAY NOT BE AVAILABLE OR WHICH WOULD REDUCE WORKING CAPITAL

      In connection with our acquisition of the assets of Thomas Equipment Limited, our wholly-owned subsidiary, Thomas Equipment 2004 Inc. sold Preference Shares having a value of $8,220,000 to McCain Foods Limited, the owner of Thomas Equipment Limited. We may redeem the preference shares at any time and are required to purchase them from McCain on April 26, 2006, if not previously redeemed. We may be unable to pay such amount due to unavailability of sufficient working capital. In such event, we would be required to raise additional capital which may not be available on reasonable terms or at all or we could become subject to legal suit by McCain for payment of all amounts due to them.

OUR COMMON STOCK MAY BE SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

      The Securities and Exchange Commission has adopted Rule 3a51-1 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased

      In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and

o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

      Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

FORWARD-LOOKING STATEMENTS

      Information in this prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the use of words such as "believes," "estimates," "could," "possibly," "probably," "anticipates," "projects," "expects," "may," "will," or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, fluctuations in currency exchange rates or interest rates, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise of the option and/or warrants. We expect to use the proceeds received from the exercise of the option and/or warrants, if any, for general working capital purposes. We do not intend to use the proceeds for any payments to our officers, directors or principal stockholders.


                      REMAINDER OF PAGE INTENTIONALLY BLANK

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

      Our common stock is currently quoted on the Over-The-Counter Bulletin Board under the symbol TEQI. For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. The below prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions. All prices have been adjusted for a one-for-40 reverse stock split effected in October 2004.


                                                        -----------------------
                                                                  2005
                                                        -----------------------
Common Stock                                              High         Low
-------------------------------------------------------------------------------

Third Quarter  Through  August 5, 2005                    $   4.75     $   3.70

Second  Quarter  Ended  June  30, 2005                    $   6.10     $   3.00

First  Quarter  Ended  March  31, 2005                    $   8.00     $   3.90


                                                        -----------------------
                                                                  2004
                                                        -----------------------
Common Stock                                              High         Low
-------------------------------------------------------------------------------

Fourth Quarter Ended December 31, 2004                    $   5.00     $   0.40

Third Quarter Ended September 30, 2004                    $   2.00     $   1.20

Second Quarter Ended June 30, 2004                        $   2.40     $   1.20

First Quarter Ended March 31, 2004                        $   2.40     $   0.40


                                                        -----------------------
                                                                  2003
                                                        -----------------------
Common Stock                                              High         Low
-------------------------------------------------------------------------------

Fourth Quarter Ended December 31, 2003                    $   2.80     $   0.80

Third Quarter Ended September 30, 2003                    $   2.40     $   1.20

Second Quarter Ended June 30, 2003                        $   8.00     $   1.60

First Quarter Ended March 31, 2003                        $   3.20     $   0.40



      As of August 1, there were approximately 263 stockholders of record of our common stock. Our registrar and transfer agent is Interwest Stock Transfer, Inc.

DIVIDEND POLICY

      We have not adopted any policy regarding the payment of dividends on our common stock. We do not intend to pay any cash dividends on our common stock in the foreseeable future. All cash resources are expected to be invested in developing our business. We are not permitted to pay dividends on our common stock except with the prior consent of Laurus.


                       REMAINDER OF PAGE INTENTIONALLY BLANK

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis of the financial condition and results of our operations relates to the successor company Thomas Equipment, Inc. since our inception on October 1, 2004, and to our predecessor company Thomas Equipment Limited and therefore covers periods prior and subsequent to our acquisition of the business and assets of the predecessor company. We acquired Pneutech on February 28, 2005 and its results of operations from that date are included in our operating results.
     The financial statements underlying the discussion that follows are those of the Predecessor as of June 30, 2004 and 2003 and for each of the two years in the period ended June 30, 2004, the unaudited consolidated financial statements of the Successor as of March 31, 2005 and for the six months ended March 31, 2005 and the consolidated financial statements of Pneutech as of October 31, 2004 and for each of the two years in the period then ended, which are included elsewhere in this prospectus. The discussion should be read in conjunction with those financial statements and the notes thereto.

      Amounts reported throughout this discussion derived from specific financial statements are translated at various period end rates or average period rates. Other amounts not related to results of operations or financial condition have been translated to U.S. dollars at the March 31, 2005 rate of $0.822 per Canadian dollar.

      This discussion contains forward-looking statements that involve risks and uncertainties. All statements regarding future events, our future financial performance and operating results, our business strategy and our financing plans are forward-looking statements. In many cases, you can identify forward-looking statements by terminology, such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue," or the negative of such terms and other comparable terminology. These statements are only predictions. Known and unknown risks, uncertainties and other factors could cause our actual results to differ materially from those projected in the forward-looking statements. In evaluating these statements, you should specifically consider various factors, including, but not limited to, those set forth under "Risk Factors" and elsewhere in this prospectus.

     UNLESS OTHERWISE MARKED, ALL AMOUNTS ARE IN U.S. DOLLARS IN THOUSANDS,
                         EXCEPT SHARE AND PER SHARE DATA

OVERVIEW
------------------------------------------------------------------------------


      Thomas Equipment, Inc., the successor business, has two business segments, Thomas Equipment and Pneutech.

      Thomas Equipment manufactures and distributes through a worldwide network of dealers and distributors a full line of skid steer and mini skid steer loaders as well as attachments, mobile screening plants and six models of mini excavators. In addition to industrial and construction products, Thomas Equipment manufactures a complete line of potato harvesting and handling equipment, and also operates six retail stores, three in Atlantic Canada, one in Presque Isle, Maine, one in Aurora, Colorado and one in Chicago, Illinois. Thomas Equipment Limited originated in 1943 as a manufacturer of farm equipment and in 1964, was acquired by McCain Foods Limited. In 1969, Thomas Equipment Limited further diversified its product line with the development of the world's first hydrostatic drive skid steer loader. Today, this business manufactures a full line of skid steer loaders, attachments, screening plants, excavators, and other agricultural and industrial equipment as noted above.

      Pneutech, established in 1973, and its subsidiaries are engaged in the fluid power industry providing distribution and manufacturing of pneumatic and hydraulic components and systems for the industrial market, distribution and manufacturing of hydraulic components and systems for the mobile market and manufacturing of hydraulic cylinders and metal gaskets for the industrial market. Pneutech is a strategic supplier to Thomas Equipment, as well as 15,000 other active customers. During the year ended June 30, 2004, Pneutech supplied Thomas with approximately $4 million in hydrostatic transmission equipment (8% of Pneutech's sales and 8% of Thomas' cost of sales during that period). Pneutech maintains nine manufacturing and distribution facilities in Canada and one manufacturing plant in South Korea. It has a diverse array of capabilities in the distribution of fluid power components as well as manufacturing spiral wound metal gaskets and steel components.

      Although a significant portion of our sales are transacted in the U.S., Korea and Europe, most of our assets and operations are in Canada and, as a result, our functional currency for recording transactions is the Canadian dollar, which is then translated into U.S. dollars for reporting purposes.

REORGANIZATION OF MAXIM MORTGAGE CORPORATION TO THOMAS EQUIPMENT, INC.

      On October 11, 2004, Thomas Equipment, Inc., formerly Maxim Mortgage Corporation, entered into an Agreement and Plan of Reorganization with Thomas Equipment 2004 Inc. and Thomas Ventures Inc., both of which were formed in 2004 for the purposes of the asset acquisition described below. Prior to the reorganization:

       Maxim Mortgage Corporation had no active business operations; Clifford Rhee, our president and a principal stockholder, was the sole officer and director of Thomas Equipment 2004, Inc.; and
      David Marks, our Chairman and a principal stockholder, was the sole officer and director of Thomas Ventures, Inc.

      Immediately before the acquisition of Thomas Equipment 2004 and Thomas Ventures, we had minimal business operations and sought a new line of business to create value for our shareholders. Prior to November 2004, Clifford Rhee, then president of Pneutech Inc. and currently president of Thomas Equipment and Pneutech became aware that Thomas Equipment Limited had an interest in disposing of the Thomas Equipment Limited assets. The purchase price for the assets was based upon the net book value of the assets. Mr. Rhee negotiated for the purchase of the assets by Pneutech, but funding for the acquisition by Pneutech was not available. It was determined by Mr. Rhee that funding would be more readily available if the company were publicly traded. Mr. Rhee initially considered including both Pneutech and the Thomas Equipment Limited assets in a public vehicle, but ultimately determined it would be more practical to include only the Thomas Equipment Limited assets. After a period of time operating Thomas Equipment and Pneutech as separate entities, it was determined that the entities should be combined, since Pneutech was already a supplier to Thomas Equipment.

        Under the terms of the agreement, we acquired 100% of the common stock of Thomas Equipment 2004 and Thomas Ventures in exchange for the issuance by us of 16,945,000 common shares (approximately 94% of the outstanding shares immediately after the reorganization). The average share price paid for the 16,945,000 shares of Thomas Equipment 2004 and Thomas Ventures exchanged for shares of Thomas Equipment stock was $.0775. Current officers, directors and principal stockholders of Thomas Equipment, who beneficially own in the aggregate approximately 77% of the outstanding common stock of Thomas Equipment, owned the following aggregate shares of common stock of Thomas Equipment 2004, Inc. and Thomas Ventures, Inc.:
                                                                  Average
      Name                                      Shares           Price Paid
-----------------------------------------------------------------------------
Frank P. Crivello                             10,336,706        $       .1874
Frank P. Crivello SEP IRA                      2,010,000        $       .0124
4237901 Canada Inc. (owned by                  2,875,294        $         .01
Clifford Rhee)
David Marks                                      500,000        $         .01

      Although we were the legal acquirer, Thomas Equipment 2004 has been identified as the accounting acquirer and as such the acquisition has been accounted for as a recapitalization. The officers and directors of Thomas Equipment 2004 and Thomas Ventures assumed similar positions with us. As a result, our consolidated financial statements represent the results of operations and cash flows of the accounting acquirer from the date of its inception, October 1, 2004.

      Immediately prior to the reorganization:

      Thomas Equipment 2004, Inc. issued an aggregate of 12,945,000 shares of its common stock to 13 accredited investors for an aggregate consideration of $129. Of such shares, 8,746,706 shares were purchased for $87 by Frank Crivello, a principal stockholder, 100,000 shares were purchased by Frank Crivello's spouse for $1, 500,000 shares were purchased for $5 by David Marks, our Chairman and a principal stockholder, and 2,875,294 shares were purchased for $28 by a corporation controlled by Clifford Rhee, our President and a principal stockholder.

      Thomas Ventures, Inc. issued an aggregate of 4,000,000 shares of its common stock to four accredited investors, for an aggregate consideration of $2,000. Of such shares, 160,000 shares were purchased by the Frank Crivello SEP IRA, and 3,590,000 shares were purchased by Frank Crivello.

      The fair value of the common stock was estimated to be $0.47 per share, based on the cash price of $0.50 paid by certain of our founders and the trading price of the shares immediately after the reorganization of $0.45. The difference between the consideration received and the fair value resulted in an immediate expense of $5,520.

ACQUISITION OF OPERATING ASSETS FROM PREDECESSOR BUSINESS - THOMAS EQUIPMENT LIMITED

      On November 9, 2004, Thomas Equipment 2004 acquired, effective as of October 1, 2004, the business, fixed assets and inventory of Thomas Equipment Limited, a wholly-owned subsidiary of McCain Foods Limited, an unrelated company, for $37,182. Thomas Equipment Limited is considered to be a predecessor business of ours. As a result, we have included discussions of its results of operations for the periods prior to the acquisition.

      Prior to acquisition, Thomas Equipment Limited was not generating sufficient cash flows to cover its operating costs and to fund investments in working capital and additions to property, plant and equipment, and also had a working capital deficit and shareholder's deficit at the date acquired. We have obtained a flexible borrowing base in connection with the acquisition of Thomas Equipment Limited's business and certain of its assets to fund our operations which we believe will provide us with sufficient resources to operate for the next twelve months (see discussion of Liquidity and Capital Resources below).

      The acquisition was made pursuant to an Agreement of Purchase and Sale of Assets between Thomas Equipment 2004 and Thomas Equipment Limited, made as of October 1, 2004. The purchase price paid was $37,182, paid as follows:

o     $200 was paid upon execution of the acquisition agreement on October
      11, 2004;

o     $16,267 was paid in cash upon the closing of the acquisition;

o $2,260 is payable in two equal, annual payments (commencing one year after the closing), pursuant to a promissory note which bears interest at 4% per annum;

o $8,370 received for 1,000 Thomas Equipment 2004 preference shares that were sold on closing to McCain Foods Limited, the parent of Thomas Equipment Limited; and

o $3,179 was due in installments for inventory at October 1, 2004 in excess of $20.2 million. These installments have been paid.

o $5,254 in capital lease obligations were entered into with Thomas Equipment Limited.

o     $1,652 was paid for transaction costs related to the acquisition.

      In connection with the foregoing, the following agreements were also entered into:

o Customary non-competition, non-solicitation and confidentiality agreements were granted by Thomas Equipment Limited and McCain Foods.

o Thomas Equipment and Thomas Equipment 2004 entered into two two-year lease agreements with Thomas Equipment Limited, pursuant to which we leased three properties from Thomas Equipment Limited in Centreville, Florenceville and Grand Falls, New Brunswick and a property in Presque Isle, Maine.

o Thomas Equipment 2004 sold to McCain 1,000 preference shares for a price of $8,370. The holder of the preference shares is entitled to receive dividends at the rate of 8% per annum, payable annually on a cumulative basis. The preference shares are redeemable at the option of Thomas Equipment 2004 or the holder, for CD$10,000 ($8,220 at March 31, 2005), plus accrued and unpaid dividends. We are required to purchase the shares from McCain on April 26, 2006, if not earlier redeemed.

o A corporation controlled by Clifford Rhee, our new President, together with Igor Kent, Mr. Rhee's business partner, have jointly agreed to guarantee the obligations of Thomas Equipment 2004 to redeem McCain's preference shares in Thomas Equipment 2004.

      In connection with the foregoing, the Company has also agreed with McCain, for certain periods of time:

o to retain Clifford Rhee as President and Chief Executive Officer of the Company; and

o not to reorganize, dissolve, make a voluntary assignment for the benefit of creditors or otherwise take action to seek protection from creditors.

      Concurrently with the closing of the acquisition of the Thomas Equipment Limited assets, we entered into agreements with Laurus Master Fund, Ltd, a Cayman Islands corporation, pursuant to which we sold convertible notes, an option and a warrant to purchase common stock to Laurus in a private offering pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933. The securities sold to Laurus were:

o A secured convertible minimum borrowing note with a principal amount of $8,000, which is convertible to common stock at a price of $1.50 per share;
o A secured convertible revolving note with a principal amount not to exceed $16,000, including the minimum borrowing amount, which is convertible to common stock at a price of $1.50 per share;
o A secured convertible term note with a principal amount of $6,000, which is convertible to common stock at a price of $1.50 per share;
o A common stock purchase warrant to purchase 2,200,000 shares of common stock of Thomas Equipment, at a purchase price of $2.25 per share, exercisable for a period of seven years;
o An option to purchase 4,020,000 shares of common stock of Thomas Equipment, at a purchase price of $.01 per share; and
o      1,980,000 shares of our common stock for a total purchase price of $20.

    We are permitted to borrow an amount based upon eligible accounts receivable, inventory and fixed assets, as defined in the agreements with Laurus. We must pay certain fees for any unused portion of the credit facility or in the event the facility is terminated prior to expiration. Our obligations under the notes are secured by all of our assets. The notes mature on November 9, 2007. Annual interest on the notes is equal to the "prime rate" published in The Wall Street Journal from time to time, plus 3.0%, provided, that, such annual rate of interest may not be less than 7.5%, subject to certain downward adjustments resulting from certain increases in the market price of our common stock.

    The principal amount of the secured convertible term note is repayable at the rate of $207 per month together with accrued but unpaid interest, commencing on July 1, 2005. Such amounts may be paid, at the holder's option (i) in cash with a 3% premium; or (ii) in shares of common stock, assuming the shares of common stock are registered under the Securities Act of 1933. If paid in shares of common stock the number of shares to be issued shall equal the total amount due, divided by $1.50. If the average closing price of the common stock for five consecutive trading days prior to an amortization date is equal to or greater than $1.65, we may require the holder to convert into common stock an amount of principal, accrued interest and fees due under the secured convertible term note equal to a maximum of 25% of the aggregate dollar trading volume of the common stock for the 22 consecutive trading days prior to a notice of conversion. The term note may be redeemed by us in cash by paying the holder 103% of the principal amount, plus accrued interest. The holder of the secured convertible term note may require us to convert all or a portion of the secured convertible term note, together with interest and fees thereon at any time. The number of shares to be issued shall equal the total amount to be converted, divided by $1.50.

    The principal amount of the secured convertible minimum borrowing note, together with accrued interest thereon is payable on November 9, 2007. The secured convertible minimum borrowing note may be redeemed by us in cash by paying the holder 105% of the principal amount, plus accrued interest. The holder of the term note may require us to convert all or a portion of the term note, together with interest and fees thereon at any time. The number of shares to be issued shall equal the total amount to be converted, divided by $1.50.

      Upon an issuance of shares of common stock below the fixed conversion price, the fixed conversion price of the notes will be reduced accordingly. The conversion price of the secured convertible notes may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution. 115% of the full principal amount of the secured convertible notes are due upon default under the terms of the secured convertible notes. We are not currently in compliance with our obligations to register the shares of common stock issuable to Laurus. Since July 21, 2005, we have been accruing penalties in the amount of 2% of the maximum amount due under the notes, per month. If we have not completed the registration of the shares issuable to Laurus by August 20, 2005, it would also constitute a default under the notes. Laurus has contractually agreed to restrict its ability to convert the secured convertible notes if such conversion would exceed the difference between the number of shares of common stock beneficially owned by the holder or issuable upon exercise of the warrant and the option held by such holder and 9.99% of our outstanding shares of common stock.

      On January 26, 2005, Thomas Equipment and Laurus amended certain terms of the original agreements to increase the maximum principal amount of the secured convertible revolving note to $20,000. In addition, we issued Laurus a common stock purchase warrant exercisable to purchase 400,000 shares of our common stock for a period of seven years at a price of $2.25 per share.

ACQUISITION OF OPERATING BUSINESSES - PNEUTECH, INC. AND SUBSIDIARIES

      On February 28, 2005, we acquired 100% of the common stock of Pneutech, in exchange for the issuance by us of a total of 1,082,640 shares of our common stock and warrants to purchase 211,062 shares of common stock, exercisable at $3.00 per share. Based on the market price of our common stock when the terms of the Pneutech acquisition were agreed and announced, the common stock was valued at $3,470. The warrants were valued at $260 using the Black-Scholes option pricing model, based on the value of our common stock when the acquisition terms were agreed and announced. An additional 167,360 shares of common stock were issued as of the closing in exchange for the cancellation of approximately $494 of debt owed by Pneutech. We also paid $6,494 to repay certain Pneutech debt and preferred stock and to redeem outstanding stock warrants.

      Upon the closing, Pneutech also redeemed all of its 929 preference shares and 530,000 special shares, which were owned by 3156176 Canada, Inc., for an aggregate of $508. Clifford Rhee, the President and a member of the Board of Directors of Thomas and Pneutech is the beneficial owner of 3156176 Canada, Inc., which was the owner of approximately 47% of the common shares, and all of the 929 preference shares and 530,000 special shares of Pneutech. Mr. Rhee received 467,767 shares of our common stock in exchange for his common shares in Pneutech. Neither Mr. Rhee nor any other officer, director or principal stockholder of Thomas received any benefits or other consideration in connection with the acquisition of Pneutech, except as disclosed above. Since the closing of the acquisition, Mr. Rhee continues to serve as President of both the Company and Pneutech. Clifford Rhee, David Marks, Kenneth Shirley and James Patty, the members of our Board of Directors, were appointed as members of the Pneutech board upon the closing. Mr. Rhee generally negotiated on behalf of Pneutech, in concert with the other principal stockholder of Pneutech, while David Marks, chairman of Thomas, negotiated on behalf of Thomas. Mr. Rhee's conflict of interest was disclosed to the shareholders of Pneutech.

Roynat Merchant Capital Inc.


      Concurrently with the acquisition of Pneutech, in order to refinance existing debt of Pneutech and to fund the acquisition by us, we entered into financing agreements with Roynat Merchant Capital Inc. Roynat Capital Inc., an affiliate of Roynat Merchant Capital, had provided financing to Pneutech which was terminated upon the closing of the acquisition. In connection therewith, on the closing the following transactions occurred:


o Roynat Capital was paid $2,259 in consideration for the cancellation of its Pneutech preferred shares and payment of accrued dividends thereon;
o Roynat Capital was paid $1,008 in consideration for the cancellation of warrants previously issued by Pneutech to Roynat Capital;
o Roynat Capital was paid $3,227 in full satisfaction of all amounts due pursuant to a convertible debenture issued by Pneutech to Roynat Capital;
o we sold a subordinated debenture to Roynat Merchant Capital Inc. with a face amount of $5,343; and
o     we issued warrants to Roynat Merchant Capital Inc. to purchase
      1,000,000 shares of common stock at an exercise price of $3.00 per share.

   The subordinated debenture was due and payable in full on December 30, 2005 and bore interest at the stated rate of 15% per annum. The subordinated debenture was repaid in full in April 2005.

Laurus Master Fund, Ltd.

      Concurrently with the acquisition of Pneutech, we amended certain terms of the original agreements with Laurus, as follows:


o we issued to Laurus an additional secured convertible term note in the principal amount of $1,900, which is convertible to common stock at a price of $1.50 per share;

o we issued to Laurus a common stock purchase warrant for 150,000 shares of common stock exercisable for a period of seven years at a price of $2.25 per share; and
o the payments on the previously issued secured convertible term note in the principal amount of $6,000 were delayed until July 1, 2005, at which time the initial monthly payment in the amount of $207 is due and shall be due each month thereafter until the note is paid in full.

    The principal amount of the secured convertible term note is repayable at the rate of $66 per month together with accrued but unpaid interest, commencing on July 1, 2005. Such amounts may be paid, at the holder's option (i) in cash with a 3% premium; or (ii) in shares of common stock, assuming the shares of common stock are registered under the Securities Act of 1933. If paid in shares of common stock the number of shares to be issued shall equal the total amount due, divided by $1.50. If the average closing price of our common stock for five consecutive trading days prior to an amortization date is equal to or greater than $1.65, we may require the holder to convert into common stock an amount of principal, accrued interest and fees due under the secured convertible term note equal to a maximum of 25% of the aggregate dollar trading volume of the common stock for the 22 consecutive trading days prior to a notice of conversion. The secured convertible term note may be redeemed by us in cash by paying the holder 103% of the principal amount, plus accrued interest. The holder of the term note may require us to convert all or a portion of the secured convertible term note, together with interest and fees thereon at any time. The number of shares to be issued shall equal the total amount to be converted, divided by $1.50.

      Upon an issuance of shares of common stock below the fixed conversion price, the fixed conversion price of the secured convertible notes will be reduced accordingly. The conversion price of the secured convertible notes may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution.


      115% of the full principal amount of the secured convertible note is due upon default under the terms of the convertible note. We are not currently in compliance with our obligations to register the shares of common stock issuable to Laurus. Since July 21, 2005, we have been accruing penalties in the amount of 2% of the maximum amount due under the notes, per month. If we have not completed the registration of the shares issuable to Laurus by August 20, 2005, it would also constitute a default under the notes. Laurus has contractually agreed to restrict its ability to convert all convertible notes if such conversion would exceed the difference between the number of shares of common stock beneficially owned by the holder or issuable upon exercise of the warrant and the option held by such holder and 9.99% of our outstanding shares of common stock.


                      REMAINDER OF PAGE INTENTIONALLY BLANK

                              RESULTS OF OPERATIONS

  Although the revenue generating activities of Thomas Equipment Limited, the predecessor business, remained significantly intact after the acquisition, there have been changes in our distribution strategy, cost structure, and financing activities. Additionally, unlike the predecessor business, we do not currently engage in hedging transactions although we may do so in the future. As a result, we believe that the expenses of the predecessor business are not representative of our current business, financial condition or results of operations. Accordingly, where practicable we have included various forward looking statements regarding effects of our new operating structure.

  Because of the integrated nature of Thomas Equipment's manufacturing operations and common administrative and marketing support functions, the Thomas Equipment business is treated by management as a single operating segment for the purpose of making operating decisions and assessing performance.


The discussion that follows of Results of Operations is in the following sections:

o Results of operations for the year ended June 30, 2004 compared to 2003 (predecessor);
o     Results of operations for the three months ended March 31, 2005
      (successor);
o     Results of operations for the three months ended March 31, 2004
      (predecessor);
o     Results of operations for the six months ended March 31, 2005
      (successor);
o Results of operations for the three months ended September 30, 2004 (predecessor);
o     Results of operations for the nine months ended March 31, 2004
      (predecessor);
o Fiscal 2005 forward looking outlook (successor).


RESULTS OF OPERATIONS FOR THE YEAR ENDED JUNE 30, 2004 COMPARED TO 2003

  The information contained in this section, "For the year ended June 30, 2004 compared To 2003" is related to our predecessor and is the only section in this MD&A that has been reviewed with management of that predecessor business, Thomas Equipment Limited, a wholly-owned subsidiary of McCain Foods
                                    Limited.

Going Concern

      The financial statements of the predecessor business, Thomas Equipment Limited, have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business for the foreseeable future. This company was not generating sufficient cash flows to cover its operating costs and to fund investments in working capital and additions to property, plant and equipment, and also had a working capital deficit and shareholder's deficiency at the date the business was acquired by Thomas Equipment.

      These conditions cast substantial doubt upon the validity of the going concern assumption. Thomas Equipment Limited's parent, McCain Foods Limited, has committed to provide financial support to ensure Thomas Equipment Limited is able to settle its obligations after the sale of its business, fixed assets and inventory to Thomas Equipment. However, this commitment is limited to Thomas Equipment Limited's remaining obligations as they become due and does not involve any continued financial support of the business now operated by Thomas Equipment.

      As a result, the ability of Thomas Equipment to continue as a going concern and to meet its obligations as they fall due is dependant upon our ability to secure additional financing as required and upon attaining profitable operations (see Liquidity and Capital Resources section below for further discussion on this matter).

Market Conditions and Company Developments in 2004

      In 2004, Thomas Equipment Limited continued to operate under challenging market conditions. The weakness of the U.S. dollar negatively impacted Thomas Equipment Limited's financial performance, as the majority of Thomas Equipment Limited's costs and expenses were incurred in Canadian dollars. In addition, escalating raw material costs, particularly steel (the world steel price index rose approximately 125% between June 2003 and June 2004) put pressure on gross margins and the uncertainty of raw material costs is expected to continue to remain a challenge for Thomas Equipment in the future.

      Thomas Equipment Limited's market share in the Canadian loader market for 2004 was approximately 3.76% compared to approximately 3.50% in 2003, based on information obtained from the Association of Equipment Manufacturers.

      2004 represented a vital year for Thomas Equipment Limited in terms of innovation. The new to market T900 Screen, which is less expensive and more mobile compared to a competitor's similar product, was developed to meet the needs and wants of customers. Product lines were also expanded to include a variety of loaders and mini skids (T320, T205, T250/ T255, 35DT).

---------------------------------------------------------------------------------------
FOR THE YEAR ENDED JUNE 30       2003                     2004                % CHANGE
---------------------------------------------------------------------------------------
                                                                                2003 TO
                                                                                 2004
REVENUES                      $ 49,274     100.0%      $ 55,705      100.0%       13.1%
  COST OF SALES                 43,615      88.5%        47,559       85.4%        9.0%
GROSS PROFIT                     5,659      11.5%         8,146       14.6%       43.9%
  SELLING EXPENSES               5,810      11.8%         6,179       11.1%        6.4%
  G&A EXPENSES                   3,551       7.2%         5,472        9.8%       54.1%
  RESEARCH AND DEVELOPMENT         134       0.3%         1,052        1.9%      685.1%
  PROVISION FOR DOUBTFUL
    ACCOUNTS                       197       0.4%         1,657        3.0%      741.0%
  OTHER EXPENSE (INCOME)        (3,051)     (6.2%)          702        1.3%      123.0%
OPERATING LOSS                    (982)     (2.0%)       (6,916)     (12.4%)     604.3%
  NET FINANCIAL (INCOME)           (34)     --            4,574        8.2%        *
EXPENSE
  PROVISION FOR INCOME TAXES        72       0.1%            65        0.1%      (9.72%)
NET LOSS                        (1,020)     (2.1%)      (11,555)     (20.7%)   1,032.8%

      * Percentage too large to be meaningful


REVENUES

  Revenues increased by 13% to $55,705 for the year ended June 30, 2004 compared to $49,274 for fiscal 2003. Overall sales volumes in 2004 remained relatively unchanged from 2003, although the product mix changed due to a decision in fiscal 2004 to reduce the number of loaders being sold through the auction channel, and focus on enhancing stronger dealer relationships to allow Thomas Equipment Limited to increase its overall profitability on its sales. By the end of fiscal 2004, Thomas Equipment Limited had entirely exited the sale of loaders through the auction channel.

  The primary reasons for the increase in revenues relates to selling price increases to compensate for escalating raw material increases (price increases ranged between 3% - 5% depending on geographical location and product line), coupled with the weakening of the U.S. dollar, as approximately 35% of Thomas Equipment Limited sales were denominated in non-US dollar currencies (primarily the Euro and Canadian dollar) whose relative value increased compared to the previous year.

COST OF SALES AND GROSS PROFIT

  Cost of sales increased by 9% to $47,559 for the year ended June 30, 2004 compared to $43,615 for fiscal 2003 mainly due to a 40% increase in Thomas Equipment Limited's cost of steel (which accounts for approximately 10% of Thomas Equipment Limited's cost of sales) coupled with the weakening of the U.S. dollar which increased manufacturing costs, as those costs are primarily incurred in Canadian dollars.

  As a result of the above, gross profit margin increased by 43.9% to $8,146 for the year ended June 30, 2004 compared to $5,659 for fiscal 2003.

SELLING EXPENSES

  Selling expenses increased by 6.4% to $6,179 for the year ended June 30, 2004 compared to $5,810 for fiscal 2003. As a percentage of revenues, selling costs decreased from 11.8% in 2003 to 11.1% in 2004. This decrease primarily related to Thomas Equipment Limited's focus on its dealer network versus the use of auctions in 2003.

GENERAL AND ADMINISTRATIVE EXPENSES

  General and administrative expenses, which consist of administrative expenses, insurance, legal and other non-manufacturing related expenses, increased by 54.1%, or $1,921, to $5,472 in fiscal 2004 compared to $3,551 for fiscal 2003.
  The increase in these costs is due in part to the weakening of the U.S. dollar as the majority of these costs are incurred in Canadian dollars. This was coupled with higher product liability insurance premiums and deductible costs, higher legal fees resulting from marketing the company for sale, completion of an environmental audit and more aggressive attempts to collect delinquent accounts, and higher employee benefit costs due to the reduction in the discount rate used to determine the annual benefit cost.

RESEARCH AND DEVELOPMENT COSTS

  Research and development costs, including outsourced engineering costs, increased by $918 from $134 in fiscal 2003 to $1,052 in fiscal 2004 in an effort to expand and improve Thomas Equipment Limited's product lines.

PROVISION FOR DOUBTFUL ACCOUNTS

  Thomas Equipment Limited's provision for doubtful accounts expense increased by $1,460, or 741% to $1,657 in fiscal 2004 from $197 in fiscal 2003. The terms of Thomas Equipment Limited's trade and financing receivables extend for periods of between 6 - 18 months before they start to become due for payment. During the first quarter of 2004 (September 30, 2003), the number and magnitude of overdue accounts started to increase relating to sales from as early as mid 2002, when the U.S. economy, and to a certain extent the world, was in an economic recession. As a result, during the second quarter of 2004, management performed a detailed review and investigation of their aged receivables and determined that an increase in the provision was required to reserve for the accounts that were becoming overdue. This was continually monitored throughout the year and collection efforts were stepped up in an attempt to collect these overdue accounts. See critical accounting policies below for a description of the policy and the risk of actual results being different than estimates used in determining a provision for doubtful accounts.

OTHER INCOME (EXPENSE), NET

  Other income (expense) consisted primarily of restructuring charges & foreign currency gains and losses, and amounted to a net expense of $702 in 2004 compared to a net income of $3,051 in 2003. Significant reasons for this change are as follows:

o Thomas Equipment Limited recorded a restructuring charge of approximately $886 in 2004 related to severance costs associated with a decision to terminate certain employees. The restructuring program's goal was to reduce annual costs by approximately $1,500 (including salaries, benefits and travel).

o A foreign exchange loss of $106 was recorded in 2004 versus a gain of $3,061 in 2003 on foreign currency forward exchange contracts entered into to manage some of the company's foreign exchange risk on its U.S. dollar sales. The gain in fiscal 2003 was primarily caused by the weakening of the U.S. dollar against the Canadian dollar over the course of fiscal 2003 as the fair value of Thomas Equipment Limited's foreign exchange contracts was greater on June 30, 2003 compared to June 30, 2002. In fiscal 2004, many of the contracts with positive fair values matured resulting in a relatively small net loss for the year.

NET FINANCIAL INCOME (EXPENSE)

  Net financial expense, consisting of interest income (expense) and dividends on preferred stock, amounted to an expense of $4,574 in 2004 compared to an income of $34 in 2003. In 2004, Thomas Equipment Limited recorded a dividend of $4,565 which comprised significantly all of the change from 2003. In fiscal 2003, prior to the adoption of SFAS 150, the dividends on the preferred stock were recorded as dividends in the consolidated statement of shareholder's deficiency. As most of the Thomas Equipment Limited's financial support from the McCain group was in the form of preferred shares throughout fiscal 2003 and most of 2004, interest charges from affiliates within the McCain group only amounted to $256 in 2004 and $134 in 2003. Other net interest income amounted to $247 in 2004 and $165 in 2003 which primarily came from receivables.

PROVISION FOR INCOME TAXES

  Thomas Equipment Limited has historically experienced operating losses, and as Thomas Equipment Limited's management were uncertain as to whether Thomas Equipment Limited would be able to utilize these tax losses before they expire, they provided a reserve for the income tax benefits associated with Thomas Equipment Limited's net future tax assets which primarily relate to its cumulative net operating losses. The amounts recorded as an income tax expense related to large corporation taxes and income taxes incurred by its European subsidiary, Thomas Europe NV.

NET LOSS

  As a result of the above, Thomas Equipment Limited reported a net loss of $11,555, for fiscal 2004, compared to a net loss of $1,020 for fiscal 2003.

COMPREHENSIVE LOSS

  Thomas Equipment Limited recorded losses for currency translation adjustments of $165 and $2,369 for fiscal 2004 and 2003, respectively, related to the translation of its accounts to U.S. dollars for reporting purposes.


                      REMAINDER OF PAGE INTENTIONALLY BLANK

         RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2005

The information contained in this section is that of the successor Thomas Equipment, Inc. for the three months ended March 31, 2005 (unaudited), which includes the one month, since acquisition, of Pneutech, Inc..

            -------------------------------------------------------

             Revenues                          $ 17,036      100.0%
               Cost of Sales                     14,770       86.7%
             Gross Profit                         2,266       13.3%
               Selling Expenses                   1,759       10.3%
               G&A Expenses                       1,931       11.3%
             Provision for Doubtful Accounts         57        0.3%
               Stock Based Compensation            --          --
               Other (Income) expense               226        1.3%
             Operating Loss                      (1,707)     (10.0%)
             Net Financial (Income) Expense       2,227       13.1%
               Provision for Income Taxes          --          --
             Net Loss                            (3,934)     (23.1%)
            -------------------------------------------------------

            -------------------------------------------------------

Revenues


      For the three months ended March 31, 2005, revenues were $17,036 and include $4,876 for the one month of Pneutech since its acquisition. Excluding Pneutech, overall sales volumes in the quarter ended March 31, 2005 remained relatively unchanged from the quarter ended December 31, 2004.


Cost of Sales and Gross Profit


      For the three months ended March 31, 2005 cost of sales were $14,770 and include $3,808 for the one month of Pneutech since its acquisition. As a percentage of sales, costs of sales were 86.7% for the three months ended March 31, 2005 which is a slight increase from 84.5% during the quarter ended December 31, 2004. This slight increase is mainly due to an increase in the price of steel.


      As a result of the above, gross profit margin was $2,266 or 13.3%.

Selling Expenses

      For the three months ended March 31, 2005, selling expenses were $1,759 and include $339 for the one month of Pneutech since its acquisition. As a percentage of sales, selling costs were 10.3% which is an increase from 9.3% during the quarter ended December 31, 2004. This increase primarily resulted from additional expenditures in focusing on increasing our market share.

General and Administrative Expenses

      For the three months ended March 31, 2005, General and Administrative expenses were $1,931 and include $573 for the one month of Pneutech since its acquisition. As a percentage of sales, general and administrative costs were 11.3% which is an increase from 8.3% during the quarter ended December 31, 2004. This increase is primarily the result of professional fees related to becoming public.

Provision for Doubtful Accounts

      Provision for doubtful accounts expense was $57 for the quarter ended March 31, 2005. Because of our limited history, we use the historical experience of our predecessor in providing for credit losses.

Other Income (Expense), Net

      Other income (expense), consisting of foreign currency losses and other miscellaneous expenses, amounted to an expense of $226 in the quarter ended March 31, 2005.

Net Financial Income (Expense)

      Net financial income (expense), consisting of interest income (expense), amortization of debt discounts and debt premiums and dividends on preferred stock, amounted to an expense of $2,227 in the quarter ended March 31, 2005. In the current fiscal year we entered into various debt agreements which resulted in financing charges consisting of amortization of deferred financing costs, warrant, stock option, beneficial conversion feature and premium amortization of approximately $1,414 (an effective interest rate of 8%); dividends on preferred shares of approximately $163 (an effective interest rate of 8%) and interest charges on issued debt of $650.

Provision for Income Taxes

      During the quarter ended March 31, 2005, we experienced a loss for tax purposes. Our predecessor had historically experienced operating losses and management is uncertain as to whether we will be able to utilize these tax losses before they expire. As a result, we have provided a reserve for the income tax benefits associated with our net operating losses, until such time profitability is reasonably assured and it becomes more likely than not that we will be able to utilize such assets.

Net Loss

      As a result of the above, we reported a net loss of $3,934 for the quarter ended March 31, 2005.

Comprehensive Loss

      For the quarter ended March 31, 2005, we recorded a gain for currency translation adjustments of $176. This gain is the result of differences in our functional currency, the Canadian dollar, and our reporting currency, the U.S. dollar.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2004

The information contained in this section is that of our predecessor, Thomas Equipment Limited, for the three months ended March 31, 2004 (unaudited).

            -------------------------------------------------------

             Revenues                          $ 12,622      100.0%
               Cost of Sales                     10,902       86.4%
             Gross Profit                         1,720       13.6%
               Selling Expenses                   1,561       12.4%
               G&A Expenses                       1,588       12.6%
             Provision for Doubtful Accounts        265        2.1%
               Stock Based Compensation            --          --
               Other (Income) expense              (103)      (0.8%)
             Operating Loss                      (1,591)     (12.6%)
             Net Financial (Income) Expense         (14)       --
               Provision for Income Taxes            17        --
             Net Loss                            (1,594)     (12.6%)
            -------------------------------------------------------

            -------------------------------------------------------

Revenues

      For the three months ended March 31, 2004, Thomas Equipment Limited had revenues of $12,622. Selling prices were increased during the quarter to compensate for escalating raw material increases (approximately 3%). The impact of this increase was approximately $400.

Cost of Sales and Gross Profit

      For the three months ended March 31, 2004, Thomas Equipment Limited's cost of sales was $10,902. As a percentage of sales, costs of sales were 86.4% for the three months ended March 31, 2004. This percentage is similar to that of Thomas Equipment Limited's fiscal years ended June 30, 2004 and 2003.

      As a result of the above, gross profit margin was $1,720 or 13.6%.

Selling Expenses

      For the three months ended March 31, 2004, Thomas Equipment Limited's selling expenses were $1,561. As a percentage of sales, selling costs were 12.4% which is a 5% increase from fiscal year 2003. This increase primarily resulted from additional expenditures in 2004 as Thomas Equipment Limited exited from auction sales and focused on increasing dealer sales.

General and Administrative Expenses

      For the three months ended March 31, 2004 Thomas Equipment Limited's general and administrative expenses were $1,588. As a percentage of sales, general and administrative costs were 12.6%. This is an 18% increase from Thomas Equipment Limited's three months ended December 31, 2004 and is primarily related to higher product liability insurance premiums and deductible costs, higher legal fees resulting from marketing the company for sale, completion of an environmental audit and more aggressive attempts to collect delinquent accounts, and higher employee benefit costs due to the reduction in the discount rate used to determine the annual benefit cost.

Provision for Doubtful Accounts

      Provision for doubtful accounts expense for Thomas Equipment Limited was $265 for the three months ended March 31, 2004. During this period, Thomas Equipment Limited was increasing its provision to compensate for certain accounts that were becoming overdue, as determined by the predecessor's management review during the quarter ended March 31, 2004.

Other Income (Expense), Net

      Other income (expense), consisting primarily of foreign currency gains and losses, amounted to an income of $884 during the three months ended March 31, 2004. During this period, Thomas Equipment Limited, had net revaluation gains on its foreign currency forward exchange contracts entered into to manage some of the company's foreign exchange risk on its U.S. dollar sales due to the weakening of the U.S. dollar against the Canadian dollar over the period.

Net Financial Income (Expense)

      During the three months ended March 31, 2004, Thomas Equipment Limited had net financial expense of $14. Most of Thomas Equipment Limited's financial support from the McCain group was in the form of preferred shares resulting in interest charges from affiliates within the McCain group offset by other net interest income which primarily came from receivables.

Provision for Income Taxes

      Thomas Equipment Limited experienced operating and tax losses. Thomas Equipment Limited had historically experienced operating losses, and as Thomas Equipment Limited's management were uncertain as to whether Thomas Equipment Limited would be able to utilize these tax losses before they expire, they provided a reserve for the income tax benefits associated with Thomas Equipment Limited's net future tax assets which primarily relate to its cumulative net operating losses.

Net Loss

      As a result of the above, Thomas Equipment Limited reported a net loss of $1,594 for the three months ended March 31, 2004.

Comprehensive Loss

      Currency translation adjustments amounted to a gain of $269 for the three months ended March 31, 2004 related to the translation of accounts to U.S. dollars for reporting purposes.


RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED MARCH 31, 2005.

      The information contained in this section is that of the successor Thomas Equipment, Inc. for the six months ended March 31, 2005 (unaudited), which includes the one month, since acquisition, of Pneutech, Inc.


            -------------------------------------------------------

             Revenues                          $ 31,452      100.0%
               Cost of Sales                     26,912       85.6%
             Gross Profit                         4,540       14.4%
               Selling Expenses                   3,120        9.9%
               G&A Expenses                       3,346       10.6%
             Provision for Doubtful Accounts        131        0.4%
              Stock Based Compensation            6,431       20.4%
               Other (Income) Expense               442       (1.4%)
             Operating Loss                      (8,930)     (28.4%)
              Net Financial (Income) Expense      3,162       10.1%
               Provision for Income Taxes          --          --
             Net Loss                           (12,092)     (38.4%)
            -------------------------------------------------------

            -------------------------------------------------------

Revenues

      For the six months ended March 31, 2005, revenues were $31,452 and include $4,876 for the one month of Pneutech since its acquisition. Excluding Pneutech overall sales, volumes in the quarters ended March 31, 2005 and December 31, 2004 remained relatively unchanged.

Cost of Sales and Gross Profit

      For the six months ended March 31, 2005 cost of sales were $26,912 and include $3,808 for the one month of Pneutech since its acquisition. As a percentage of sales, costs of sales were 85.6%.

      As a result of the above, gross profit margin was $4,540 or 14.4%.

Selling Expenses

      For the six months ended March 31, 2005, selling expenses were $3,120 and include $339 for the one month of Pneutech since its acquisition. As a percentage of sales, selling costs were 9.9%. This percentage is slightly below what we experienced during the three months ended March 31, 2005 (10.3%).

General and Administrative Expenses

      For the six months ended March 31, 2005, General and Administrative expenses were $3,346 and include $573 for the one month of Pneutech since its acquisition. As a percentage of sales, general and administrative costs were 10.6% which is an increase from 8.3% during our first quarter of operations ended December 31, 2004. This increase is primarily the result of professional fees incurred during the quarter ended March 31, 2005 related to becoming public.

Provision for Doubtful Accounts

      Provision for doubtful accounts expense was $172 for the six months ended March 31, 2005. Because of our limited history, we use the historical experience of our predecessor in providing for credit losses.

Stock Based Compensation


      At our inception and during the quarter ended December 31, 2004, we issued 16,945,000 shares to our founders for $2,451 or an average of $0.14 per share and sold 1,980,000 shares to Laurus for $20. The fair value of the common stock was estimated to be $0.47 per share, based on the cash price of $0.50 paid by certain of our founders and the trading price of the shares immediately after the reorganization of $0.45. We have recorded $6,431 as an immediate expense for the difference in the values.


Other Income (Expense), Net

      Other income (expense), consisting primarily of foreign currency gains and losses and other miscellaneous items, amounted to an expense of $442 in the six months ended March 31, 2005.

Net Financial Income (Expense)

      Net financial income (expense), consisting of interest income (expense), amortization of debt discounts and debt premiums and dividends on preferred stock, amounted to an expense of $3,162 for the six months ended March 31, 2005. Since inception, we entered into various debt agreements which resulted in financing charges consisting of amortization of deferred financing costs, warrants, stock option, beneficial conversion feature and premiums of approximately $1,700 (an effective interest rate of 8%); dividends on preferred shares of approximately $256 (an effective interest rate of 8%) and interest charges on issued debt of approximately $1,200 (an effective interest rate of 8%).

Provision for Income Taxes

      During the six months ended March 31, 2005, we experienced a loss for tax purposes. Our predecessor had historically experienced operating losses and management is uncertain as to whether we will be able to utilize these tax losses before they expire. As a result, we have provided a reserve for the income tax benefits associated with our net operating losses, until such time as profitability is reasonably assured and it becomes more likely than not that we will be able to utilize such assets.

Net Loss

      As a result of the above, we reported a net loss of $12,092 for the six months ended March 31, 2005.

Comprehensive Loss

      For the six months ended March 31, 2005, we recorded a loss for currency translation adjustments of $50. This gain is the result of differences in our functional currency, the Canadian dollar, and our reporting currency, the U.S. dollar.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004

The information contained in this section is that of our predecessor, Thomas Equipment Limited, for the three months ended September 30, 2004 (unaudited).


            -------------------------------------------------------

             Revenues                          $ 13,857      100.0%
               Cost of Sales                     11,770       84.9%
             Gross Profit                         2,087       15.1%
               Selling Expenses                   1,797       13.0%
               G&A Expenses                       2,221       16.0%
             Provision for Doubtful Accounts         41        0.3%
               Other (Income) Expense              (884)      (6.4%)
             Operating Loss                      (1,088)      (7.6%)
              Net Financial (Income) Expense        499        3.6%
               Provision for Income Taxes            15        0.1%
             Net Loss                            (1,602)     (11.6%)
            -------------------------------------------------------

            -------------------------------------------------------

Revenues

      For the three months ended September 30, 2004, Thomas Equipment Limited's revenues were $13,857, which on an annualized basis is similar to fiscal year 2004.

Cost of Sales and Gross Profit

      For the three months ended September 30, 2004, Thomas Equipment Limited's cost of sales was $11,770. As a percentage of sales, costs of sales were 84.9% for the three months ended September 30, 2004. This percentage is similar to that of Thomas Equipment Limited's fiscal years ended June 30, 2004.

      As a result of the above, gross profit margin was $2,087 or 15.1% which was similar to that of fiscal year ended June 30, 2004.

Selling Expenses

      For the three months ended September 30, 2004, Thomas Equipment Limited's selling expenses were $1,797. As a percentage of revenues, selling costs were 13.0% which is an increase from fiscal year ended June 30, 2004 and was due to additional expenditures in 2004 resulting from Thomas Equipment Limited's decision to exit the auction sales business and focus on increasing dealer sales.

General and Administrative Expenses

      For the three months ended September 30, 2004, Thomas Equipment Limited's general and administrative expenses were $2,221 or 16.0% of revenues. As a percentage this is a significant increase from their fiscal year ended June 30, 2004 and is primarily related to higher product liability insurance premiums and deductible costs, higher legal fees resulting from marketing the company for sale, completion of an environmental audit and more aggressive attempts to collect delinquent accounts, and higher employee benefit costs due to the reduction in the discount rate used to determine the annual benefit cost.

Provision for Doubtful Accounts

      Provision for doubtful accounts expense for Thomas Equipment Limited was $41 for the three months ended September 30, 2004, as determined by the predecessor's management review during this period.

Other Income (Expense), Net

      Other income (expense), consisting primarily of foreign currency gains and losses, severance accruals and other miscellaneous items, amounted to an income of $103 during the three months ended September 30, 2004. During this period, Thomas Equipment Limited, had net revaluation gains on its foreign currency forward exchange contracts entered into to manage some of the company's foreign exchange risk on its U.S. dollar sales due to the weakening of the U.S. dollar against the Canadian dollar over the period. The foreign exchange gains in 2004 were partly offset by special termination benefit costs of $791 recorded by Thomas Equipment Limited in the three months ended September 30, 2004 in connection with the group of employees whose positions were terminated in July 2004.

Net Financial Income (Expense)

      During the three months ended September 30, 2004, Thomas Equipment Limited had net financial expense of $499. Most of Thomas Equipment Limited's financial support from the McCain group was in the form of preferred shares until the end of fiscal year 2004 resulting in interest charges from affiliates within the McCain group offset by other net interest income which primarily came from receivables. However, the preferred shares were converted to advances from affiliate in late fiscal 2004 and therefore the debt was outstanding during the entire three months ended September 30, 2004 resulting in interest charges greater than in the past.

Provision for Income Taxes

      Thomas Equipment Limited experienced operating and tax losses. Thomas Equipment Limited had historically experienced operating losses, and as Thomas Equipment Limited's management were uncertain as to whether Thomas Equipment Limited would be able to utilize these tax losses before they expire, they provided a reserve for the income tax benefits associated with Thomas Equipment Limited's net future tax assets which primarily relate to its cumulative net operating losses

Net Loss

      As a result of the above, Thomas Equipment Limited reported a net loss of $1,602 for the three months ended September 30, 2004.

Comprehensive Loss

      Currency translation adjustments amounted to a loss of $726 for the three months ended September 30, 2004 related to the translation of accounts to U.S. dollars for reporting purposes.

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED MARCH 31, 2004

The information contained in this section is that of our predecessor, Thomas Equipment Limited, for the nine months ended March 31, 2004 (unaudited).


            -------------------------------------------------------

             Revenues                          $ 39,199      100.0%
               Cost of Sales                     33,978       86.7%
             Gross Profit                         5,221       13.3%
               Selling Expenses                   4,632       11.8%
               G&A Expenses                       4,263       10.9%
             Provision for Doubtful Accounts      1,228        3.1%
              Stock Based Compensation             --          --
               Other (Income) Expense              (763)      (1.9%)
             Operating Loss                      (4,139)     (10.6%)
              Net Financial (Income) Expense         19        --
               Provision for Income Taxes            49        --
             Net Loss                            (4,207)     (10.7%)
            -------------------------------------------------------

            -------------------------------------------------------

Revenues

      For the nine months ended March 31, 2004, Thomas Equipment Limited had revenues of $39,199. Selling prices were increased during the quarter to compensate for escalating raw material increases (approximately 3%).

Cost of Sales and Gross Profit

      For the nine months ended March 31, 2004, Thomas Equipment Limited's cost of sales was $33,978. As a percentage of sales, costs of sales were 86.7% for the three months ended March 31, 2004. This percentage is similar to that of Thomas Equipment Limited's fiscal years ended June 30, 2004 and 2003.

      As a result of the above, gross profit margin was $5,221 or 13.3%.

Selling Expenses

      For the nine months ended March 31, 2004, Thomas Equipment Limited's selling expenses were $4,632. As a percentage of sales, selling costs were 11.8% which is similar to fiscal year 2003.

General and Administrative Expenses

      For the nine months ended March 31, 2004, Thomas Equipment Limited's general and administrative expenses were $4,263. As a percentage of sales, general and administrative costs were 10.9%. This is a significant increase from fiscal year 2003 and is primarily related to higher product liability insurance premiums and deductible costs, higher legal fees resulting from marketing the company for sale, completion of an environmental audit and more aggressive attempts to collect delinquent accounts, and higher employee benefit costs due to the reduction in the discount rate used to determine the annual benefit cost.

Provision for Doubtful Accounts

      Provision for doubtful accounts expense for Thomas Equipment Limited was $1,228 for the nine months ended March 31, 2004. During this period, Thomas Equipment Limited was increasing its provision to compensate for certain accounts that were becoming overdue, as determined by the predecessor's management review during the quarter ended March 31, 2004.

Other Income (Expense), Net

      Other income (expense), consisting primarily of foreign currency gains and losses, amounted to an income of $763 in during the nine months ended March 31, 2004. During this period, Thomas Equipment Limited, had net revaluation gains on its foreign currency forward exchange contracts entered into to manage some of the company's foreign exchange risk on its U.S. dollar sales due to the weakening of the U.S. dollar against the Canadian dollar over the period.

Net Financial Income (Expense)

      During the nine months ended March 31, 2004 Thomas Equipment Limited had net financial income of $19. Most of Thomas Equipment Limited's financial support from the McCain group was in the form of preferred shares resulting in interest charges from affiliates within the McCain group offset by other net interest income which primarily came from receivables.

Provision for Income Taxes

      Thomas Equipment Limited experienced operating and tax losses. Thomas Equipment Limited had historically experienced operating losses, and as Thomas Equipment Limited's management was uncertain as to whether Thomas Equipment Limited would be able to utilize these tax losses before they expire, they provided a reserve for the income tax benefits associated with Thomas Equipment Limited's net future tax assets which primarily relate to its cumulative net operating losses

Net Loss

      As a result of the above, Thomas Equipment Limited reported a net loss of $4,207 for the nine months ended March 31, 2004.

Comprehensive Loss

      Currency translation adjustments amounted to a loss of $633 for the nine months ended March 31, 2004 related to the translation of accounts to U.S. dollars for reporting purposes.

FISCAL 2005 FORWARD LOOKING OUTLOOK

Revenues

      On a pro forma basis, our revenues for the year ended June 30, 2004 were $97,559. For fiscal 2005, we have not significantly altered the revenue generating activities as a result of our acquisition of Thomas Equipment Limited's operations and our acquisition of Pneutech. Our primary focus will be to increase revenues through the expansion of our dealer network and entrance into new markets. In addition, we will be changing our relationships with our dealers whereby each dealer will be required to purchase and hold a minimum level of inventory, which will be higher than the current inventory level held by the average dealer. This in turn should reduce Thomas' inventory level and reduce our interest expenses.

      On February 3, 2005, through our wholly-owned subsidiary, Thomas Equipment 2004 Inc., we entered into an agreement with Hyundai Heavy Industries Co., Ltd. pursuant to which we were engaged as the sole and exclusive supplier of private label skid loaders, accessories and parts to be sold by Hyundai throughout the world. The products will be painted and labeled pursuant to the directions of Hyundai. Hyundai reserved the right to also sell its own brand of skid steers and related products. The products will be sold to Hyundai at specified prices which are subject to increase on an annual basis. The initial term of the agreement with Hyundai is for two years and will be automatically renewed for successive terms of one year, unless either party provides a written notice of termination at least three months prior to the termination date.

Cost of Sales and Gross Profit

      On a pro forma basis, our cost of sales and gross profit for the year ended June 30, 2004 were $80,341 and $17,218, respectively, reflecting a gross margin of 17.6%. We do not expect any significant changes to our gross margin in 2005.

Selling Expenses

      On a pro forma basis, our selling expenses for the year ended June 30, 2004 were $9,101 or 9.3% of revenues. We expect our selling expenses to remain relatively consistent, as a percentage of revenues, in the future but they may increase slightly as we spend more resources in developing new markets.

General and Administrative Expenses

      On a pro forma basis, our general and administrative expenses for the year ended June 30, 2004 were $14,001. Upon the acquisition of Thomas Equipment Limited's business, we discontinued the use of a defined benefit plan, and are now utilizing a defined contribution (matching) pension plan which will fix the expected fiscal 2005 contributions at approximately $150, based on current employee participation (under Thomas Equipment Limited's defined benefit plan, its costs were affected by variables such as plan earnings, actuarial gains and losses, and assumptions over discount rates). Insurance premiums and deductible expenses will continue to be a significant expense and may increase slightly as we receive new ratings after our disassociation from Thomas Equipment Limited's parent. Other expense items will remain stable except that we will have approximately $200 additional transition and integration expenses associated with our acquisitions and being a public company.

Research and Development Costs

      Research and development expenses are expected to remain relatively unchanged at approximately $1,050 in fiscal 2005.

Net Financial Income (Expense)

      We anticipate the use of long-term receivable financing will be discontinued this fiscal year but we will have significant interest and financing expenses associated with borrowings that were required to acquire the assets from Thomas Equipment Limited and to acquire Pneutech, which we expect to consist of: (i) a decrease in interest costs by approximately $2,000 which primarily relates to the fact that Thomas Equipment Limited incurred a large dividend expense in fiscal 2004, and
      (ii) an increase of approximately $6,500 in amortization of non-cash debt premiums and discounts and amortization of deferred financing costs.

Critical Accounting Policies and Estimates
--------------------------------------------------------------------------------

The preparation of financial statements in conformity with United States generally accepted accounting principles requires the management of Thomas (Thomas Equipment and Pneutech) to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Our management routinely makes judgments and estimates about the effects of matters that are inherently uncertain.

Our critical accounting policies are those where we have made the most difficult, subjective or complex judgments in making estimates, and/or where these estimates can significantly impact our financial results under different assumptions and conditions. Our critical accounting policies are:

      o     Revenue Recognition

      o     Allowance for Doubtful Accounts

      o     Warranty Obligations

Revenue recognition

In accordance with Staff Accounting Bulletin 104 - Revenue Recognition in Financial Statements ("SAB 104"), revenue is generally recognized and earned when all of the following criteria are satisfied a) persuasive evidence of sales arrangements exist; b) delivery has occurred; c) the sales price is fixed or determinable, and d) collectibility is reasonably assured. It is the fourth criteria that requires us to make significant estimates. In those cases where all four criteria are not met, we defer recognition of revenue until the period these criteria are satisfied. In some cases where collectibility is an issue, we defer revenue recognition until the cash is actually received.

Allowance for doubtful accounts

The allowance for doubtful accounts is evaluated on a regular basis and adjusted based upon management's best estimate of probable losses inherent in receivables, based on historical experience. For the current period we used the historical loss experience of the predecessor company. Receivables are determined to be past due if they have not been paid by the payment due dates. Debts are written off against the allowance when deemed to be uncollectible. Subsequent recoveries, if any, are credited to the allowance when received.

Product warranties

At the time a sale to a dealer is recognized, the company records the estimated future warranty costs. These costs are estimated based on historical warranty claims. For the current period we used the historical warranty experience of the predecessor company. Warranty provisions are included as a component of cost of sales.

Recent Accounting Pronouncements
--------------------------------------------------------------------------------

The following recent accounting pronouncements primarily relate to Thomas Equipment from October 1, 2004 forward (the date of inception and the acquisition of Thomas Equipment Limited's business). However, certain pronouncements were adopted in Thomas Equipment Limited's (our predecessor's) financial statements and the effects of adoption on their financial statements have also been included below.

FIN 46 `Consolidation of Variable Interest Entities' (VIE's)

In January 2003, the FASB issued FASB Interpretation No. 46 (revised in December 2003 as FIN 46R), which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. We are required to apply FIN 46R to all variable interests in VIE's commencing in fiscal 2004. For variable interests in VIE's created before January 1, 2004, the assets, liabilities and non-controlling interests of the VIE initially are measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN 46R first applies may be used to measure the assets, liabilities and non-controlling interest of the VIE. The application of FIN 46R to variable interests in VIE's had no effect on our financial statements as neither Thomas Equipment Limited or Thomas Equipment have variable interests in VIE's.

SFAS 150 `Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity'

FASB Statement No. 150 was issued in May 2003 and establishes standards for the classification and measurement of certain financial instruments with characteristics of both liabilities and equity and includes required disclosures for financial instruments within its scope. This Statement is effective for instruments entered into or modified after May 31, 2003 and is otherwise effective as of July 1, 2003, except for mandatorily redeemable financial instruments of non-public companies. For such mandatorily redeemable financial instruments, the Statement was effective for Thomas Equipment Limited as of January 1, 2004. The application of Statement 150 resulted in the reclassification of the Class E preferred shares in Thomas Equipment Limited from the temporary equity section to the liabilities section of the Consolidated Balance Sheet for the period July 1, 2003 to the date of their redemption (June 23, 2004) and dividends paid on these shares in 2004 were treated as interest as opposed to a charge to the deficit.

SFAS 143 `Accounting for Asset Retirement Obligations'

In June 2001, FASB Statement No. 143 was issued which requires the Company to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development and/or normal use of the assets. The Company also would record a corresponding asset that is depreciated over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation would be adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. The Company was required to adopt Statement 143 on July 1, 2003. The adoption of Statement 143 had no effect on Thomas Equipment Limited's financial statements.

FIN 45 `Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others, an interpretation of FASB Statements No. 5, 57 and 107 and a rescission of FASB Interpretation No. 34'

In November 2002, FASB Interpretation No. 45 was issued which enhances the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees issued. The Interpretation also clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken. The initial recognition and measurement provisions of the Interpretation were applicable to guarantees issued or modified after December 31, 2002 and the disclosure requirements were effective for financial statements of interim or annual periods ending after December 15, 2002. Thomas Equipment Limited entered into a sales contract with a dealer / distributor which is being accounted for pursuant to Interpretation No. 45.

SFAS 132 `Employers' Disclosures about Pensions and Other Postretirement
Benefits'

In December 2003, FASB Statement No. 132 (revised) was issued which prescribes the required employers' disclosures about pension plans and other postretirement benefit plans; but it does not change the measurement or recognition of those plans. The Statement retains and revises the disclosure requirements contained in the original Statement 132. It also requires additional disclosures about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other postretirement benefit plans. The Statement generally is effective for fiscal years ending after December 15, 2003. Thomas Equipment Limited incorporated the requirements of Statement 132 (revised) in their financial statements for fiscal year 2004. We did not continue the use of a defined benefit plan after the acquisition of Thomas Equipment Limited's business, and as such the adoption of this Statement did not have an effect on our financial statements.

SFAS 146 `Accounting for Costs Associated with Exit or Disposal Activities'

In June 2002, FASB Statement No. 146 was issued which addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity". The provisions of Statement 146 were effective for exit or disposal activities initiated after December 31, 2002, with early application encouraged. Thomas Equipment Limited undertook a restructuring of its operations during fiscal year 2004 which was accounted for pursuant to Statement 146, as discussed above.


SFAS 123(R) `Share-Based Payments'

In December 2004, the Financial Accounting Standards Board issued Statement Number 123 ("FAS 123 (R)"), Share-Based Payments. FAS 123 (R) requires all entities to recognize compensation expense in an amount equal to the fair value of shared-based payments such as stock options granted to employees. The Company will be required to apply FAS 123 (R) on a modified prospective method. Under this method, the Company is required to record compensation expense (as previous awards continue to vest) for the unvested portion of previously granted awards that remain outstanding at the date of adoption. In addition, the Company may elect to adopt FAS 123 (R) by restating previously issued financial statements, basing the amounts on the expense previously calculated and reported in the pro forma disclosures that had been required by FAS 123. FAS 123 (R) is effective for the first reporting period beginning after June 15, 2005. The Company does not believe that the adoption of FAS 123 (R) will have a material impact on the financial statements as there are only 30,000 options, issued to directors, to purchase 30,000 shares of common stock outstanding at March 31, 2005.

SFAS 153 `Exchanges of Nonmonetary Assets an Amendment of APB Opinion No. 29'

In December 2004, FASB Statement No. 153 was issued amending APB Opinion No. 29 to eliminate the exception allowing nonmonetary exchanges of similar productive assets to be measured based on the carrying value of the assets exchanged as opposed to being measured at their fair values. This exception was replaced with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of this statement is not expected to have a material impact on our financial statements.

Liquidity and Capital Resources
--------------------------------------------------------------------------------

SIX MONTHS ENDED MARCH 31, 2005 FOR THOMAS EQUIPMENT, INC.

Prior to our acquisition of the operations and certain assets of Thomas Equipment Limited, they were not generating sufficient cash flows to cover their operating costs and to fund investments in working capital and additions to property, plant and equipment. Thomas Equipment Limited also had a working capital deficit and shareholder's deficiency at the date we acquired their business and certain assets.

During the six months from inception on October 1, 2004 through March 31, 2005, we had a net loss of $12,092 which included non-cash items totaling $9,616, consisting primarily of stock based compensation, depreciation, and amortization of debt discount related to the issuance of warrants. We acquired only inventory and property, plant and equipment along with Thomas Equipment Limited's business and did not acquire receivables. Accordingly, we initially relied on our borrowings to fund the payment of our operating expenses until the credit terms offered to customers on sales since our inception started to come due. We initially continued the credit terms that had historically been extended by our predecessor. For example, approximately $3 million of sales in our first quarter ended December 31, 2004 had terms of seven to twelve months; at June 30, 77% of these receivables were collected. As a result, we collected only $16,177 from sales during the six months ended March 31, 2005 while our receivables increased to $25,269 which include receivables assumed in the Pneutech acquisition of approximately $12,000. At July 31, 2005, as a result of improvements in our credit terms and collections, our receivables had been reduced to approximately $22,800, Offsetting a portion of the low level of cash received during the six months ended March 31, 2005 was an increase in trade payables and other accrued liabilities of $14,779. As a result, net cash used in operating activities during the six months ended March 31 was $7,366.


Changes in demand for our products and currency exchange rates will affect the amount of cash we realize on sales and the costs of our operations thereby affecting our cash provided by or (used in) operating activities. Similarly, as substantially all of our debt has variable interest rates, a change in interest rates will affect our cash flows from operations.


Net cash used in investing activities was $21,975 of which $11 was used for the purchase of new machinery and equipment, while $18,119 was used in the acquisition of assets from Thomas Equipment Limited and $3,845 was used in the acquisition of Pneutech.

Net cash provided by financing activities was $30,111 consisting primarily of $2,149 in proceeds from the sale of our common stock principally to founders and $27,962 in net borrowings under our debt and credit facilities, which was used primarily to fund the acquisition of assets from Thomas Equipment Limited and the acquisition of Pneutech. At March 31, 2005, the significant portion of our debt and redeemable preferred stock have terms of 18 to 36 months with interest rates ranging from 4% to 8.2%. Except for the redeemable preferred stock ($8,220), which is due on April 26, 2006, $26,404 of debt at March 31, 2005 is convertible into shares of our common stock at $1.50 per share. Upon conversion, the lender may not own more than 9.99% of our common shares outstanding.


As our debt is substantially payable in U.S. dollars and our functional currency is the Canadian dollar, changes in exchange rates between the two currencies could have a positive or negative impact on the amount and our ability to repay such debt. In addition, our convertible debts have prepayment penalties ranging from 3% to 5% for early payment or payments in cash (as the lender wishes to be paid through conversion to common shares).

In connection with the acquisition of Thomas Equipment Limited's assets, we entered into two two-year capital leases of $5,254 for the purchase of land and buildings from Thomas Equipment Limited. The terms of the capital leases require minimum annual payments of $493 plus taxes, maintenance and certain other expenses. We have the right at any time prior to the expiration of the leases to purchase the properties for $4,953 (translated to U.S. dollars on March 31, 2005). Similarly, Thomas Equipment Limited has the right to require us to purchase the properties subject to certain provisions such as a favorable environmental study.


At July 31, 2005 we had approximately $3,000 cash on hand and an availability of approximately $4,100 under our credit facilities at Thomas Equipment and an availability of approximately $800 under our credit facilities at Pneutech. Coupled with combined (i.e. Pneutech and Thomas Equipment) receivables of approximately $22,800 at July 31, 2005, we believe we have sufficient resources to fund our operations for at least the next twelve months. As such we do not believe, in the short-term, we will have the same difficulties and concerns about our ability to continue as a going concern as our predecessor.

We are not currently in compliance with our obligations to register the shares of common stock issuable to Laurus. Since July 21, 2005, we have been accruing penalties in the amount of 2% of the maximum amount due under the notes (approximately $500,000)per month.

Subsequent financing activities

On April 19, 2005, we entered into agreements with several accredited investors for the sale of an aggregate of 25,000 shares of series A preferred stock (the "Preferred Stock"), and warrants to purchase an aggregate of 2,083,333 shares of common stock exercisable at a price of $3.75 per share at any time during a period of five years (the "Warrants"). The securities were sold for an aggregate cash consideration of $25,000. The securities were issued in a private placement transaction pursuant to Section 4(2) and Regulation D under the Securities Act of 1933, as amended. The Company also agreed to cause a resale registration statement covering the common stock issuable upon conversion of the Preferred Stock and exercise of the Warrants to be effective within six months of the closing date.

The Preferred Stock is convertible into 8,333,333 shares of common stock at the rate of $3.00 per share and pays a dividend of 5% per annum in cash. The Preferred Stock may be converted at anytime upon five days notice by the Preferred Stockholders. The Company can require the holders to convert up to 20% of their Preferred Stock per month, if the common stock trades at an average price of $6.00 per share for 20 consecutive days, with average volume of 150,000 shares per day. At any time commencing after three years from the closing date, the Company can redeem the Preferred Stock. If the redemption occurs in the fourth year after issuance, the redemption amount shall be 200% of the stated value. If the redemption occurs during the fifth year after issuance, the redemption amount shall be 225% of the stated value. The holder can require the Company to redeem the Preferred Stock at 110% of the stated value, together with accrued dividends, after five years or upon certain events, including:

      o     failure to deliver common stock when required;
      o     failure to effect registration of the common stock; or
      o     a bankruptcy event.

The Company paid the placement agent of the offering a fee of 6% of the aggregate proceeds, together with warrants to purchase 500,000 shares of common stock at an exercise price of $3.00 per share for a period of five years.


From the net proceeds of approximately $23,500,000 from this offering, approximately $5,300 was used to repay a debenture held by Roynat Merchant Capital; approximately $4,900 was used to finance the construction of our facility in Busan, South Korea; and the balance was used to reduce our vendor payables and provide additional working capital.



On June 15, 2005, Pneutech entered into a credit facilities agreement with the Royal Bank of Canada. Pneutech's subsidiaries, Rousseau Controls, Inc. and Hydramen Fluid Power Limited are also parties to the credit agreement. Under the terms of the credit agreement, Pneutech will be provided with a CD$15,000,000 revolving credit facility and Pneutech and its subsidiaries will also be provided an additional CD$750,000 revolving lease line of credit. The effectiveness of the Credit Agreement with Royal Bank of Canada is dependent upon satisfactory completion of a security agreement and other documents ancillary to the credit agreement. The proceeds of the loan will be used to repay Pneutech's obligations to HSBC Bank Canada, obligations of the subsidiaries and for additional working capital.

Pneutech is permitted to borrow an amount based upon its eligible accounts receivable and eligible unencumbered inventory, as defined in the credit agreement. The loans will generally accrue interest at the bank's prime rate, plus .25%, which is payable monthly in arrears. The obligations under the credit agreement will be secured by all of the assets of Pneutech and its subsidiaries, including but not limited to inventory and accounts receivable. In addition, Thomas Equipment will provide a guarantee of all obligations under the credit agreement. The obligations under the credit agreement are payable in full on March 30, 2006.

On August 9, 2005, we filed an amended Registration Statement on Form SB-2, to register up to 27,152,360 shares of common stock to be sold in a secondary offering by certain selling stockholders. We will not receive any proceeds from the sale of shares of common stock in the offering. However, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise of the option and/or warrants that they hold. We expect to use the proceeds received from the exercise of the option and/or warrants, if any, for general working capital purposes.


YEAR ENDED JUNE 30, 2004 OF THE PREDECESSOR BUSINESS (THOMAS EQUIPMENT LIMITED)

The financial statements of the predecessor business, Thomas Equipment Limited, have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business for the foreseeable future. This company was not generating sufficient cash flows to cover its operating costs and to fund investments in working capital and additions to property, plant and equipment. Thomas Equipment Limited also had a working capital deficit and shareholder's deficiency at the date the business was acquired by Thomas Equipment

These conditions cast substantial doubt upon the validity of the going concern assumption. Thomas Equipment Limited's parent, McCain Foods Limited has committed to provide financial support as required to ensure Thomas Equipment Limited is able to settle its remaining liabilities after the sale of its business to Thomas Equipment 2004 as they fall due. This commitment does not extend to Thomas Equipment (see above for a discussion of Liquidity and Capital Resources for Thomas Equipment since its inception and the acquisition of Thomas Equipment Limited's assets).

On October 1, 2004, Thomas Equipment Limited sold its inventory and fixed assets to us and leased certain land and buildings to us under two-year capital leases.

During the year ended June 30, 2004, Thomas Equipment Limited had a net loss of $11,555 which included non-cash items totaling $1,310, consisting of amortization of property, plant, equipment and other assets and a gain on sale of property, plant and equipment. Thomas Equipment Limited had a positive change in non-cash working capital items of $3,538 resulting from collection of receivables and an increase in trade payables. As a result, net cash used in operating activities during the quarter was $6,683.

Net cash used in investing activities was $684 of which $1,759 was used for the purchase of new property plant and equipment while $471 was realized from the sale of property plant and equipment and $604 was received from a fire insurance claim.

Net cash provided by financing activities was $8,106 consisting of repayments of $1,930 in bank advances and $10,036 of proceeds from the issuance of shares and advances, net of the redemption of preferred shares, from affiliated companies of Thomas Equipment Limited. As of June 30, 2004, the advances had interest rates ranging from 2.34% to 6.45% and were due on demand.

Thomas Equipment Limited had certain open hedge positions that were liquidated after the sale of its business to Thomas Equipment. At June 30, 2004 the value of these positions resulted in a liability of $262.

Off-Balance Sheet Arrangements
--------------------------------------------------------------------------------

We currently have no off balance sheet arrangements.

Qualitative and Quantitative Disclosures about Market Risk
--------------------------------------------------------------------------------

We are exposed to certain market risks which exist as part of our ongoing business operations. We currently do not engage in derivative and hedging transactions to mitigate the affects of the risks below. In the future, we may enter into foreign currency forward contracts to manage foreign currency risk. Because the operating structure of our business is different from that of our predecessor, Thomas Equipment Limited, we have described only those risks as they apply to our current operating environment. Thomas Equipment Limited did engage in certain derivative and hedging transactions, as well as borrowing activities through its parent - all of which affected the degree to which market risks affected Thomas Equipment Limited

Interest Rates

Because our debt is primarily tied to borrowing rates in the United States, changes in U.S. interest rates would affect the interest paid on our borrowings and/or earned on our cash and cash equivalents. Based on our overall interest rate exposure at March 31, 2005, a near-term change in interest rates, based on historical small movements, would not materially affect our operations or the fair value of interest rate sensitive instruments. Our debt instruments have variable interest rates and terms and, therefore, a significant change in interest rates could have a material adverse effect on our financial position or results of operations if we are unable to change the prices we charge to customers for our products.

We considered the historical volatility of short term interest rates and determined that it was reasonably possible that an adverse change of 100 basis points could be experienced in the near term. Based on our borrowings at March 31, 2005, a hypothetical 1.00% (100 basis-point) increase in interest rates would result in additional expenses of approximately $95 for the quarter or an annual increase in expenses of approximately $380.

Foreign Currency Fluctuations

Our exposure to foreign currency translation gains and losses arises from the translation of our statements from our functional currency, the Canadian dollar, into U.S. dollars for reporting purposes. To date, translation gains and losses have not been material.

Pneutech has costs and revenues primarily denominated in Canadian dollars and the Korean WON, while Thomas Equipment has significant revenues denominated in U.S. dollars and its costs are primarily incurred in Canadian dollars and is therefore exposed to risks arising from currency fluctuations between these two currencies.

We currently do not engage in hedging transactions to manage these risks. However, we may do so in the future.

                             DESCRIPTION OF BUSINESS

OVERVIEW

      Thomas Equipment, Inc. operates through two business segments, Thomas Equipment and Pneutech. Thomas Equipment manufactures and distributes through a worldwide network of dealers and distributors a full line of skid steer and mini skid steer loaders as well as attachments, mobile screening plants and six models of mini excavators. In addition to our industrial and construction products, Thomas also operates six retail stores, three in Atlantic Canada, one in Presque Isle, Maine, one in Aurora, Colorado and one in Chicago, Illinois.

      Thomas Equipment Limited, our predecessor, originated in 1943 as a manufacturer of farm equipment. In 1964, Thomas Equipment Limited was acquired by McCain Foods Limited. In 1969, Thomas Equipment Limited further diversified its product line with the development of the world's first hydrostatic drive skid steer loader. Today, we manufacture a full line of skid steer loaders, attachments, screening plants, excavators, and other agricultural and industrial equipment.

      Pneutech, established in 1973, and its subsidiaries are engaged in the fluid power industry providing distribution and manufacturing of pneumatic and hydraulic components and systems for the industrial market, distribution and manufacturing of hydraulic components and systems for the mobile market and manufacturing of hydraulic cylinders and metal gaskets for the industrial market. Pneutech is a strategic supplier to Thomas, as well as 15,000 other active customers. During the year ended June 30, 2004, Pneutech supplied Thomas with approximately $4 million in hydrostatic transmission equipment (8% of Pneutech's sales and 8% of Thomas' cost of sales during that period). Pneutech maintains nine manufacturing and distribution facilities in Canada and one manufacturing plant in South Korea. It has a diverse array of capabilities in the distribution of fluid power components as well as manufacturing spiral wound metal gaskets and steel components.

THOMAS EQUIPMENT BUSINESS SEGMENT

      We manufacturer a full line of skid loaders, attachments, mini skid steers, and screening plants, as well as a full line of mini excavators and equipment trailers. We also manufacture a complete line of potato harvesting and handling equipment. Thomas Equipment has approximately a 10% share of the worldwide mini skid market, and is considered the market leader in the U.S. with its 400 series screening plant model.

Our major product lines are:

o Skid steer loaders - nine models. Thomas skid steers are available in many power levels and come standard with a five-year warranty, the longest in the industry. Models range from the basic 85 series with
         19.8 horsepower to the T320 track loader with 87.4 horsepower turbo charged diesel engine and range in base list prices from $15,880 to $47,000.

o Mini skid steer loaders - three models. To maximize versatility and revenue opportunities the Thomas Equipment mini skid has a wide variety of attachments such as pallet forks, tree forks, hydraulic breakers, trenchers, snow blowers, angle brooms, grapple forks, dozer blades, sod rollers, augers, earth tillers and more. Mini skid steer loaders come in two models and range in base list prices from $12,545 to $17,500.

o Excavators - six models. Thomas Equipment mini excavators come in many models to meet our customer's needs. Excavators come in six models and power supplies range from the 17 hp Mitsubishi to the 58.2 horsepower Kubota diesel. Base list prices range from $22,990 to $76,962

o Screen plants - three models. Thomas screening machines are available in three models the 300, 400, and 900. Base list prices range from $27,175 to $75,000. These machines enable contractors to screen topsoil; sand, loam, gravel, road base, drainage rock, mulch and other materials.

      Thomas Equipment products can be manufactured based on customer specific requirements and country specific standards. Most product models have multiple operating weight capacities. We also maintain inventory of used equipment that is typically acquired as a trade-in during the purchase of new equipment.

Marketing and Distribution

We sell through the following channels:

o     Wholesale to distributors and equipment rental companies,

o     Retail store sales to local customer base, and

o International sales to Europe, South America, Australia, Africa, the Middle East, and Asia.

o     OEM sales to Hyundai and Kubota

      Our sales and marketing team consists of U.S., Canadian and European field consultants. Each of the six retail branches operates with two to eight full and part-time employees.

      We operate retail stores in Florenceville, New Brunswick; Grand Falls, New Brunswick; Summerside, Prince Edward Island; Presque Isle, Maine; Aurora, Colorado and Chicago, Illinois. Each store sells a slightly different product mix based upon the local customer demands. Store hours fluctuate between 8 and 14 hours per day, depending on the season. To supplement the Thomas Equipment product offerings, store locations also market third-party branded products. In addition, locations sell used equipment that is typically acquired through customer trade-ins.

Hyundai

      In February 2005, we entered into an agreement with Hyundai Heavy Industries Co., Ltd. pursuant to which we were engaged as the sole and exclusive supplier of private label skid loaders, accessories and parts to be sold by Hyundai throughout the world. The products will be painted and labeled pursuant to the directions of Hyundai. Hyundai reserved the right to also sell its own brand of skid steers and related products. The products will be sold to Hyundai at specified prices which are subject to increase on an annual basis. We have agreed to stock replacement parts and accessories for a period of at least 10 years. The initial term of the agreement with Hyundai is for two years and will be automatically renewed for successive terms of one year, unless either party provides a written notice of termination at least three months prior to the termination date.

Industry and Competition

      We compete with the following multinational equipment manufacturers:
Ingersoll-Rand, John Deere, Caterpillar, Case, New Holland, and Gehl. Each of these companies are substantially larger and better capitalized, however, we believe we offer flexibility of product offerings and customization services.

      Agricultural machinery purchases are often affected by weather and climatic conditions. The agricultural machinery market is highly consolidated, with the top four companies accounting for approximately 87% of the total market value. In coming years, the agricultural equipment market is expected to grow significantly, especially the sector focused on replacement parts. We believe growth will be driven by new technologies designed to maximize harvesting speed and efficiency, while minimizing crop loss.

      The construction machinery industry is highly consolidated, with the top five companies accounting for over 60% of the market value. The construction machinery industry is affected by economic conditions, interest rates, and certain commodity prices (such as those applicable to pulp, paper, and saw log) which influence sales. The growth of the earthmoving sector has been driven by innovations in compact bulldozers and equipment. The construction trends of new homes also have a direct impact on sales of related machinery. It should be noted that increased consumer confidence in and strengthening of the U.S. economy has caused mortgage rates to increase, a trend that will continue as long as the economy continues to improve.

Backlog


      Our approximate backlog of orders for the Thomas Equipment business segment at May 31, 2005, was approximately $50 million (an additional $20 million backlog for the Pneutech business segment is discussed below). These backlog figures are based on orders received which may be cancelled by the purchaser. While the major portion of our products are built in advance of order and either shipped or assembled from stock, orders for specialized machinery or specific customer application are submitted with extensive lead times and are often subject to revision, deferral, cancellation or termination. We estimate that approximately 95% of the backlog will be shipped during the next twelve months. In order to accommodate the substantial increase in our backlog, we are expanding our production facilities. Production of equipment for our customers at our facility in Busan, South Korea is expected to commence in September of this year.


Dealer and Product Financing

Canadian

      Sales to dealers are made at a standard 25% discount off the Thomas Industrial Price List. A further 5% discount is offered for full payment within 15 days of invoicing or 3% for payment within 45 days. Approximately 40% of the current dealers take advantage of one type of cash discount. Some dealers also have established their own inventory financing through outside commercial lenders. Balances carried by dealers are currently financed in house. Discussions are underway, but not yet concluded, with a third party finance company. The in house plan finances only the cost of the equipment; all taxes and freight are under standard terms. This inventory financing tool currently offers interest free financing for the first six months and will finance the product for up to eighteen months or whenever it is sold whichever occurs sooner within the final twelve month period being charged interest at a rate of prime plus 2.5%. To maintain the status of the floor plan 5% curtailment fees are due and payable in months seven and twelve of the plan. Full payment, or transfer to DORY, of the floor plan is due at the end of eighteen months from the date of the original invoice.

      Although the following programs do not account for a significant portion of our receivables, dealers can also finance inventory assets utilized in rental activities through either a Dealer Own Rental Yard (DORY) or a Direct Independent Rental Yard (DIRY) arrangement. The DORY is a facility available to all dealers. At any time during or at the end of a standard floor plan arrangement the dealer can move to a DORY. The standard finance term under a DORY is to extend the total term to thirty six months. Interest rates of prime plus 1% are fixed at each twelve month anniversary and monthly payments are calculated to retire the obligation over a maximum of thirty six months. DORY transactions can also be entered into at the time the equipment is received from the factory. Cash transactions, paid in advance, result in a 34% discount and financed purchases carry the same 25% from list discount as the standard floor plan. DORY financing from the time of order is financed over thirty six months at interest rates of prime less 1%. As with the standard floor plan the total obligation is due if the equipment is sold during the DORY financed period.

      The DIRY program is similar to the DORY. It offers a cash discount of 29% off list and the same 25% off list for financed purchases. This program offers interest free financing for the first twelve months and then prime plus 2% for the next two years (36 month plan) or prime plus 2.5% for the next three years (48 month plan). The maximum financing term under this program is forty eight months.

      Both the DORY and DIRY programs are currently in house but negotiations are underway for a third party to provide this service.

United States

      The in house floor plan conditions and terms are the same with the exception that the interest rate after six months is prime plus 2.25% and there is no 5% curtailment at seven months only the 5% at twelve months. An agreement is in place with Northstar Trade Finance to provide, as dealers and distributors are approved, floor plan financing going forward. The Northstar program calls for interest free terms for the first six months and the next six months at prime plus 2.25% with full payment required at time of sale or twelve months whichever occurs sooner. The in house DORY financing is prime less 0.75% if established at the time of the order and at prime plus 1.25% if as a result of a transfer from a floor plan. The in house DIRY program offers interest free financing for the first 12 months and prime plus 2.25% for the next two years or prime plus 3.25% for the next three years. Currently Thomas Equipment is negotiating with a third party finance company to provide both DORY and DIRY structured finance to dealers and rental houses.

      There is no floor plan, DORY or DIRY facilities in place for sales made outside North America.

Manufacturing

      Component parts needed in the manufacture of our equipment are primarily produced by Thomas Equipment. We obtain raw materials (principally steel), component parts that we do not manufacture (mostly engines and hydraulics) and supplies from third party suppliers. Substantially all such materials and components used are available from a number of sources. We are not dependent on any supplier that cannot be replaced and have not experienced difficulty in obtaining necessary materials.

Research and Development

        We attempt to maintain and strengthen our market position through internal development of new products that meet specific customer needs and incremental improvements to existing products. Our research and development includes the designing and testing of new and improved products as well as the development of prototypes. For the year ended June 30, 2004, Thomas Equipment Limited expended approximately $1,052,000 for research and development activities.

Trademarks

      We possess rights under a number of Canadian trademarks relating to our products and business. As well as certain trademark rights in the United States. While we consider the trademarks and service marks important in the operation of our business, including the Thomas and Thomas Equipment name, our business is not dependent, in any material respect, on any single patent or trademark or group of patents or trademarks.

Employees

      As of March 31, 2005, we had 328 employees, of which 167 were hourly employees and 161 were salaried employees. None of our employees are represented by unions. We believe relations with our employees are good.

Description of Property

      Thomas Equipment operates six retail stores, two in New Brunswick, Canada, one in Prince Edward Island, Canada, and three in the United States. Our sole manufacturing facility comprising approximately 137,000 square feet is located in New Brunswick, Canada, where we also have an executive office.

      In connection with the purchase of assets from Thomas Equipment Limited, we entered into a two-year lease agreement with Thomas Equipment Limited, pursuant to which we leased three properties located in Centreville, Florenceville and Grand Falls, New Brunswick. The annual lease payment for all three properties is $463,200, payable at the rate of $38,600 per month. Pursuant to the lease, we have a right at any time prior to the expiration of the lease term to purchase the leased properties. In addition, Thomas Equipment Limited has a right to require us to purchase the leased properties at the expiration of the lease. The purchase price for the properties will be $4,850,000.

      We also entered into a two-year lease agreement with Thomas Equipment Limited, pursuant to which we leased a property located in Presque Isle, Maine. The annual lease payment for the property is $30,000, payable at the rate of $2,500 per month. Pursuant to the lease, we have a right at any time prior to the expiration of the lease term to purchase the leased property. In addition, Thomas Equipment Limited has a right to require us to purchase the leased property at the expiration of the lease. The purchase price for the property will be $103,000.

PNEUTECH BUSINESS SEGMENT

      We manufacture and distribute a full line of pneumatic and hydraulic
components and systems for the industrial and mobile market.   We also
manufacture hydraulic cylinders and metal gaskets for the industrial market. Pneutech, Inc. has three wholly-owned subsidiaries, Hydramen Fluid Power, Ltd., Rousseau Controls, Inc., and Samsung Industry Co., Ltd. Pneutech has over thirty-one years of experience in the field of fluid power and specializes in the design, engineering, manufacture and distribution of pneumatic and hydraulic systems and components for all automation and motion control applications.

      Pneutech's manufacturing and distribution facilities are located in Montreal, Toronto, Quebec City, Chicoutimi, Trois Rivieres and British Columbia. Pneutech has provided customers with turnkey solutions to realize the most complex motion and control applications, while supplying value-added services since 1973.

Distribution

      Pneutech is a full-line stocking distributor of Parker Hannifin, Schrader Bellows, Ingersoll-Rand, Aro, Piab, Humphrey, Staubli and other leading brand pneumatic and hydraulic components. Each Pneutech location has on-line, real-time access to every warehouse providing an integrated distribution network to assure customers dependable and expedient service with just-in-time delivery.

Manufacturing

      Backed by an experienced team of engineers and technical representatives, we manufacture products for the aluminum, automotive, hydro-electric, pulp and paper, steel foundries, and other manufacturing industries in domestic and global markets. We have the ability to custom design and engineer to meet customers' industrial specifications and application needs.

Customer Service

      Pneutech's primary goal is to provide its customers with quality service, systems and components. In working closely with its customers, Pneutech strives to accommodate all their technical needs and industrial requirements. This fundamental goal of customer service as a priority, is achieved through the internal corporate culture at Pneutech of training all employees in the areas of product knowledge, technical assistance, customer service and support. Externally, Pneutech continues to avail itself of technical training from its suppliers to ensure a thorough understanding of the products it represents.

      Pneutech regularly sends their team of engineers to specialized technical programs abroad in order for them to hone their skills and enhance their expertise to become proficient in the latest technology available. It is the application of technological knowledge gained that permits Pneutech to maintain its leadership position in the field of fluid power and motion control.

Hydramen Fluid Power, Ltd.

      Since 1986, Hydramen Fluid Power has been designing and manufacturing welded hydraulic cylinders. The welded cylinders are widely used on mobile hydraulics such as dump trucks, telescoping applications on utility vehicles and recycling trucks to name a few. Hydramen is engaged in full aftermarket sales and service of its products as well as other makes and models.

Rousseau Controls, Inc.

      Rousseau Controls was formed in 1948 to serve a growing need for fluid power components in the Montreal area. Once the company was established and a complete line of components obtained for representation, it became apparent that customers also required application engineering assistance. A further need was for the assembly of these components into customer-engineered systems to interface with customers' requirements. Thus, the manufacturing department, including an engineering group, was formed.

      Rousseau Controls specializes in the design and fabrication of hydraulic and pneumatic equipment as well as electrically-operated and/or electronically controlled systems. These projects are usually produced for a customer's specific needs. Normally we do not perform the function of a general contractor and usually when involved in new construction, act as a sub-contractor. Rousseau provides engineering assistance to its customers in their applications and will undertake consulting engineering services when requested.

Samsung Industry Co. Ltd.

      Samsung Industry Co. Ltd., located in Busan, South Korea, is one of Asia's premier manufacturers of spiral wound metal gaskets and gland packing. Since 1985, the company has been engaged in sales and service of sealing products to various oil & gas refineries and petrochemical plants. The company has long-term supply contracts with major corporations such as Daiwoo Heavy Industries and Hyundai HHI-Ship Building Division.

Marketing and Distribution

      Pneutech has manufacturing facilities in Mississauga (30,000 square feet), Barrie, Ontario (10,000 square feet), Montreal, Quebec (49,000 square feet), and Busan South Korea (70,000 square feet); with sales and service offices in Windsor, Ontario; Kitimat, British Columbia, Quebec City, Chicoutimi and Trois Rivieres, Quebec and Moncton, New Brunswick.

      Pneutech is Parker Hannifin's largest Canadian hydraulics distributor and their sixth largest North American hydraulics distributors. Pneutech is one of only two accredited full line hydraulics and pneumatic technology centers in Canada which provides Pneutech with the capacity to design, engineer and assemble the entire range of hydraulic systems and achieve significant purchasing leverage.

Customers

      Pneutech's active customers are in excess of 15,000 with the top five customers (Camoplast f/k/a Bombardier, Alcan, Thomas, Prodomax and Denharco) accounting for approximately 18% of Pneutech's business. Customers are generally in Canada and primarily in the automotive, oil and gas, heavy equipment, hydraulics, injection molding and power generation industries.

Backlog


      As of May 31, 2005, Pneutech had a backlog of orders of approximately $20 million (an additional $50 million backlog for the Thomas business segment is discussed above). These backlog figures are based on orders received which may be cancelled by the purchaser.

Research and Development

      For the year ended October 31, 2004, Pneutech spent approximately $186,000 on research and development activities. Pneutech applies and has received for several years, R&D tax credits from the Canadian Government based on meeting certain criteria.

Trademarks

      We possess rights under a number of Canadian trademarks relating to our products and business. While we consider the trademarks and service marks important in the operation of our business, our business is not dependent, in any material respect, on any single patent or trademark or group of patents or trademarks.

Employees

      As of March 31, 2005, Pneutech had 203 employees, of which 102 worked in manufacturing and distribution, 69 worked in sales and service, 14 worked in finance and administration and 18 worked in management. None of our employees are represented by unions. We believe relations with our employees are good.

Description of Property

      Pneutech has manufacturing facilities in Mississauga (30,000 square feet - monthly rent of $17,000, Barrie, Ontario (10,000 square feet monthly rent - monthly rent of $7,500), Montreal, Quebec (49,000 square feet - monthly rent of $25,000), and Busan, South Korea (70,000 square feet -owned); with sales and service offices in Windsor, Ontario for, - monthly rent of $1,000); Kitimat, British Columbia (owned), Quebec City (owned), Chicoutimi (owned) and Trois Rivieres, Quebec - monthly rent of $1,000 and Moncton, New Brunswick - monthly rent of $1,000.

Legal Proceedings

      We are a defendant from time to time in actions for product liability and other matters arising out of our ordinary business operations. We believe that these actions will not have a material adverse effect on our consolidated financial position or results of operations.

                                   MANAGEMENT

DIRECTORS AND OFFICERS

      Our current directors and officers are as follows:

NAME (1) (2)        AGE   POSITION
----                ---   --------
Clifford Rhee       43    President, Secretary and Director
David M. Marks      37    Chairman of the Board
Luigi Lo Basso      52    Chief Financial Officer
Kenneth Shirley     52    Director
James E. Patty      50    Director

(1) We do not have a separately designated executive committee, nominating committee or audit committee of the Board of Directors.
(2) Our executive officers hold office until their successors are elected and qualified, or until their death, resignation or removal.

      The background and principal occupations of each director and executive officer are as follows:

CLIFFORD RHEE

      Mr. Rhee has been our President, Secretary and a director since November 2004. From 1994 through the present, Mr. Rhee has served as President & Chief Executive Officer of Pneutech Rousseau Group, a leading fluid power company. Prior to that, Mr. Rhee worked for Honeywell Corporation (formerly AlliedSignal Aerospace Corporation) from 1987 through 1994, first as a Manager of Sales and Marketing and then as General Manager of the Atlantic Support Division. Mr. Rhee received a B.S. in Mechanical Engineering from McGill University in 1986 and his Certified Management Accounting degree from McGill in 1988. He is a member of the Canadian Professional Engineers and a Board member of Distribution Advisory Council (Parker Hannifin Corporation).

DAVID M. MARKS

      Mr. Marks has been our Chairman since November 2004. Since 1994, he has served as the Trustee of the Irrevocable Children's Trust, Irrevocable Children's Trust No.2 and Phoenix Business Trust, where he oversees all trust investments. The Trusts currently have an ownership or investment interest in commercial properties, private residences, natural resources, telecommunications, and technology companies, and other business and investment ventures. Mr. Marks has responsibilities for strategic planning and management that begin pre-acquisition and extend through ownership and disposition. Since April 2005, Mr. Marks has served as managing member of Farwell Equity Partners, LLC, a company with the sole purpose of holding securities of Thomas Equipment. Mr. Marks has been a board member of Ventures-National, Inc. (d/b/a Titan General Holdings, Inc.) since 2000 and has been chairman since May 2005. Mr. Marks previously served as chairman of Ventures-National from August 2002 through May 2003. Mr. Marks received a B.S. in economics from the University of Wisconsin in 1990.

LUIGI LO BASSO

      Mr. Lo Basso has been our Chief Financial Officer since November 2004. From April 2004 through the present, Mr. Lo Basso has been Chief Financial Officer of Pneutech Rousseau Group. From 1998 through 2003, Mr. Lo Basso served as Deputy Chief Financial Officer for Bell Canada International, Canada's largest telecommunications company. Mr. Lo Basso was responsible for developing, implementing and controlling all budgets and business plans and was actively involved in all financial, administrative and operational decisions. From 1994 through 1998, he served as General Manager for Bell Sygma International, a premier provider of telecommunications operating and management solutions worldwide, in Uruguay. From 1974-1994 he also served in various senior financial positions for Bell Canada International. Mr. Lo Basso received a B.S. in Mathematics from Concordia University in 1974 and his master of Business Administration from Concordia in 1981.

KENNETH SHIRLEY

      Mr. Shirley has been a director of Thomas since November 2004. Mr. Shirley served as the President, CEO, and Director of Titan General Holdings, Inc. from December 2003 until December 16, 2004. In 2000, Mr. Shirley formed his own management and consulting business, Pyxis Partnership, through which he has assisted in the operations of a number of companies. Prior to forming Pyxis, Mr. Shirley held management positions in several companies - General Electric, AT&T/ Lucent, Multi Circuits and Hadco. Mr. Shirley completed a two year Manufacturing Management Program with General Electric Company which is their equivalent to a business degree while working in the Mobile Radio Division in 1974.

JAMES E. PATTY

      Mr. Patty has been a director of Thomas since November 2004. Mr. Patty is also the CEO and Founder of Global Business Solutions Inc., an International investment, management and outsourcing firm based in Campbell, California. From May 1999 to June 2001, Mr. Patty was President and Chief Executive Officer of VPNet Technologies (Milpitas, CA). From March 1998 to May 1999, Mr. Patty was Vice President of GET Manufacturing, an electronic manufacturing services company headquartered in China. From March 1996 to February, 1998 Mr. Patty was Chief Operating Officer and Senior Vice President of Alphasource Manufacturing Services, an international EMS company headquartered in Bangkok, Thailand. Mr. Patty has had additional International Executive level management and engineering experience with ATI, Maxtor, Motorola, and Four Phase Systems.

EXECUTIVE COMPENSATION


      The following table sets forth information concerning the total compensation that we have paid or that has accrued on behalf of our chief executive officer and other executive officers with annual compensation exceeding $100,000 during the fiscal years ended June 30, 2005, 2004, 2003 and 2002.

                          EXECUTIVE COMPENSATION TABLE



                                                      Long-Term Compensation
                                                      -----------------------------
                           Annual Compensation        Awards                Payouts
                           --------------------------------------------------------
                                                                                     All
                                             Other               Securities
                                             Annual   Restricted Under-              Other
                                             Compen-  Stock      lying      LTIP     Compen-
Name and                   Salary   Bonus    sation   Award(s)   Options/   Payouts  sation
Principal Position   Year  ($)      ($)      ($)      ($)        SARs (#)   ($)      ($)
--------------------------------------------------------------------------------------------
Clifford Rhee,       2005  168,000  600,000  4,400    -0-        0          -0-      -0-
                                    (3)      (4)
     President (1)   2004  -0-      -0-      -0-      -0-        -0-        -0-      -0-

Joel Arberman,       2004  -0-      -0-      -0-      -0-        0          -0-      -0-
  Former CEO (2)     2003  $104,745 -0-      -0-      -0-        0          -0-      -0-
                     2002  $110,600 -0-      -0-      -0-        0          -0-      -0-



(1) Mr. Rhee did not become president until November 2004. Mr. Rhee's employment agreement is described below.
(2) The year ends for Mr. Arberman's compensation were December 31, 2004, 2003 and 2002, as reported in our annual reports filed for those years, which would have approximated his salary for the years ended June 30, 2004, 2003 and 2002.
(3) Of this amount, $300,000 is deemed to be a retention bonus which Mr. Rhee is obligated to repay on a pro-rata basis if he terminates the employment agreement prior to the expiration of his employment agreement.
(4)   Auto allowance.


o Personal benefits received by our executive officers are valued below the levels which would otherwise require disclosure under the rules of the U.S. Securities and Exchange Commission.

o We do not currently provide any contingent or deferred forms of compensation arrangements, annuities, pension or retirement benefits to our directors, officers or employees.

DIRECTOR COMPENSATION

      Members of our Board of Directors who are not otherwise employed by us will receive a fee of $1,000 per month. In addition, they will annually receive options to purchase 10,000 shares of common stock at an exercise price equal to the fair market value of the stock at the time of grant. Our Chairman of the Board will receive a fee of $5,000 per month, together with annual options to purchase 10,000 shares of common stock at an exercise price equal to the fair market value of stock at the time of the grant.

OPTIONS GRANTS

      We made no grants of stock options during the fiscal years ended June 30, 2005 and 2004 to any of the named executive officers.

AGGREGATE  OPTION  EXERCISES  IN LAST FISCAL YEAR AND FISCAL  YEAR-END  OPTION
VALUES


      The following table provides information concerning the number and value of stock options exercised during the fiscal years ended June 30, 2005 and 2004, and held at the end of such fiscal year, by the named executive officers.


AGGREGATED  OPTION/SAR  EXERCISES IN LAST FISCAL YEAR AND FY-END  OPTION/SAR
VALUES

(a)             (b)           (c)           (d)             (e)
                                            Number of
                                            Securities      Value of
                                            Underlying      Unexercised
                                            Unexercised     In-the-Money
                                            Options/SARs at Options/SARs at
                                            June 30, 2005   June 30, 2005
                                            and 2004 (#)    and 2004 ($)
                Shares
                Acquired on   Value         Exercisable/    Exercisable/
Name            Exercise (#)  Realized ($)  Unexercisable   Unexercisable
--------------------------------------------------------------------------------
None

EXECUTIVE EMPLOYMENT AGREEMENTS

      We have an employment agreement with our President, Clifford Rhee. Pursuant to the agreement effective October 1, 2004, Mr. Rhee is employed as our President for a term of three years, although his employment by Thomas may be terminated at any time. Mr. Rhee is entitled to receive an annual base salary of $228,000, as well as customary benefits and reimbursements. In consideration for services provided by Mr. Rhee in connection with the acquisition of our assets from Thomas Equipment Limited, including Mr. Rhee's personal guarantee and pledge of assets in support of various obligations we made to Thomas Equipment Limited, Mr. Rhee received a one-time payment of $600,000. Of this amount $300,000 is deemed to be a retention bonus which Mr. Rhee is obligated to repay on a pro-rata basis if he terminates the employment agreement prior to the expiration of the three year term. Mr. Rhee provided a personal guarantee in the amount of $246,600 to the Minister of Business of New Brunswick, in support of the Minister of Business New Brunswick's loan guarantee provided for the benefit of Thomas. In addition, a company controlled by Mr. Rhee pledged its ownership in Pneutech, which has since been converted into 467,767 shares of common stock of Thomas, to McCain Foods Limited. This pledge supports a guarantee of all obligations of Thomas and Thomas Equipment 2004 to redeem or purchase the 1,000 preference shares of Thomas Equipment 2004 issued to McCain. Mr. Rhee was instrumental in identifying the Thomas Equipment Limited assets as a business opportunity and negotiating for their purchase by Thomas.

BENEFIT PLANS

EMPLOYEE STOCK INCENTIVE PLAN

      The 2005 Stock Option Plan was adopted by the board of directors in March 2005. The Plan provides for the issuance of up to 1,500,000 options.

      Under the plan, options may be granted which are intended to qualify as incentive stock options, or ISOs, under Section 422 of the Internal Revenue Code of 1986, as amended, or which are not intended to qualify as incentive stock options thereunder, or Non-ISOs. The 2005 Stock Option Plan and the right of participants to make purchases thereunder are intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The 2005 Stock Option Plan is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

PURPOSE

      The primary purpose of the 2005 Stock Option Plan is to attract and retain the best available personnel for us in order to promote the success of our business and to facilitate the ownership of our stock by employees. The ability of a company to offer a generous stock option program has now become a standard feature in the industry in which we operate.

ADMINISTRATION

      The 2005 Stock Option Plan is administered by our board of directors, as the board of directors may be composed from time to time. All questions of interpretation of the 2005 Stock Option Plan are determined by the board, and its decisions are final and binding upon all participants. Any determination by a majority of the members of the board of directors at any meeting, or by written consent in lieu of a meeting, shall be deemed to have been made by the whole board of directors.

      Notwithstanding the foregoing, the board of directors may at any time, or from time to time, appoint a committee of at least two members of the board of directors, and delegate to the committee the authority of the board of directors to administer the plan. Upon such appointment and delegation, the committee shall have all the powers, privileges and duties of the board of directors, and shall be substituted for the board of directors, in the administration of the plan, subject to certain limitations.

      Members of the board of directors who are eligible employees are permitted to participate in the 2005 Stock Option Plan, provided that any such eligible member may not vote on any matter affecting the administration of the 2005 Stock Option Plan or the grant of any option pursuant to it, or serve on a committee appointed to administer the 2005 Stock Option Plan. In the event that any member of the board of directors is at any time not a "disinterested person", as defined in Rule 16b-3(c)(3)(i) promulgated pursuant to the Securities Exchange Act of 1934, the plan shall not be administered by the board of directors, and may only by administered by a committee, all the members of which are disinterested persons, as so defined.

ELIGIBILITY


      Under the 2005 Stock Option Plan, options may be granted to key employees, officers, directors or consultants of ours, as provided in the 2005 Stock Option Plan.


TERMS OF OPTIONS

      The term of each option granted under the plan shall be contained in a stock option agreement between us and the optionee and such terms shall be determined by the board of directors consistent with the provisions of the plan, including the following:

      (a) Purchase Price. The purchase price of the common shares subject to each ISO shall not be less than the fair market value, or in the case of the grant of an ISO to a principal stockholder, not less than 110% of fair market value of such common shares at the time such option is granted. The purchase price of the common shares subject to each Non-ISO shall be determined at the time such option is granted, but in no case less than 85% of the fair market value of such common shares at the time such option is granted.

      (b) Vesting. The dates on which each option (or portion thereof) shall be exercisable and the conditions precedent to such exercise, if any, shall be fixed by the board of directors, in its discretion, at the time such option is granted.

      (c) Expiration. The expiration of each option shall be fixed by the board of directors, in its discretion, at the time such option is granted; however, unless otherwise determined by the board of directors at the time such option is granted, an option shall be exercisable for ten (10) years after the date on which it was granted (the "Grant Date"). Each option shall be subject to earlier termination as expressly provided in the 2005 Stock Option Plan or as determined by the board of directors, in its discretion, at the time such option is granted.

      (d) Transferability. No option shall be transferable, except by will or the laws of descent and distribution, and any option may be exercised during the lifetime of the optionee only by him. No option granted under the plan shall be subject to execution, attachment or other process.

      (e) Option Adjustments. The aggregate number and class of shares as to which options may be granted under the plan, the number and class of shares covered by each outstanding option and the exercise price per share thereof (but not the total price), and all such options, shall each be proportionately adjusted for any increase or decrease in the number of issued common shares resulting from split-up, spin-off or consolidation of shares or any like capital adjustment or the payment of any stock dividend.

      Except as otherwise provided in the 2005 Stock Option Plan, any option granted hereunder shall terminate in the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of us. However, the optionee shall have the right immediately prior to any such transaction to exercise the option in whole or in part notwithstanding any otherwise applicable vesting requirements.

      (f) Termination, Modification and Amendment. The 2005 Stock Option Plan (but not options previously granted under the plan) shall terminate ten (10) years from the earlier of the date of its adoption by the board of directors or the date on which the plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of our capital stock entitled to vote thereon, and no option shall be granted after termination of the plan. Subject to certain restrictions, the plan may at any time be terminated and from time to time be modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of our capital stock present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Delaware.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

      There were no option exercises in the last fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information, as of March 20, 2005 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of our directors and named executive officers; and (iii) our directors and named executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

                                                        Percentage of  Percentage of
                                                        Common Stock   Common Stock
                                     Common Stock       Ownership      Ownership
                                     Beneficially       Before         After
Name of Beneficial Owner (1)         Owned              Offering       Offering
------------------------------------------------------------------------------------
Clifford Rhee                        3,343,061(2)       15.7%          6.9%
David M. Marks                       10,996,706(3)(4)   51.7%          22.8%
Kenneth Shirley                      10,000(3)          *              *
James E. Patty                       10,000(3)          *              *
Farwell Equity Partners, LLC         10,986,706(4)      51.7%          22.8%
4237901 Canada Inc.                  2,875,294(2)       13.5%          6.0%
Laurus Master Fund, Ltd.             2,358,488(5)       9.9%           56.7%
------------------------------------------------------------------------------------
All officers and directors as a                         67.6%          29.8%
group (4 persons)

*Less than 1%.
(1) Except as otherwise indicated, the address of each beneficial owner is c/o Thomas Equipment, Inc., 1818 North Farwell Avenue, Milwaukee, WI 53202.
(2) Includes 2,875,294 shares owned by 4237901 Canada Inc., a corporation controlled by Clifford Rhee.
(3) Includes 10,000 shares issuable upon exercise of currently exercisable options.
(4) David Marks is the managing member of Farwell Equity Partners, LLC, and has sole investment and dispositive power with respect to all shares owned by such entity. Frank Crivello, who contributed 10,486,706 shares of common stock to Farwell Equity Partners, LLC, is the majority owner of the membership interests of such entity. Mr. Crivello, through the Frank Crivello SEP IRA is also the owner of 2,010,000 shares of common stock representing approximately 9.5% of the outstanding stock of Thomas Equipment.
(5) Does not include 2,750,000 shares issuable upon exercise of warrants exercisable at a price of $2.25 per share, 4,020,000 shares issuable upon exercise of an option exercisable at an aggregate exercise price equal to the par value of such shares, or up to 18,600,000 shares issuable upon conversion of the maximum convertible debt which may be outstanding to Laurus. Laurus has contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock. Laurus Capital Management, L.L.C. may be deemed a control person of the shares owned by such entity. David Grin and Eugene Grin are the principals of Laurus Capital Management, L.L.C.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

      The following table shows information with respect to each equity compensation plan under which our common stock is authorized for issuance as of the fiscal year ended June 30, 2004.

---------------------------------------------------------------------------
Plan category             Number of       Weighted average Number of
                          securities      exercise price   securities
                          to be issued    of               remaining
                          upon            outstanding      available for
                          exercise of     options,         future issuance
                          outstanding     warrants and     under equity
                          options,        rights           compensation
                          warrants and                     plans (excluding
                          rights                           securities
                                                           reflected in
                                                           column (a)
---------------------------------------------------------------------------
                          (a)             (b)              (c)
---------------------------------------------------------------------------
Equity compensation
plans approved by
security Holders          -0-             -0-              N/A
---------------------------------------------------------------------------
Equity compensation
plans not approved by
security Holders          -0-             -0-              N/A
---------------------------------------------------------------------------
Total
---------------------------------------------------------------------------

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On October 11, 2004, Thomas Equipment, Inc., formerly Maxim Mortgage Corporation, entered into an Agreement and Plan of Reorganization with Thomas Equipment 2004 Inc. and Thomas Ventures Inc., both of which were formed in 2004 for the purposes of the asset acquisition described below. Prior to the reorganization:

       Maxim Mortgage Corporation had no active business operations; Clifford Rhee, our president and a principal stockholder, was the sole officer and director of Thomas Equipment 2004, Inc.; and
      David Marks, our Chairman and a principal stockholder, was the sole officer and director of Thomas Ventures, Inc.

        Under the terms of the agreement, we acquired 100% of the common stock of Thomas Equipment 2004 and Thomas Ventures in exchange for the issuance by us of 16,945,000 common shares (approximately 94% of the outstanding shares immediately after the reorganization). The average share price paid for the 16,945,000 shares of Thomas Equipment 2004 and Thomas Ventures exchanged for shares of Thomas Equipment stock was $.0775. Current officers, directors and principal stockholders of Thomas Equipment, who beneficially own in the aggregate approximately 77% of the outstanding common stock of Thomas Equipment, owned the following aggregate shares of common stock of Thomas Equipment 2004, Inc. and Thomas Ventures, Inc.:

      Name                               Shares       Average Price Paid
      ----                               ------       ------------------
      Frank P. Crivello                  10,336,706   $.1874
      Frank P. Crivello SEP IRA           2,010,000   $.0124
      4237901 Canada Inc. (owned
         by Clifford Rhee)                2,875,294   $.01
      David Marks                           500,000   $.01


      On December 22, 2004, we entered into an Agreement and Plan of Amalgamation with 4274458 Canada, Inc., a corporation wholly-owned by us, and Pneutech, Inc., as amended effective February 28, 2005. Under the terms of the agreement which closed on February 28, 2005, we acquired 100% of the common stock of Pneutech in exchange for the issuance by us of a total of 1,082,640 shares of our common stock and warrants to purchase 211,062 shares of our common stock, exercisable at $3.00 per share. An additional 167,360 shares of common stock were issued as of the closing in exchange for the cancellation of approximately $494,000 of debt owed by Pneutech to unaffiliated third parties. Upon the closing, Pneutech also redeemed all of its outstanding 929 preference shares and 530,000 special shares, all of which were owned by 3156176 Canada, Inc. for an aggregate of $508,000, which was the aggregate stated redemption value of such securities. Clifford Rhee, our President and a member of our Board of Directors is the beneficial owner of 32.6% of the equity interests of 3156176 Canada, Inc. and is deemed to control such entity by virtue of his positions as an officer and director of such entity. 3156176 Canada, Inc. was the owner of approximately 47% of the common shares, and all of the 929 preference shares and 530,000 special shares of Pneutech. Mr. Rhee loaned $508,000 to 3156176 Canada, Inc. to fund the purchase of the preference shares and special shares, and is entitled to be repaid such amount, together with the dividends paid on such shares in the amount of $6,000. Such amounts have not been paid to Mr. Rhee from 3156176 Canada, Inc. to date. Neither Mr. Rhee nor any other officer, director or principal stockholder of Thomas received any benefits or other consideration in connection with the acquisition of Pneutech, except as disclosed above. In the aggregate Mr. Rhee is entitled to receive $514,000 from 3156176 Canada, Inc. for the loans he made to fund the acquisition of the preference and special shares. He also received 467,767 shares of our common stock in exchange for his common shares in Pneutech. Mr. Rhee did not receive any other payments of cash nor did he receive any warrants, option or other securities in connection with the acquisition of Pneutech. Mr. Rhee was the President and a member of the Board of Directors of both Thomas Equipment and Pneutech prior to the acquisition of Pneutech by Thomas Equipment. Mr. Rhee generally negotiated on behalf of Pneutech, in concert with the other principal stockholder of Pneutech, while David Marks, chairman of Thomas, negotiated on behalf of Thomas. Mr. Rhee's conflict of interest was disclosed to the shareholders of Pneutech as well as the Board of Directors of Thomas Equipment.

      On November 1, 2004, we entered into a consulting agreement with Frank Crivello to act as a non-exclusive consultant to us in the areas of mergers and acquisitions, business development and capital needs for a period of one year. Mr. Crivello is paid a fee of $10,000 per month for such services. Mr. Crivello is a member of Farwell Equity Partners, LLC, a principal stockholder of Thomas Equipment.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our Bylaws provide that Thomas shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, indemnify any and all persons whom it shall have power to indemnify against any and all of the costs, expenses, liabilities or other matters incurred by them by reason of having been officers or directors of Thomas, any subsidiary of Thomas or of any other corporation for which any and all persons who acted as officer or director at the request of Thomas.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

DESCRIPTION OF SECURITIES

CAPITAL STRUCTURE

      Our authorized capital consists of 200,000,000 shares of common stock, par value $.01 per share and 5,000,000 shares of preferred stock, par value $.0001 per share. As of the date of this prospectus, we had 21,250,000 shares of common stock outstanding and no shares of preferred stock outstanding.

      In connection with the acquisition of assets from Thomas Equipment Limited, our subsidiary, Thomas Equipment 2004 Inc. issued 1,000 shares of its preferred shares. The shares are redeemable for $8,220,000 plus accrued but unpaid dividends at our option at any time or by the holder on or after April 26, 2006. We are required to purchase the shares from the holder on April 26, 2006, if not earlier redeemed. The preferred shares carry a cumulative dividend of 8% per annum increasing to 12% after eighteen months from the date of acquisition. The holder of these shares has the right to be an observer at our board meetings.

COMMON STOCK

      Holders of our common stock: (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution to stockholders upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights, nor are there any redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one vote per share on all matters on which stockholders may vote at all shareholder meetings. The common stock does not have cumulative voting rights, which means that the holders of more than fifty percent of the common stock voting for election of directors can elect one hundred percent of our directors if they choose to do so.

PREFERRED STOCK

      Our Articles of Incorporation authorize 5,000,000 shares of preferred stock, $.0001 par value per share. Our Board of Directors, without any action by stockholders, is authorized to divide the authorized shares of preferred stock into series and to designate the rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock, including but not limited to dividend, redemption, voting rights and preferences. The ability of our Board of Directors to designate and issue such shares could impede or deter an unsolicited tender offer or takeover proposal and the issuance of additional shares having preferential rights could affect adversely the voting power and other rights of holders of our common stock.

    On April 15, 2005, our Board of Directors approved a Certificate of Designation for 30,000 shares of series A preferred stock, of which 25,000 were issued on April 19, 2005. The series A preferred stock issued is convertible into 8,333,333 shares of common stock at the rate of $3.00 per share and pays a dividend of 5% per annum in cash. The series A preferred stock may be converted at anytime upon five days notice by the preferred stockholders. We can require the holders to convert up to 20% of their series A preferred stock per month, if the common stock trades at an average price of $6.00 per share for 20 consecutive days, with average volume of 150,000 shares per day. At any time commencing after three years from April 19, 2005, we can redeem the series A preferred stock. If the redemption occurs in the fourth year after issuance, the redemption amount shall be 200% of the stated value. If the redemption occurs during the fifth year after issuance, the redemption amount shall be 225% of the stated value. The holder can require us to redeem the series A preferred stock at 110% of the stated value, together with accrued dividends, after five years or upon certain events, including:
o     failure to deliver common stock when required;
o     failure to effect registration of the common stock; or
o     a bankruptcy event.

TRANSFER AGENT

      Interwest Transfer Co., Inc. 1981 E. 4800 South, Suite 100, Salt Lake City Utah 84117, is the transfer agent and registrar for our securities.

                      REMAINDER OF PAGE INTENTIONALLY BLANK

                              SELLING STOCKHOLDERS


      The following table sets forth the common stock ownership of the selling stockholders as of August 1, 2005, including the number of shares of common stock issuable to the selling stockholders upon the conversion of convertible notes or exercise of options or warrants held by the selling stockholders. Other than as set forth in the following table, the selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.


--------------------------------------------------------------------------------------------
                Total
                Shares of
                Common     Total
                Stock,     Percentage
                and those  of
                Issuable   Common     Shares                                      Percentage
                Upon       Stock,     of                    Percentage            of
                Conversion Assuming   Common     Beneficial of Common  Beneficial Common
                or         Full       Stock      Ownership  Stock      Ownership  Stock
                Exercise   Conversion Included   Before     Owned      After      Owned
                of         and        in         the        Before     the        After
     Name       Securities Exercise   Prospectus Offering   Offering   Offering   Offering
--------------------------------------------------------------------------------------------
Laurus Master   32,435,000 60.4%      Up to      2,358,488  9.99%      --         --
 Fund, Ltd. (1)                       21,735,000
                                      shares of
                                      common
                                      stock
--------------------------------------------------------------------------------------------
Roynat
Merchant        1,000,000  4.5%       1,000,000  1,000,000  4.5%       --         --
Capital Inc.(2)
--------------------------------------------------------------------------------------------
Farwell Equity
Partners, LLC   10,986,706 51.7%      1,690,000  10,986,706 51.7%      9,296,706  43.7%
(3)
--------------------------------------------------------------------------------------------
JAVL            200,000    *          200,000    200,000    *          --         --
Investments,
LLC(4)
--------------------------------------------------------------------------------------------
Lloyd R.        50,000     *          50,000     50,000     *          --         --
Milliken
--------------------------------------------------------------------------------------------
Frank           2,010,000  9.5%       2,010,000  2,010,000  9.5%       --
Crivello, SEP
IRA
--------------------------------------------------------------------------------------------
Redwood         135,000    *          135,000    135,000    *          --         --
Consultants,
LLC(5)(6)
--------------------------------------------------------------------------------------------
Lucci           50,000     *          50,000     50,000     *          --         --
Financial
Group,
LLC(6)(7)
--------------------------------------------------------------------------------------------
Maureen         12,500     *          12,500     12,500     *          --         --
Simon(6)
--------------------------------------------------------------------------------------------
Angela          2,500      *          2,500      2,500      *         --          --
Williams(6)
--------------------------------------------------------------------------------------------
Jimmy A.        25,000     *          25,000     25,000     *          --         --
Perez(6)
--------------------------------------------------------------------------------------------
Richard         12,500     *          12,500     12,500     *          --         --
Tessi(6)
--------------------------------------------------------------------------------------------
Richard         12,500     *          12,500    12,500      *          --         --
Pissano(6)
--------------------------------------------------------------------------------------------
Guy Crawford    50,000     *          50,000    50,000      *          --         --
--------------------------------------------------------------------------------------------
Manny Touaty    86,925     *          86,925    86,925      *          --         --
--------------------------------------------------------------------------------------------
Denise Touaty   24,239     *          24,239    24,239      *          --         --
--------------------------------------------------------------------------------------------
Ron Touaty      12,425     *          12,425    12,425      *          --         --
--------------------------------------------------------------------------------------------
Varda Touaty    12,425     *          12,425    12,425      *          --         --
--------------------------------------------------------------------------------------------
Annat Touaty    12,425     *          12,425    12,425      *          --         --
--------------------------------------------------------------------------------------------
Daniel Maurice  6,120      *          6,120      6,120      *          --         --
--------------------------------------------------------------------------------------------
Joanne Maurice  2,244      *          2,244      2,244      *          --         --
--------------------------------------------------------------------------------------------
Gary Bisson     1,597      *          1,597      1,597      *          --         --
--------------------------------------------------------------------------------------------
Denis Brousseau 1,034      *          1,034      1,035      *          --         --
--------------------------------------------------------------------------------------------
Phat Minh Mai   7,926      *          7,926      7,926      *          --         --
--------------------------------------------------------------------------------------------

      The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible preferred stock is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

*  Less than 1%.


(1) Laurus Capital Management, L.L.C. may be deemed a control person of the shares owned by such entity. David Grin and Eugene Grin are the principals of Laurus Capital Management, L.L.C. The shares of common stock that are being registered includes: (i) 2,750,000 common stock purchase warrants exercisable at $2.25 per share; (ii) an option to purchase 4,020,000 shares of common stock exercisable at $0.01 per share, (iii) up to 6,451,667 shares underlying $7,900,000 principal amount of convertible term notes and interest thereon; and (iv) up to 6,533,333 shares underlying the $8,000,000 principal amount secured convertible minimum borrowing note and interest thereon.
(2) All of such shares are issuable upon exercise of currently exercisable warrants. Roynat is owned by The Bank of Nova Scotia.
(3) David Marks has sole investment and dispositive power with respect to the shares owned by Farwell Equity Partners, LLC.
(4) Jeffrey Araj is the control person of such entity through his control of investment and disposition decision rights.
(5) Jens Dalsgaard is the control person of such entity through his control of investment and disposition decision rights.
(6) All of such shares are issuable upon exercise of warrants with an exercise price of $4.00 per share. Such warrants were issued in consideration of services provided to Thomas Equipment by Redwood Consultants, LLC.
(7) Michael Lucci is the control person of such entity through his control of investment and disposition decision rights.

                              PLAN OF DISTRIBUTION

      We are registering the shares of common stock on behalf of the selling stockholders. We are paying all costs, expenses and fees in connection with the registration of shares offered by this prospectus. Brokerage commissions, if any, attributable to the sale of shares will be borne by the selling stockholders.

      Each selling stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the Over-the-Counter Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o     privately negotiated transactions;

o     settlement of short sales;

o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

o     a combination of any such methods of sale;

o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

o     any other method permitted pursuant to applicable law.

      The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

      Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

      In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

      The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

      We are required to pay certain fees and expenses incurred incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

      Because the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

      We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

      Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

PENNY STOCK RULE

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

o that a broker or dealer approve a person's account for transactions in penny stocks; and
o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

      In order to approve a person's account for transactions in penny stocks, the broker or dealer must:


o obtain financial information and investment experience objectives of the person; and

o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

o sets forth the basis on which the broker or dealer made the suitability determination; and

o confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                  LEGAL MATTERS

      The validity of the shares of common stock being offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

      The financial statements as of June 30, 2004 and 2003 and for each of the two years in the period ended June 30, 2004 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

      The consolidated financial statements of Pneutech, Inc. as of October 31, 2004, and for the years ended October 31, 2004 and 2003 included in this Prospectus have been so included in reliance on the report of Kingery & Crouse, P.A., independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

      On December 6, 2004, we re-engaged Kingery & Crouse, P.A. as our principal independent accountant. Our board of directors has approved the appointment of Kingery & Crouse, P.A. as our new principal independent accountants.

    Prior to engaging Kingery & Crouse, P.A. we did not consult with them regarding either:

      1. the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to our company nor oral advice was provided that Kingery & Crouse, P.A. concluded was an important factor considered by our company in reaching a decision as to our accounting, auditing or financial reporting issue; or

      2. any matter that was either the subject of disagreement or an event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-B.

    On November 9, 2004, as a result of the acquisition of Thomas, we dismissed Kingery & Crouse, P.A. as our principal independent accountant. From the date of Kingery & Crouse, P.A.'s appointment through the date of their dismissal on November 9, 2004, there were no disagreements between our company and Kingery & Crouse, P.A. on any matter listed under Item 304 Section (a)(1)(iv) A to E of Regulation S-B, including accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of Kingery & Crouse, P.A. would have caused them to make reference to the matter in its reports on our financial statements.

      We provided Kingery & Crouse, P.A. with a copy of the Current Report on Form 8-K disclosing this matter on November 9, 2004, prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agreed with the statements made in the Current Report on Form 8-K, and if not, stating the aspects with which they agreed. A copy of the letter provided by Kingery & Crouse, P.A., dated November 11, 2004, is included as an exhibit to the registration statement of which this prospectus forms a part.

                              AVAILABLE INFORMATION

      We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Thomas Equipment, Inc. filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

      We are subject to the informational requirements of the Securities Exchange Act of 1934, which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                              Page
Unaudited Financial Statements of Thomas Equipment, Inc. (since inception, October 1, 2004)                   F-2
   For The Three and Six Months Ended March 31, 2005 And Predecessor Statements For The
   Three Months Ended September 30, 2004 And For The Three and Nine Months Ended
   March 31, 2004

Audited Financial Statements of Thomas Equipment Limited (the predecessor business) For                       F-29
   The Years Ended June 30, 2004 and 2003


Audited Financial Statements of Pneutech, Inc. For the Years Ended October 31, 2004 and 2003 and              F-66
Unaudited Financial Statements of Pneutech, Inc. For the Four Months Ended February 28, 2005 and Six
Months Ended April 30, 2004


Unaudited Pro forma Combined Condensed Statements of Operations For the Nine Months Ended March 31, 2005      F-88
and the Year Ended June 30, 2004

THOMAS EQUIPMENT, INC.
Consolidated Financial Statements
Unaudited
March 31, 2005

TABLE OF CONTENTS

--------------------------------------------------------------------------------

                                                                                                                Page
Consolidated Financial Statements:
--------------------------------------------------------------------------------

Balance Sheet as of March 31, 2005                                                                              F-3

Statements of Operations for the three and six months ended March 31, 2005 and                                  F-5
   predecessor F-5 statements for the three months ended September 30, 2004 and for the three and nine months ended March 31, 2004

Statements of Stockholders' Equity for the six months ended March 31, 2005                                      F-6

Statements of Cash Flows for the six months ended March 31, 2005 and                                            F-7
   predecessor  statements  for the three months ended  September 30, 2004 and for the three and nine months ended March 31, 2004

Notes to Financial Statements                                                                                   F-9

--------------------------------------------------------------------------------

                             THOMAS EQUIPMENT, INC.

                               Successor Business

                           CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 2005
                  (Unaudited - in thousands, except share data)

--------------------------------------------------------------------------------

ASSETS

Current assets:
  Cash                                                                   $ 1,111
  Accounts receivable, net of allowance for doubtful accounts of $577     25,269
  Inventories                                                             36,475
  Prepaid expenses                                                         1,804
  Other assets                                                               235
                                                                         -------
                                                                          64,894

Property, plant and equipment, net                                        19,695

Deferred finance costs                                                     1,455

Other assets                                                               2,384

Goodwill                                                                   5,224
                                                                         -------
                                                                         $93,652
                                                                         =======

                                                                    (continued-)

                             THOMAS EQUIPMENT, INC.

                               Successor Business

                           CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 2005
                  (Unaudited - in thousands, except share data)

                                                                    (-continued)

LIABILITIES AND STOCKHOLDERS' EQUITY                               (as restated)

Liabilities

Current liabilities:
  Credit facilities                                                    $  9,762
  Convertible credit facility                                            12,786
  Trade payables                                                         19,844
  Warranty liability                                                        420
  Other payables and accrued liabilities                                  6,415
  Current portion of long term debt                                       8,419
  Current portion of convertible long term debt                           2,448
  Current portion of capital lease obligations                              137
                                                                       --------
                                                                         60,231

Long term debt                                                            1,360
Convertible long term debt                                                2,503
Capital lease obligations                                                 4,965
Deferred taxes                                                              547
Redeemable preferred stock of subsidiary                                  8,476

Stockholders' Equity:
Common stock                                                                  2
Additional paid in capital                                               27,710
Accumulated deficit                                                     (12,092)
Accumulated other comprehensive income (loss)                               (50)
                                                                       --------
                                                                         15,570
                                                                       --------
                                                                       $ 93,652
                                                                       ========


================================================================================
See accompanying notes to consolidated financial statements.

                             THOMAS EQUIPMENT, INC.

          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                  (Unaudited - in thousands, except share data)

--------------------------------------------------------------------------------

                                            Successor Business        |               Predecessor Business
                                        ----------------------------  | ---------------------------------------------
                                        (as restated)                 |
                                           Three       (as restated)  |                    Three           Nine
                                          Months        Six Months    |     Three          Months         Months
                                           Ended           Ended      |  Months Ended       Ended          Ended
                                         March 31,       March 31,    |   September        March 31,      March 31,
                                           2005            2005       |    30, 2004          2004           2004
                                        -----------    ------------   |  ------------    ------------    ------------
Sales                                   $     17,036    $     31,452  |  $     13,857    $     12,622    $     39,199
                                                                      |
Cost of sales                                 14,770          26,912  |        11,770          10,902          33,978
                                        ------------    ------------  |  ------------    ------------    ------------
                                                                      |
Gross profit                                   2,266           4,540  |         2,087           1,720           5,221
                                                                      |
Operating expenses:                                                   |
Selling                                        1,759           3,120  |         1,797           1,561           4,632
General and administrative                     1,931           3,346  |         2,221           1,588           4,263
Provision for doubtful receivables                57             131  |            41             265           1,228
Stock based compensation                          --           6,431  |            --              --              --
Other (income) expense                           226             442  |          (884)           (103)           (763)
                                        ------------    ------------  |  ------------    ------------    ------------
                                               3,973          13,470  |         3,175           3,311           9,360
                                        ------------    ------------  |  ------------    ------------    ------------
                                                                      |
Operating loss                                (1,707)         (8,930) |        (1,088)         (1,591)         (4,139)
                                                                      |
Other expenses -                                                      |
Net financial expense (income)                 2,227           3,162  |           499             (14)             19
                                        ------------    ------------  |  ------------    ------------    ------------
                                                                      |
Net loss before income taxes                  (3,934)        (12,092) |        (1,587)         (1,577)         (4,158)
                                                                      |
Provision for income taxes                        --              --  |            15              17              49
                                        ------------    ------------  |  ------------    ------------    ------------
                                                                      |
Net loss                                $     (3,934)   $    (12,092) |  $     (1,602)   $     (1,594)   $     (4,207)
                                        ============    ============  |  ============    ============    ============
                                                                      |
Weighted average shares outstanding       20,435,393      20,214,088  |     8,643,000       2,643,000       2,643,000
                                        ------------    ------------  |  ------------    ------------    ------------
                                                                      |
Basic and diluted loss per share        $      (0.19)   $      (0.60) |  $      (0.19)   $      (0.60)   $      (1.59)
                                        ============    ============  |  ============    ============    ============
                                                                      |
Reconciliation of Comprehensive Loss:                                 |
Net loss                                $     (3,934)   $    (12,092) |  $     (1,602)   $     (1,594)   $     (4,207)
Other comprehensive income (loss) -                                   |
foreign currency translation                     176             (50) |          (726)            269            (633)
                                        ------------    ------------  |  ------------    ------------    ------------
Total comprehensive loss                $     (3,758)   $    (12,142) |  $     (2,328)   $     (1,325)   $     (4,840)
                                        ============    ============  |  ============    ============    ============

================================================================================
          See accompanying notes to consolidated financial statements.

                             THOMAS EQUIPMENT, INC.

                               Successor Business

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
           (Unaudited - in thousands, except share and per share data)

--------------------------------------------------------------------------------


                                                  Common Stock         Additional                     Other
                                            ------------------------    Paid-In      Accumulated  Comprehensive
                                               Shares       Amount      Capital        Deficit         Loss        Total
                                             -----------------------------------------------------------------------------
BALANCES, OCTOBER 1, 2004 (Inception)                --   $       --   $       --   $       --    $       --    $       --

Contribution of services                             --           --          322           --            --           322

Common stock sold to founders for cash       16,945,000            2        2,127           --            --         2,129

Stock-based compensation related to common
stock sold to founders                               --           --        5,520           --            --         5,520

Common stock sold to Laurus for cash          1,980,000           --           20           --            --            20

Stock-based compensation related to common
stock sold to Laurus for cash                        --           --          911           --            --           911

Common stock issued in exchange for net
liabilities in a recapitalization             1,075,000           --           --           --            --            --

Warrants for 2,200,000 common shares
issued to Laurus in connection with
financing                                            --           --        2,178           --            --         2,178

Option for 4,020,000 common shares issued
to Laurus in connection with financing               --           --        4,060           --            --         4,060

Warrants for 400,000 common shares issued
to Laurus in connection with financing               --           --        1,542           --            --         1,542

Acquisition of Pneutech:
   Common stock issued                        1,082,640           --        3,470           --            --         3,470
   Warrants for 211,062 common shares                --           --          260           --            --           260

Common stock issued in repayment of
Pneutech debt                                   167,360           --          494           --            --           494

Warrants for 150,000 common shares issued
to Laurus in connection with financing               --           --          488           --            --           488

Warrants for 1,000,000 common shares
issued to Roynat in connection with
financing                                            --           --        2,649           --            --         2,649

Warrants for 250,000 common shares issued
in connection with professional services             --           --        1,295           --            --         1,295

Beneficial conversion related to
convertible debt                                     --           --        2,374           --            --         2,374

Foreign exchange translation loss                    --           --           --           --           (50)          (50)

Net loss, as restated                                --           --           --      (12,092)           --       (12,092)

                                             -----------------------------------------------------------------------------
BALANCES, MARCH 31, 2005, as restated        21,250,000   $        2   $   27,710   $  (12,092)   $      (50)   $   15,570
                                             =============================================================================

================================================================================
See accompanying notes to consolidated financial statements.

                             THOMAS EQUIPMENT, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (Unaudited - in thousands)

                                                         Successor   |
                                                         Business    |     Predecessor Business
                                                         --------    |   --------       --------
                                                                     |     Three          Nine
                                                        Six Months   |     Months         Months
                                                          Ended      |     Ended          Ended
                                                         March 31,   |    September      March 31,
                                                           2005      |    30, 2004         2004
                                                         --------    |   --------       --------
CASH FLOWS FROM OPERATING ACTIVITIES:                                |
Net loss                                                 $(12,092)   |   $ (1,602)      $ (4,207)
Adjustments to reconcile net loss to net cash used in                |
  operating activities:                                              |
    Stock compensation                                      6,431    |         --             --
    Amortization of debt discounts and premium              1,522    |         --             --
    Depreciation and amortization                             764    |        531          1,209
    Gain on sale of property, plant and equipment              --    |         (3)           (29)
    Contribution of services                                  322    |         --             --
    Allowance for doubtful accounts                           577    |
                                                                  |
Net change in working capital items                        (4,890)   |     (1,111)          (382)
Net change in employee future benefit liabilities              --    |          8             33
                                                                 |
                                                         --------    |   --------       --------
                                                                  |
NET CASH USED IN OPERATING ACTIVITIES                      (7,366)   |     (2,177)        (3,376)
                                                                 |
                                                         --------    |   --------       --------
                                                                     |
CASH FLOWS FROM INVESTING ACTIVITIES:                                |
                                                                  |
  Cash paid for acquisition of assets of Thomas           (18,119)   |         --             --
  Cash paid for acquisition of Pneutech, Inc.              (3,845)   |         --             --
  Insurance claim received                                     --    |         --            587
  Proceeds on sale of property, plant and equipment            --    |         20             47
  Purchase of property, plant and equipment                   (11)   |       (292)          (977)
                                                                 |
                                                         --------    |   --------       --------
                                                                  |
NET CASH USED IN INVESTING ACTIVITIES                     (21,975)   |       (272)          (343)
                                                                 |
                                                         --------    |   --------       --------
                                                                     |
CASH FLOWS FROM FINANCING ACTIVITIES:                                |
                                                                  |
  Proceeds from debt issuance                              15,970    |         --             --
  Net repayments of advances from affiliated companies         --    |       (588)         4,339
  Increase in bank advances                                12,241    |      2,277           (779)
  Proceeds from sales of common stock                       2,149    |         --             --
  Payments on capital lease obligations                      (249)   |         --             --
                                                                 |
                                                         --------    |   --------       --------
                                                                  |
NET CASH PROVIDED BY FINANCING ACTIVITIES                  30,111    |      1,689          3,560
                                                                 |
                                                         --------    |   --------       --------
                                                                     |
NET INCREASE (DECREASE) IN CASH                               770    |       (760)          (159)
                                                                     |
EFFECT OF EXCHANGE RATE CHANGES ON CASH                       341    |         23             86
                                                                     |
CASH, BEGINNING OF PERIOD                                      --    |        823             80
                                                         --------    |   --------       --------
                                                                     |
CASH, END OF PERIOD                                      $  1,111    |   $     86       $      7
                                                         ======================================

                                                                    (continued-)

                             THOMAS EQUIPMENT, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (Unaudited - in thousands)
                                                                    (-continued)

                                                                         Successor      |
                                                                         Business       |          Predecessor Business
                                                                    ------------------- |  -------------------------------------
                                                                                        |      Three                Nine
                                                                         Six Months     |   Months Ended           Months
                                                                          Ended         |    September             Ended
                                                                       March 31, 2005   |     30, 2004         March 31, 2004
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION -                                      |
  Interest paid                                                     $               801 |  $             --   $               --
                                                                    =================== |  ================   ==================
                                                                                        |
SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING                            |
ACTIVITIES:                                                                             |
   Stock based compensation                                         $             6,431 |  $             --   $               --
                                                                    =================== |  ================   ==================
   Debt discounts for warrants, options and beneficial conversion                       |
      features                                                                   13,292 |  $             --   $               --
                                                                    =================== |  ================   ==================
   Debt premiums                                                    $               751 |  $             --   $               --
                                                                    =================== |  ================   ==================
   Property and equipment acquired under capital leases             $             5,254 |  $             --   $               --
                                                                    =================== |  ================   ==================
   Warrants issued for professional services                        $             1,295 |  $             --   $               --
                                                                    =================== |  ================   ==================


================================================================================
See accompanying notes to consolidated financial statements.

                             THOMAS EQUIPMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (Unaudited - in thousands except share and per share data)

1. Organization and description of the business

We have two business segments, Thomas Equipment and Pneutech.

Thomas Equipment manufactures and distributes through a worldwide network of dealers and distributors a full line of skid steer and mini skid steer loaders as well as attachments, mobile screening plant and mini excavators for the industrial and construction industry. Thomas also manufactures a complete line of potato harvesting and handling equipment for the agricultural industry. Thomas has a manufacturing facility in Centreville, New Brunswick, Canada and also operates six retail stores in New Brunswick, Prince Edward Island, Maine, Colorado and Illinois.

Pneutech and its subsidiaries (Rousseau, Hydramen and Samsung Industry), which we acquired on February 28, 2005, are engaged in the fluid power industry providing distribution and manufacturing of pneumatic and hydraulic components and systems for the industrial market, distribution and manufacturing of hydraulic components and systems for the mobile market and manufacturing of hydraulic cylinders and metal gaskets for the industrial market. Pneutech maintains nine manufacturing and distribution facilities in Canada and one manufacturing plant in South Korea.

2. Acquisitions

On October 11, 2004, we (Thomas Equipment, Inc. or "TEQI," formerly Maxim Mortgage Corporation, a Delaware corporation) entered into an Agreement and Plan of Reorganization with Thomas Equipment 2004 Inc. ("TE2004"), a Canadian corporation and Thomas Ventures Inc. ("TVI"), a Delaware corporation (both TE2004 and TVI were formed in 2004 for the purposes of the asset acquisition described below). Under the terms of the agreement, we acquired 100% of the common stock of TE2004 and TVI in exchange for the issuance by us of 16,945,000 common shares. Although TEQI was the legal acquirer, TE2004 was considered the accounting acquirer and as such the acquisition was accounted for as a recapitalization. Immediately prior to the reorganization, TEQI had 1,075,000 shares of common stock outstanding (after a 1-40 reverse split) and no net assets or liabilities. The officers and directors of TE2004 and TVI assumed similar positions with TEQI. As a result, the accompanying condensed consolidated financial statements represent the results of operations and cash flows of the accounting acquirer (TE2004) from the date of inception, October 1, 2004.

Acquisition of Assets of Thomas Equipment Limited

On November 9, 2004, TE2004 acquired the fixed assets and inventory of Thomas Equipment Limited ("Thomas Equipment Limited" an unrelated Company) effective as of October 1, 2004. The acquisition was accounted for by the purchase method in accordance with Financial Accounting Standards Board Statement No. 141 ("SFAS 141") and the results of operations are included in these consolidated financial statements from the date of acquisition. The aggregate purchase price (including capital leases), calculated in accordance with SFAS 141, was $37.2 million.

The following is a summary of the assets acquired at the date of acquisition, at fair value:

Assets acquired:
       Inventory                                                         $24,543
       Fixed assets                                                       12,639
                                                                         -------
       Assets acquired                                                   $37,182
                                                                         =======


During the quarter ended March 31, 2005 the purchase price was finalized which resulted in an increase to inventory of $2,425 and an increase to fixed assets of $948. The adjustments related to the finalization of the inventory balances based on the final inventory count and the allocation of transaction costs. The fair values assigned to the assets acquired were determined by management based on a review of the related accounting records of Thomas Equipment Limited, physical inspection, counts and evaluations of the assets and review of an analysis completed by an independent third party valuation firm.

                             THOMAS EQUIPMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (Unaudited - in thousands except share and per share data)

During the negotiation of the asset acquisition, the Company and the vendor agreed to a lease for the manufacturing facility and three sales offices. Although it was the Company's original intention to purchase these leased assets, we elected to accept the vendor's offer of a lease alternative. The terms of the capital leases require minimum annual payments of $493 plus taxes, maintenance and certain other expenses. We have the right at any time prior to the expiration of the leases to purchase the properties for $4,953 (translated to U.S. dollars on March 31, 2005). Similarly, Thomas Equipment Limited has the right to require us to purchase the properties subject to certain provisions such as a favorable environmental study (Note 9).


The purchase price of the assets was funded with cash consideration totalling $18,119 which was sourced from loans received from Laurus Master Fund, Ltd. (see Notes 7 and 8) and cash received from our founders for common stock. The balance of the purchase price of $19,063 was financed with the vendor (Thomas Equipment Limited) and its parent company (McCain Foods Limited), with a vendor take back note of $2,260 (see Note 6); capital lease financing provided by the vendor of $5,254 (see Note 9); the sale of preferred shares of our subsidiary TE2004 of $8,370 to McCain (see Note 10); and the balance of $3,179 was a short term note payable to the vendor due in three payments starting one month after closing and then each of the two following months.


The difference between our value, and allocation, of the purchase price and that which Thomas Equipment Limited reported in their financial statements primarily arises from third party costs we incurred in connection with the transaction and the use of a different discount rate with respect to the capital lease obligations.

Acquisition of Pneutech Inc.

On February 28, 2005, we acquired 100% of the common stock of Pneutech, in exchange for 1,082,640 shares of our common stock and warrants to purchase 211,062 shares of common stock, exercisable at $3.00 per share. The common stock issued was valued at $3.50 per share, based on the market price of our common stock on December 22, 2004, the date the terms of the acquisition were agreed to and announced. Clifford Rhee, the President and a member of our Board of Directors, had a controlling interest in Pneutech. As a result, the fair value of the shares issued and the resulting allocation to goodwill in Pneutech has been reduced by the proportionate share of his post-combination ownership percentage. An additional 167,360 shares of our common stock were issued to an unrelated party as of the closing in exchange for the cancellation of approximately $494 of debt owed by Pneutech.

The following is a summary of the net assets acquired at the date of acquisition, at fair value:

Net assets acquired

       Trade receivables                                                      $ 11,943
       Inventories                                                               9,302
       Prepaids and other assets                                                 1,200
       Bank indebtedness                                                        (9,612)
       Accounts payable                                                         (8,782)
       Accrued and other liabilities                                            (1,599)
       Property and equipment                                                    7,868
       Other assets                                                                502
       Goodwill                                                                  5,127
       Notes payable                                                            (8,374)

                                                                              --------

       Net assets acquired                                                    $  7,575

                                                                              ========

Consideration paid:

       Common shares (1,082,640) issued to Pneutech shareholders              $  3,470
       Warrants for common shares (211,062) issued to Pneutech shareholders        260
       Cash paid to redeem Pneutech preference shares and special shares           508
       Cash paid to redeem Pneutech preferred shares                             2,259
       Cash paid to redeem Pneutech common stock warrants                        1,008
       Cash paid for transaction costs                                              70

                                                                              --------

       Consideration                                                          $  7,575

                                                                              ========

                             THOMAS EQUIPMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (Unaudited - in thousands except share and per share data)


As part of the consideration paid for the acquisition of Pneutech, we:

      o Redeemed 929 preference shares and 530,000 special shares owned by 3156176 Canada, Inc. for an aggregate of $508. Clifford Rhee, the President and a member of the Board of Directors of Thomas and Pneutech is the beneficial owner of 3156176 Canada, Inc., which was the owner of approximately 47% of the common shares, and all of the 929 preference shares and 530,000 special shares of Pneutech. Mr. Rhee received 467,767 shares of our common stock in exchange for his common shares in Pneutech;

      o Repaid Roynat Capital $2,259 in consideration for the cancellation of its Pneutech preferred shares and payment of accrued dividends thereon;

      o Repaid Roynat Capital $1,008 in consideration for the cancellation of warrants previously issued by Pneutech to Roynat Capital;


      Concurrently with the closing of the Pneutech acquisition on February 28, 2005, we entered into the following refinancing transactions

      o Redeemed notes payable totaling $494 by issuing 167,360 common shares;

      o Repaid Roynat Capital $3,227 in full satisfaction of all amounts due pursuant to a convertible debenture issued by Pneutech to Roynat Capital;

      o Sold a subordinated debenture to Roynat Merchant Capital Inc. with a face amount of $5,343; and issued warrants to Roynat Merchant Capital Inc. to purchase 1,000,000 shares of common stock at an exercise price of $3.00 per share. The subordinated debenture was due and payable in full on December 30, 2005 and bore interest at the stated rate of 15% per annum. The subordinated debenture was repaid in full in April 2005.

The redemption of the preference shares, special shares, preferred shares, common stock warrants and the repayment of the Roynat Capital debenture were funded by the sale of the subordinated debenture to Roynat Merchant Capital Inc. (see Note 6) and a loan from Laurus Master Fund, Ltd. (see Note 7).


Because Mr. Rhee had a controlling interest in Pneutech, the fair value increase in the assets acquired and the allocation to goodwill in Pneutech has been reduced by the proportionate share of his post-combination ownership percentage.

The results of operations and financial position of Pneutech have been included in our consolidated financial statements since the acquisition date. The following unaudited pro forma financial information for the three and nine months ended March 31, 2005 and 2004 includes the historical and pro forma effects of the October 1, 2004 acquisition of the business and certain assets of Thomas Equipment Limited and the February 28, 2005 acquisition of Pneutech Inc. and its subsidiaries, together with other pro forma adjustments, as if these transactions had taken place at the beginning of the periods presented.

                             THOMAS EQUIPMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (Unaudited - in thousands except share and per share data)

The unaudited pro forma financial information is not necessarily indicative of what the results of operations actually would have been if the transactions had in fact occurred at the beginning of the periods presented. Moreover, they are not intended to be indicative of future results of operations or financial position.

(in thousands, except per share data)

                                     Three Months   Three Months   Nine Months  Nine Months
                                        Ended           Ended        Ended       Ended
                                       March 31,      March 31,     March 31,   March 31,
                                          2005           2004         2005       2004
                                        -------        -------       -------    --------

Sales                                   $25,073        $23,952       $71,859    $ 71,472

                                        =======        =======       =======    ========


Net income (loss)                       $(4,808)       $(1,198)      $(9,849)   $ (6,726)

                                        =======        =======       =======    ========


Earnings per share: basic and diluted   $ (1.80)       $ (0.45)      $ (0.46)   $  (2.52)

                                        =======        =======       =======    ========

3. Basis of presentation and summary of significant accounting policies

Basis of presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the instructions to Form 10-QSB and Rule 310 of Regulation SB of the Securities and Exchange Commission (the "SEC"). Accordingly, these consolidated financial statements do not include all of the footnotes required by accounting principles generally accepted in the United States of America. In management's opinion, all adjustments (consisting of normal and recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three and six months ended March 31, 2005 are not necessarily indicative of the results that may be expected for the year ending June 30, 2005.

The accompanying unaudited consolidated financial statements, as of and for the three and six months ended March 31, 2005, are those of Thomas Equipment, Inc. the successor. The statements of operations and of cash flows include the accounts of Thomas Equipment Limited, our predecessor, for the three months ended September 30, 2004 and for the three and nine months ended March 31, 2004.

Accounting Policies

The following accounting policies are those of the Successor, which do not differ from those of the Predecessor during all periods presented.

Principles of consolidation

The consolidated financial statements include the accounts of TEQI and its wholly owned subsidiaries TVI, TE2004 and Thomas Europe NV from October 1, 2004, the date that TE2004 acquired the business operations and certain assets of Thomas Equipment Limited. The accounts of Pneutech and its subsidiaries are included from March 1, 2005, the date that TEQI acquired Pneutech. All inter-company accounts and transactions have been eliminated in consolidation.

                             THOMAS EQUIPMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (Unaudited - in thousands except share and per share data)

Use of estimates

In preparing our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts in the financial statements and the accompanying notes. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions we are required to make. Estimates that are critical to the accompanying consolidated financial statements arise from the provisions for doubtful accounts and warranties. Management bases its estimates and judgements on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgements about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Translation of foreign currencies

Our functional currency is the Canadian dollar. Our foreign currency transactions and balances are translated into Canadian dollars using the temporal method. Under this method, monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at rates of exchange prevailing at the balance sheet date. Revenue and expenses are translated into Canadian dollars at the rate of exchange prevailing at the transaction date. The resulting foreign currency exchange gains and losses are included in earnings for the periods presented.

Assets and liabilities are then translated into United States dollars (reporting currency) at the exchange rate in effect at each period end. Revenues, expenses, gains and losses are translated into United States dollars at the average rate of exchange prevailing during the period. All translation effects of exchange rate changes are included as a separate component of stockholders' equity.

Revenue recognition

In accordance with Staff Accounting Bulletin 104 - Revenue Recognition in Financial Statements ("SAB 104"), revenue is generally recognized and earned when all of the following criteria are satisfied: a) persuasive evidence of sales arrangements exist; b) delivery has occurred; c) the sales price is fixed or determinable, and d) collectibility is reasonably assured.

Delivery and sales of equipment and service parts are recorded when title and all risks of ownership are transferred to the independent dealer, distributor, OEM or retail customer which generally occurs when the equipment or parts are shipped to the customer or dealer. No right of return exists on sales of equipment except for goods sold under buy back arrangements (see below) which are not recorded as sales.

In some circumstances, goods are shipped to dealers and distributors on a consignment basis under which title and risk of ownership are not transferred to the dealers and distributors. Accordingly, sales revenues are not recorded until a retail customer has purchased the goods.

To assure that collectibility is reasonably assured we perform ongoing credit evaluations of all of our customers and generally do not require collateral as we believe we have collection measures in-place to limit the potential for significant losses.


We make appropriate provisions based on experience for costs such as doubtful receivables, sales incentives and product warranty costs. Generally, sales incentives are granted only at the time of sale as a price reduction and are immediately recorded as a reduction of revenues.

                             THOMAS EQUIPMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (Unaudited - in thousands except share and per share data)

Our standard invoice terms are established by marketing region. When a sale is made to a dealer, the dealer is responsible for payment even if the product is not sold to an end customer and that dealer must make payment within the standard terms to avoid interest costs. Late payment interest of 12% p.a. charged to customers who have overdue accounts is not recognized until received.

Although we currently have no significant arrangements, financing revenue will be recorded over the terms of the related receivables using the interest method.

Buy back arrangements

Sales contracts are entered into with a dealer/distributor that carries inventory for rental activities. These contracts include a guaranteed buy back value of 65% - 70% of the original sales value at the end of the three year period if the dealer/distributor has not sold the equipment to a retail customer. These transactions are not recorded as sales, but are instead accounted for as operating leases with net proceeds on the initial transfer of the equipment to the dealer/distributor recorded as a liability on the balance sheet. The liability is subsequently reduced on a pro rata basis over the three-year period to the amount of the guaranteed buy back value at that date, with corresponding credits to sales in the consolidated statement of operations.

The equipment will be included on the balance sheet at cost and amortized on a straight-line basis over its estimated useful life of three years with corresponding debits to cost of sales. The deferred revenue and unamortized carrying value of the equipment is removed from the balance sheet and included in sales and costs of sales respectively in the consolidated statement of operations if the dealer/distributor resells the equipment to a retail customer during the buy back period.

Trade-ins and used equipment

Used equipment received under a trade in is valued at its estimated net realizable value with the difference between the trade-in allowance and the net realizable value being recognized as a reduction in revenues for the associated sale. Trade-in allowances are generally only granted at the time of a new sale. To date we have not accepted a significant amount of trade-ins.

Allowance for doubtful accounts

The allowance for doubtful accounts is evaluated on a regular basis and adjusted based upon management's best estimate of probable losses inherent in receivables, based on historical experience, including the historical loss experience of the predecessor company. Receivables are determined to be past due if they have not been paid by the payment due dates. Debts are written off against the allowance when deemed to be uncollectible. Subsequent recoveries, if any, are credited to the allowance when received.

                             THOMAS EQUIPMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (Unaudited - in thousands except share and per share data)

Product Warranties

At the time a sale to a dealer is recognized, the company records the estimated future warranty costs. These costs are estimated based on historical warranty claims, including the historical warranty experience of the predecessor company. Warranty provisions are included as a component of cost of sales.

Shipping and handling costs

Shipping and handling costs related to finished goods are reported as a component of cost of sales in the consolidated statement of operations.

Cash and cash equivalents

Cash and cash equivalents include cash on hand and balances with banks, net of bank overdrafts, and highly liquid temporary money market instruments with original maturities of three months or less. Bank borrowings are considered to be financing activities.

Inventory

Inventory is valued at the lower of cost and net realizable value with cost being determined on an average cost basis. The cost of goods in process includes the cost of raw materials, direct labour and manufacturing overhead. Used equipment is valued at net realizable value.

We evaluate our inventory for excess and obsolescence on a quarterly basis. In preparing our evaluation we look at the expected demand for our products for the next six to twelve months in order to determine whether or not such raw materials, WIP and finished goods require an increase in the inventory reserve in order to record the inventory at net realizable value. After discussions with the senior management team, a reserve is established so that inventory is appropriately stated at the lower of cost or net realizable value.

Property, plant and equipment

Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided from the date assets are put into service at rates to depreciate the carrying cost of the property, plant and equipment over their estimated useful lives on a straight-line basis as follows:

      Property and plant under capital leases, excluding land     10-20 years
      Production machinery and equipment                          10-15 years
      Office furniture and equipment                              8 years
      Computer equipment                                          3 years
      Automotive equipment                                        3 years

We evaluate the carrying value of property, plant and equipment when events and circumstances warrant such a review. If the carrying values of the assets are considered to be impaired, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the asset.

Long-lived assets

Statement of Financial Accounting Standards (SFAS) 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" requires that long-lived assets, including certain identifiable intangibles, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of the assets in question may not be recoverable. We have reviewed long lived assets during the quarter ended March 31, 2005 and determined that no impairment loss need be recognized.

                             THOMAS EQUIPMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (Unaudited - in thousands except share and per share data)

Deferred finance charges

Deferred finance charges are amortized over the terms of the related party credit facilities, using the effective interest method.

Redeemable preferred shares

Preferred shares that are redeemable at the option of the holder have been classified as a liability in the consolidated balance sheet and dividends paid or accrued on these shares have been classified as a financial expense in our consolidated statements of operations.

Debt with detachable warrants and/or beneficial conversion

We account for the issuance of detachable stock purchase warrants in accordance with Accounting Principles Board Opinion 14 ("APB 14"), whereby we separately measure the fair value of the debt and the detachable warrants and allocate the proceeds from the debt on a pro-rata basis to each. The resulting discount from the fair value of the debt allocated to the warrants, which is accounted for as paid-in capital, is amortized over the estimated life of the debt.

In accordance with the provisions of Emerging Issues Task Force Issue 98-5 ("EITF 98-5") and EITF 00-27, we allocate a portion of the proceeds received to any embedded beneficial conversion feature, based on the difference between the effective conversion price of the proceeds allocated to the convertible debt and the fair value of the underlying common stock on the date the debt is issued. In the event the convertible debt also had detachable stock purchase warrants, we first allocate proceeds to the stock purchase warrants and the debt and then allocate the resulting debt proceeds between the beneficial conversion feature, which is accounted for as paid-in capital, and the initial carrying amount of the debt. The discount resulting from the beneficial conversion feature is amortized over the estimated life of the debt.

Advertising costs

Advertising costs of $308 for the six months ended March 31, 2005 were expensed as incurred and reported as a component of selling expenses.

Research and development costs

Research and development costs of $520 for the six months ended March 31, 2005 were expensed as incurred and include salaries, contractor fees, building costs, utilities and administrative expenses.

Income taxes

We utilize Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

We have recorded a full valuation allowance against the benefits that would result from losses incurred to date, based on a history of losses from the predecessor owner of the assets purchased, as we are unable to determine if the losses will be utilized. However, at Pneutech there were timing differences related to property, plant and equipment which resulted in a net liability at March 31, 2005.

                             THOMAS EQUIPMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (Unaudited - in thousands except share and per share data)

Net loss per share

We compute net loss per share in accordance with Statement of Financial Accounting Standards No. 128 "Earnings per Share" ("SFAS 128") and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the number of common and common equivalent shares outstanding during the period. During the period when they would be anti-dilutive, common stock equivalents (consisting of options to purchase 4,020,000 common shares, warrants to purchase 4,211,062 common shares and debt convertible into 15,847,111 common shares) are not considered in the computations. Since the Company has incurred net losses for all periods, basic loss per share and diluted loss per share are the same.

Stock - based compensation

We account for equity instruments issued to employees for services based on the intrinsic value of the equity instruments issued, and account for equity instruments issued to those other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.

We have adopted Statement of Financial Accounting Standards No. 148 ("SFAS 148"). "Accounting for Stock-Based Compensation - Transition and Disclosure" This statement amends Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock Based Compensation." It provides alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for employee stock-based compensation. It also amends the disclosure provisions of SFAS 123 to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. As permitted by SFAS 123 and amended by SFAS 148, the Company continues to apply the intrinsic value method under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," to account for stock-based employee compensation arrangements.

New pronouncements

SFAS 123(R) `Share-Based Payments'

In December 2004, the Financial Accounting Standards Board issued Statement No. 123 ("SFAS 123 (R)"), Share-Based Payments. SFAS 123 (R) requires all entities to recognize compensation expense in an amount equal to the fair value of shared-based payments such as stock options granted to employees. We will be required to apply SFAS 123 (R) on a modified prospective method. Under this method, we are required to record compensation expense (as previous awards continue to vest) for the unvested portion of previously granted awards that remain outstanding at the date of adoption. In addition, we may elect to adopt SFAS 123 (R) by restating previously issued financial statements, basing the amounts on the expense previously calculated and reported in the pro forma disclosures that had been required by SFAS 123. SFAS 123 (R) is effective for the first reporting period beginning after December 31, 2005. We do not believe that the adoption of SFAS 123 (R) will have a material impact on our consolidated financial statements as there are only 30,000 options, issued to employees, to purchase 30,000 shares of common stock outstanding at March 31, 2005.

SFAS 153 `Exchanges of Nonmonetary Assets an Amendment of APB Opinion No. 29'

In December 2004, FASB Statement No. 153 was issued amending APB Opinion No. 29 to eliminate the exception allowing nonmonetary exchanges of similar productive assets to be measured based on the carrying value of the assets exchanged as opposed to being measured at their fair values. This exception was replaced with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of this statement is not expected to have a material impact on our consolidated financial statements.

                             THOMAS EQUIPMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (Unaudited - in thousands except share and per share data)

Restatement


These financial statements have been restated to record as equity the beneficial conversion feature related to certain of our convertible debt, in accordance with EITF 98-5 and EITF 00-27. As a result, we have recorded $2,374 as a discount from certain of our convertible debt issued in January and February 2005. $190 of this discount was amortized to "Net financial expense" in our accompanying consolidated statements of operations during the three and six months ended March 31, 2005. Accordingly, the effect on our accompanying consolidated balance sheet as of March 31, 2005 was a decrease in liabilities and corresponding increase in stockholders' equity of $2,184. The effect on our consolidated statements of operations for the three and six months ended March 31, 2005 was an increase in our net loss of $190. Basic and diluted loss per share for the three and six months ended March 31, 2005 increased by $0.01 and $0.01, respectively.


4. Inventories

Raw materials and spare parts                                            $ 8,402
Work in process                                                            2,503
Finished goods - new                                                      23,311
Finished goods - used                                                      1,973
Packaging and supplies                                                       286
                                                                         -------
                                                                         $36,475
                                                                         =======

5. Property, plant and equipment

                                                             Accumulated
                                                    Cost     Depreciation   Net Book Value
Land                                               $ 1,364                   $ 1,364
Property and plant under capital leases              8,581      $   270        8,311
Production machinery and equipment                   7,949          357        7,592
Office furniture and equipment                         639           16          623
Computer equipment                                     679           62          617
Automotive equipment                                   743           59          684
Construction in process                                504           --          504
                                                   -------      -------      -------
                                                   $20,459      $   764      $19,695
                                                   =======      =======      =======

6. Long term debt

Note payable to Thomas Equipment Limited, bearing interest at 4%, with annual principal repayments plus interest, maturing on October 31, 2006. Funds were
used to finance the acquisition of Thomas Equipment Limited assets                                  $ 2,219
                                                                                                    -------

Debenture payable to Roynat Merchant Capital Inc., bearing interest at 15% (effective rate of approximately 125%), due December 30, 2005, repaid April 19, 2005.  Funds were used to refinance liabilities assumed in the Pneutech Inc. acquisition.  As security, the Company provided collateral of property and equipment.  There are no material debt covenants.  Roynat Merchant
Capital Inc. has accepted a second position to Laurus Master Fund                                     5,343

Debt discount, net of amortization of $265, related to warrants to purchase 1,000,000 common shares at an exercise price of $3 per share.  The warrants are exercisable at any time and expire on August 28, 2006.  The warrants were valued using the Black-Sholes option pricing model based
on the market price of the common shares at the time the warrants were issued (note 12)              (2,384)
                                                                                                    -------
                                                                                                      2,959
                                                                                                    -------

                             THOMAS EQUIPMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (Unaudited - in thousands except share and per share data)

Various loans with interest rates ranging from Canadian prime rate plus 1.5% to 8.45% (Canadian         524
prime was 5.75% at March 31, 2005), amortized from 2007 to 2009, repayable in monthly instalments of principal of $28 plus interest, assumed on the acquisition of Pneutech Inc.

Samsung Industries - various loans with interest rates ranging from 4.12% to
12.00% repayable
through 2012, assumed on the acquisition of Pneutech Inc.                                             2,997

Private loans with interest rates ranging from 3% to 8%, with regular principal and interest
payments providing for repayment by 2006, assumed on the acquisition of Pneutech Inc.                 1,080
                                                                                                    -------

Total                                                                                                 9,779
Less: current portion                                                                                (8,419)
                                                                                                    -------
                                                                                                    $ 1,360
                                                                                                    =======
Principal repayments are as follows, for the fiscal years ending June 30:
2005                                                                                                $   852
2006                                                                                                  8,352
2007                                                                                                  1,930
2008                                                                                                    247
2009                                                                                                    223
thereafter                                                                                              559

The debenture payable to Roynat Merchant Capital Inc. and the Samsung Industries loans were repaid on April 19, 2005 with part of the proceeds from the sale of preferred stock and warrants (see note 17)

7. Convertible long term debt

Term loan, with Laurus Master Funds Ltd. ("Laurus," a related party), bearing interest at US prime plus 3% (8.2% at March 31, 2005) with monthly principal repayments of $207 per month plus interest. Funds were used to finance the acquisition of Thomas Equipment Limited assets.  As security, the Company has provided a general security agreement on Thomas Equipment, Inc. and a
second position on all assets of Pneutech, Inc.  There are no material debt covenants               $ 6,000

Debt discount, net of amortization of $244, related to 4,020,000 options to purchase shares of common stock and 2,200,000 warrants to purchase common stock issued to Laurus.  The options and warrants have an exercise price of $0.01 per share and $2.25 per share, respectively, and are exercisable at any time.  The warrants expire on November 9, 2011. The proceeds allocated to the options and warrants of $4,060 and $2,178, respectively, were credited to additional paid in capital and the resulting discount from the related debts is being amortized over the term of those debts of three years.  The value assigned to the options and warrants was allocated between the convertible long term debt ($1,739) and convertible credit facility ($4,415) based on the value of the debt.  The options and warrants were valued using the Black-Sholes option pricing model based on the market price of the common shares at the time the options and warrants were
issued (note 12)                                                                                     (1,495)

Premium: the principal and accrued interest may be paid, at the holder's option (i) in cash with a 5% premium; or (ii) in shares of common stock, assuming the shares of common stock are
registered under the Securities Act of 1933                                                             200
                                                                                                    -------
                                                                                                      4,705
                                                                                                    -------
Term loan, with Laurus Master Funds Ltd. ("Laurus," a related party), bearing interest at US prime plus 3% (8.2% at March 31, 2005) with monthly principal repayments of $66 per month plus interest. Funds were used to refinance liabilities assumed in the Pneutech Inc. acquisition.  As security, the Company has provided a general security agreement on Thomas Equipment, Inc. and a
second position on all assets of Pneutech, Inc.  There are no material debt covenants                 1,900

                             THOMAS EQUIPMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (Unaudited - in thousands except share and per share data)

Debt discount, net of amortization of $49, related to warrants to purchase 150,000 common shares at an exercise price of $2.25 per share.  The warrants are exercisable at any time and expire on
February 28, 2012.  The proceeds allocated to the warrants of $488 were credited to additional paid-in capital and the resulting discount from the related debt is being amortized over the term of the debt of 32 months.  The warrants were valued using the Black-Scholes option pricing model
based on the market price of the common shares at the time the warrants were issued (note 12)          (439)


Discount related to the beneficial conversion feature, net of amortization of $132.  After allocating a portion of the proceeds to the warrants, it was determined that all the remaining proceeds of the debt should be allocated to the embedded conversion feature.  As such, $1,412 was credited to additional paid-in capital.  The discount is being amortized over the term of the
debt of 32 months                                                                                    (1,280)

Premium: the principal and accrued interest may be paid, at the holder's option (i) in cash with a 3% premium; or (ii) in shares of common stock, assuming the shares of common stock are
registered under the Securities Act of 1933                                                              65

                                                                                                    -------
                                                                                                        246
                                                                                                    -------

Less current portion                                                                                 (2,448)
                                                                                                    -------
                                                                                                    $ 2,503
                                                                                                    -------
Principal repayments start in July 2005 and are as follows, for the fiscal years ending June 30:
2005                                                                                                $     0
2006                                                                                                  3,270
2007                                                                                                  3,270
2008                                                                                                  1,360

The principal repayments and interest payments for the term loans can be made in cash or common stock at the option of the holder. All principal and interest cash payments are subject to a premium of 3%. Payments in common stock have a fixed conversion price of $1.50 per common share

The term loans can be converted to common stock at any time, at the option of the holder, at a conversion price of $1.50 per common share

                             THOMAS EQUIPMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (Unaudited - in thousands except share and per share data)

8. Convertible credit facility - related party and other credit facilities


Effective November 9, 2004, the company entered into a three-year $16,000 revolving credit facility agreement with Laurus Master Fund Ltd. ("Laurus"). Included in the total credit facility is a secured convertible minimum borrowing note of $8,000. The purpose of the credit facility was to provide TE2004 with funds to purchase the inventory and fixed assets of Thomas Equipment Limited and other general corporate purposes. The credit facility is secured by substantially all of our assets.


On January 26, 2005, we received an increase in the credit facility with Laurus from $16,000 to $20,000. Laurus charged a fee of $128 and received warrants to purchase 400,000 common shares at an exercise price of $2.25 per share.

The revolving loan bears interest at the greater of 7.5% or The Wall Street Journal published US prime rate plus 3%. We are also required to pay fees of 0.30% per annum on the average monthly unused amount of the revolving facility and a 1% per month fee on the balance in excess of the borrowing limit.

The credit facility provides for borrowings utilizing an asset based formula using eligible receivables, inventory, and fixed assets, less any reserves. At March 31, 2005, the amount of available borrowings pursuant to the formula was as follows:

   Available borrowings supported by asset base                          $18,660
   Less: amount borrowed under revolving credit facility                  18,504
                                                                         -------
   Excess availability                                                   $   156
                                                                         =======

Laurus may require us to convert into common stock all or a portion of the amount outstanding under the credit facility, together with interest and fees thereon, at any time at a conversion price of $1.50 per common share. Laurus has contractually agreed not to convert any portion of the credit facility if exercising the conversion option results in Laurus holding in excess of 9.99% of our outstanding shares of common stock.


      Amount borrowed under the revolving credit facility
      Funds were used to finance the acquisition of Thomas Equipment Limited
      assets and to fund operations since the acquisition                          $ 18,504

      Debt discount related to 4,020,000 options to purchase shares of common stock and 2,200,000 warrants to purchase common stock, issued to Laurus
      The options and warrants have an exercise price of $0.01 per share and
      $2.25 per share, respectively, and are exercisable at any time. The warrants expire on November 9, 2011. The proceeds allocated to the options and warrants of $4,060 and $2,178, respectively, were credited to additional paid in capital and the resulting discount from the related debts is being amortized over the term of those debts of three years. The value assigned to the options and warrants was allocated between the convertible long term debt ($1,739) and convertible credit facility
      ($4,415) based on the value of the debt. Warrants to purchase 400,000 common shares at an exercise price of $2.25 per share were issued in
      January 2005 in connection with an increase in the credit facility. The warrants are exercisable at any time and expire on January 26, 2012. The proceeds allocated to these warrants of $1,542 was credited to additional
      paid in capital                                                                (5,302)

                             THOMAS EQUIPMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (Unaudited - in thousands except share and per share data)

      Amortization of the above discounts totalled $655 through March 31, 2005

      The warrants were valued using the Black-Scholes option pricing model based on the market price of the common shares at the time the options and warrants were issued (note 12)

      Discount, net of amortization of $58, related to the beneficial conversion feature of amounts received above the original $16,000 credit facility
      After allocating a portion of the proceeds received above the original
      $16,000 to the warrants, it was determined that the remaining proceeds of that portion of the debt should all be allocated to the embedded beneficial conversion feature. As such, $962 was credited to additional paid-in capital and is being amortized over the remaining term of the debt
      of 33 months                                                                     (904)

      Premium: the principal portion of $8,000 and accrued interest may be paid, at the holder's option (i) in cash with a 3% premium; or (ii) in shares of common stock, assuming the shares of common stock are registered under the
      Securities Act of 1933                                                            488
                                                                                   --------
                                                                                   $ 12,786
                                                                                   ========

Any principal repayments and interest payments on $8,000 of this outstanding balance of the credit facility can be made in cash or common stock. All principal and interest cash payments are subject to a premium of 5%. Payments in common stock have a fixed conversion price of $1.50 per common share.

As security, the Company has provided a general security agreement on Thomas Equipment, Inc. and a second position on all assets of Pneutech, Inc. There are no material debt covenants.

Other credit facilities

   Subsidiaries' lines of credit                                         $9,762
                                                                         =======

The subsidiary companies have authorized operating lines of credit at Canadian prime rate plus 0.3% and 1.5% (4.55% and 5.75% at March 31, 2005) totalling $10,686, of which, $924 is unused at March 31, 2005. As security, the subsidiary companies have pledged property, general security agreements, assignments of inventory and book debts, guarantees by related companies and shareholders, and an assignment of fire and theft insurance.

9. Capital lease obligations

Under the terms of the Purchase Agreement with Thomas Equipment Limited, we entered into two-year capital lease agreements with Thomas Equipment Limited. Pursuant to the leases, we have the right at any time prior to the expiration of the leases to purchase the leased properties for $4,953 (based on the March 31, 2005 exchange rate). In addition, Thomas Equipment Limited has a right to require us to purchase the leased properties at the expiration of the leases. The leases require annual payments of $493 plus realty taxes, maintenance, heat and certain other expenses. We have recorded the leases as capital leases with future minimum repayments as follows:

     Fiscal year ending June 30:
     2005                                                                 $  123
     2006                                                                    493
     2007                                                                  5,077
                                                                          ------
                                                                           5,693
     Less: amounts representing interest                                     591
                                                                          ------
                                                                          $5,102
                                                                          ------

                             THOMAS EQUIPMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (Unaudited - in thousands except share and per share data)

The company used a discount rate of approximately 8% in the capital lease accounting which represents the Company's effective borrowing rate at the time the leases were entered into (Thomas Equipment Limited used a different discount rate which approximated their effective borrowing rate).

10. Redeemable preferred shares

The Company has 5,000,000 shares of preferred stock authorized, $0.0001 par value. At March 31, 2005, no shares were issued and outstanding. On April 19, 2005, as described in Note 17, we sold 25,000 preferred shares.

In connection with the financing of the asset acquisition from Thomas Equipment Limited (note 2), we issued to the parent of Thomas Equipment Limited, 1,000 shares of redeemable preferred stock of our subsidiary Thomas Equipment 2004 Inc.. The preferred shares carry a cumulative dividend of 8% per annum. We are required to purchase the preferred shares from the holder on April 26, 2006, if not earlier redeemed. A default rate of 12% is due if we fail to redeem by April 26, 2006. The face amount of the shares is $8,220 (translated at March 31, 2005) which we determined to also be their fair value at the time of issuance as the dividend rate approximated the market rate we would pay for similar financing. The shares are currently redeemable for $8,476 (their face amount of $8,220 plus $256 of accrued but unpaid dividends). The holder of these shares has the right to be an observer at our board meetings.

11. Common stock

At March 31, 2005, we have 200,000,000 authorized shares of common stock, par value $0.0001, 21,250,000 shares issued and outstanding.

In October, 2004, immediately prior to the reorganization, we completed a 1 for 40 reverse stock split. After the reverse stock split, Maxim's shareholders retained 1,075,000 shares of common stock in the reorganization, which has been recorded at the value of the net assets (liabilities) assumed which amounted to $0.

We issued 16,945,000 shares to our founders for $2,451 (which includes non cash service contributions of $322) or an average of approximately $0.14 per share. The fair value of the common stock was estimated to be $0.47 per share, based on the cash price of $0.50 paid by certain of our founders and the trading price of the shares immediately after the reorganization of $0.45. The difference resulted in an immediate expense of $5,520 which consisted of the common stock fair value of $7,971 less stock subscription consideration of $2,129 in cash and non cash service contributions of $322.


On November 9, 2004, in connection with the issuance of debt and obtaining the credit facility, we sold 1,980,000 shares to Laurus for $20. Based on the estimated fair value of $0.47, we recorded $911 of "stock-based compensation" expense for this issuance.


On February 28, 2005, we issued 1,082,640 shares in connection with the acquisition of Pneutech and 167,360 shares to repay certain debt owed by Pneutech.

12. Stock options and warrants

We use the Black-Scholes option pricing model to value options and warrants, based on the market price of our common stock at the time the options or warrants are issued.

On November 9, in connection with the issuance of debt and obtaining the credit facility, we issued an option to purchase 4,020,000 shares of common stock and 2,200,000 warrants to purchase common stock to Laurus. The options and

                             THOMAS EQUIPMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (Unaudited - in thousands except share and per share data)

warrants have an exercise price of $0.01 per share and $2.25 per share, respectively, and are exercisable at any time. The warrants expire on November 9, 2011. The proceeds allocated to the options and warrants of $4,060 and $2,178, respectively, were credited to additional paid in capital and the resulting discount from the related debts is being amortized over the term of those debts of three years. The value assigned to the options and warrants was allocated between the convertible long term debt ($1,739) and convertible credit facility ($4,415) based on the value of the debt.

On January 26, 2005, in connection with an increase in the credit facility with Laurus from $16,000 to $20,000, we issued to Laurus warrants to purchase 400,000 common shares at an exercise price of $2.25 per share. The warrants are exercisable at any time and expire on January 26, 2012. The proceeds allocated to the warrants of $1,542 were credited to additional paid-in capital and the resulting discount from the related debt is being amortized over the remaining term of that debt of 33 months.

On January 31, 2005, in connection with investor relations services, we issued warrants to Redwood Consultants to purchase 250,000 common shares at an exercise price of $4 per share. The warrants are exercisable at any time and expire on January 31, 2008. Because the value of the services to be provided could not be reliably measured, we used the fair value of the warrants of $1,295, which amount was credited to additional paid-in capital and is being recognized as an expense over the estimated life of the services of one year.

On February 28, 2005, in connection with the acquisition of Pneutech and as part of the purchase price consideration, we issued warrants to the former Pneutech shareholders to purchase 211,062 common shares at an exercise price of $3 per share. The warrants are exercisable at any time and expire on February 28, 2010. The warrants were valued at $260, which was recorded as part of the consideration paid for the acquisition of Pneutech.

Also on February 28, 2005, in connection with the sale to Laurus of an additional secured convertible term note with a principal amount of $1,900, we issued to Laurus warrants to purchase 150,000 common shares at an exercise price of $2.25 per share. The warrants are exercisable at any time and expire on February 28, 2012. The proceeds allocated to the warrants of $488 were credited to additional paid-in capital and the resulting discount from the related debt is being amortized over the term of that debt of 32 months.

Also on February 28, 2005, in connection with the acquisition of Pneutech and the sale of a $5,343 principal amount debenture to Roynat Merchant Capital Inc., we issued to Roynat warrants to purchase 1,000,000 common shares at an exercise price of $3 per share. The warrants are exercisable at any time and expire on August 28, 2006. The proceeds allocated to the warrants of $2,649 were credited to additional paid-in capital and the resulting discount from the related debt is being amortized over the term of that debt of ten months. As described in
Note 17, the debenture was repaid on April 19, 2005 and the unamortized discount at that date was expensed.

On April 19, 2005, in connection with the sale of preferred stock, we issued additional common stock warrants, as described in Note 17.

13. Segment information

Our principal operations relate to the manufacturing, sale and distribution through a worldwide network of dealers, distributors and retailers of skid steer and mini skid steer loaders, attachments, parts, mobile screening plants and mini excavators for the industrial and construction industry and potato harvesting and handling equipment for the agriculture industry. Because of the integrated nature of our sole manufacturing operation and common administrative and marketing support functions, the business is treated by management as a single operating segment for the purpose of making operating decisions and assessing performance.

                             THOMAS EQUIPMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (Unaudited - in thousands except share and per share data)

Revenues by destination and product group were as follows:

                       ----Successor Business----  |  -----------Predecessor Business-----------
                                                   |
                       Three months    Six months  |  Three months   Three months    Nine months
                          ended          Ended     |    ended          ended            ended
                         March 31,      March 31,  | September 30,    March 31,        March 31,
                           2005          2005      |     2004           2004            2004
                         -------        -------    |   -------         -------         -------
Thomas Equipment         $12,160        $26,576    |   $13,857         $12,622         $39,199
Pneutech                   4,876          4,876    |        --              --              --
                         --------------------------|-------------------------------------------
                         $17,036        $31,452    |   $13,857         $12,622         $39,199
                         ==========================|===========================================
                                                   |
Canada                   $ 5,981        $ 7,890    |   $ 2,883         $ 1,268         $ 7,038
USA                        5,067         11,440    |     7,177           8,493          22,814
Europe                     5,043          9,330    |     2,517             964           6,323
Rest of world                945          2,792    |     1,280           1,897           3,024
                         -------        -------    |   -------         -------         -------
Total sales to           $17,036        $31,452    |   $13,857         $12,622         $39,199
external customers                                 |
                         =======        =======    |   =======         =======         =======
                                                   |
Industrial and                                     |
construction             $16,913        $30,836    |   $12,147         $12,551         $34,960
Agriculture                  123            616    |     1,710              71           4,239
                         -------        -------    |   -------         -------         -------
                                                   |
Total sales to                                     |
external customers       $17,036        $31,452    |   $13,857         $12,622         $39,199
                         =======        =======    |   =======         =======         =======

During the periods presented, no single customer accounted for more than 10% of our revenues.

Property, plant and equipment by geographical area as of March 31, 2005 were as follows:

Canada                                                                   $14,847
USA                                                                           66
Korea                                                                      4,782
                                                                         -------
Total                                                                    $19,695
                                                                         =======

14. Contingencies and commitments

Litigation

We are potentially subject to various claims and litigation arising out of the ordinary course and conduct of our business including product liability, intellectual property, labour and employment, environmental and tax matters. We do not consider our exposure to such claims and litigation to be material to the consolidated financial statements.

                             THOMAS EQUIPMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (Unaudited - in thousands except share and per share data)

Warranties

Our products are sold with a one year comprehensive bumper to bumper warranty except for loader sales in North America and Australia, which have a three year bumper to bumper warranty, followed by a power train warranty in years four and five. We generally determine our total warranty liability by applying historical claims rate experience to the estimated amount of equipment that has been sold and is still under warranty based on dealer inventories and retail sales. The historical claims rate is primarily determined by a review of claims costs and current quality developments.

Other commitments

We have entered into operating lease agreements to lease certain premises and office equipment. The annual rent of premises consists of a minimum rent plus realty taxes, maintenance, heat and certain other expenses. Minimum rent payable for premises and office equipment in the aggregate and for each of the next five years is as follows:

      Fiscal years ending June 30:
      2005                                                                  $213
      2006                                                                   749
      2007                                                                   540
      2008                                                                   398
      2009                                                                   326

Guarantees

We have entered into an arrangement with a dealer / distributor under which sales to that dealer / distributor will include a guaranteed buy back value at the end of a three year period if that dealer / distributor has not sold the equipment to a retail customer. There is no potential liability at the balance sheet date as no sales have been made to the dealer / distributor.

15. Financing expense

      Capital leases                                                      $  187
      Credit facility - related party                                        818
      Amortization of deferred financing costs                               121
      Amortization of debt discount - related party                        1,366
      Amortization of debt premium                                           156
      Note payable - related party                                            44
      Dividends on preferred shares - related party                          256
      Amortization of warrants for consulting services                       109
      Other                                                                  105
                                                                          ------
      Total                                                               $3,162
                                                                          ======

                             THOMAS EQUIPMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (Unaudited - in thousands except share and per share data)

16. Fair value and financial risks

Fair value

Our financial instruments include cash and short term deposits, bank advances, trade accounts and financing receivables and accounts payable. Due to the short-term maturity of cash and short-term deposits, bank advances, trade accounts receivable, accounts payable and accrued liabilities, the carrying values of these instruments are reasonable estimates of their fair values.

Credit risk

Our financial assets that are exposed to credit risk consist primarily of cash, trade accounts and financing receivables.

We are exposed to normal credit risk from customers. Trade accounts and financing receivables have significant concentrations of credit risk in the industrial and construction industry and, on a geographical basis, in the USA as disclosed in note 13.

Interest rate risk

We are exposed to interest rate risk as future changes in the prevailing level of interest rates affect the cash flows associated with financing receivables and debt obligations. We have not entered into any financial instrument contracts to hedge the interest rate exposure associated with these items.

Foreign currency risk

Our foreign currency translation policy is described in Note 3. We do not enter into foreign currency futures and forwards contracts to manage exposure to foreign currency fluctuations. As at March 31, 2005, our exposure in non-Canadian dollars was: receivables of $14,331, payables of $11,517, credit facilities of $18,504 and cash of $1,227.

17. Recent events

On April 19, 2005, we entered into agreements with several accredited investors for the sale of an aggregate of 25,000 shares of series A preferred stock (the "Preferred Stock"), and warrants to purchase an aggregate of 2,083,333 shares of common stock exercisable at a price of $3.75 per share at any time during a period of five years (the "Warrants"). The securities were sold for an aggregate cash consideration of $25,000,000. The securities were issued in a private placement transaction pursuant to Section 4(2) and Regulation D under the Securities Act of 1933, as amended. The Company also agreed to cause a resale registration statement covering the common stock issuable upon conversion of the Preferred Stock and exercise of the Warrants to be effective within six months of the closing date.

The Preferred Stock is convertible into 8,333,333 shares of common stock at the rate of $3.00 per share and pays a dividend of 5% per annum in cash. The Preferred Stock may be converted at anytime upon five days notice by the Preferred Stockholders. The Company can require the holders to convert up to 20% of their Preferred Stock per month, if the common stock trades at an average price of $6.00 per share for 20 consecutive days, with average volume of 150,000 shares per day. At any time commencing after three years from the closing date, the Company can redeem the Preferred Stock. If the redemption occurs in the fourth year after issuance, the redemption amount is 200% of the stated value. If the redemption occurs during the fifth year after issuance, the redemption amount is 225% of the stated value. The holder can require the Company to redeem the Preferred Stock at 110% of the stated value, together with accrued dividends, after five years or upon certain events, including:

                             THOMAS EQUIPMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (Unaudited - in thousands except share and per share data)

      o     failure to deliver common stock when required;
      o     failure to effect registration of the common stock; or
      o     a bankruptcy event.

The Company paid the placement agent of the offering a fee of 6% of the aggregate proceeds, together with warrants to purchase 500,000 shares of common stock at an exercise price of $3.00 per share for a period of five years. The warrants are exercisable at any time and expire on April 19, 2010.

The proceeds received from the sale of the preferred stock and the warrants were used to repay the debenture to Roynat Merchant Capital Inc., certain Samsung Industries long term debt and for general working capital purposes.

 On August 9, 2005, we filed an amended Registration Statement on Form SB-2, to register up to 27,152,360 shares of common stock to be sold in a secondary offering by certain selling stockholders. We will not receive any proceeds from the sale of shares of common stock in the offering. However, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise of the option and/or warrants that they hold. We expect to use the proceeds received from the exercise of the option and/or warrants, if any, for general working capital purposes.

           Thomas Equipment Limited (a predecessor of Thomas Equipment, Inc.)

           Consolidated Financial Statements

           June 30, 2004
           (in thousands of United States dollars)

THOMAS EQUIPMENT LIMITED (a predecessor of Thomas Equipment, Inc.) Consolidated Financial Statements
June 30, 2004

TABLE OF CONTENTS

================================================================================
                                                                            Page
                                                                            ----
Consolidated Balance Sheet as of June 30, 2004 and 2003.                    F-32

Consolidated Statements of Common and Other Shareholder's
Deficiency for the year ended June 30, 2004 and 2003                        F-33


Consolidated Statements of Loss and Comprehensive Loss for the
years ended June 30, 2004 and 2003                                          F-34

Consolidated Statements of Cash Flows for the years ended
June 30, 2004 and 2003                                                      F-35

Notes to Consolidated Financial Statements for the year
ended June 30, 2004                                                         F-36

================================================================================

[Letterhead of PriceWaterhouseCoopers]

January 7, 2005

Auditors' Report

To the Shareholder of
Thomas Equipment Limited

We have audited the accompanying consolidated balance sheets of Thomas Equipment Limited (a predecessor of Thomas Equipment, Inc.) as of June 30, 2004 and 2003 and the related consolidated statements of loss and comprehensive loss, common and other shareholder's deficiency, and cash flows for each of the years in the two-year period ended June 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 2004 and 2003 and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2004 in accordance with accounting principles generally accepted in the United States of America.

These financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern as described in note 2 to the consolidated financial statements.



/s/ PricewaterhouseCoopers LLP


Chartered Accountants

Thomas Equipment Limited (a predecessor of Thomas Equipment, Inc.)
Consolidated Balance Sheet
At June 30, 2004 and 2003
--------------------------------------------------------------------------------

(in thousands of United States dollars, except for number of shares)

Going concern (note 2)

                                                                                         2004       2003
                                                                                            $          $
Assets
Current assets
Cash                                                                                      823         80
Accounts receivable, net of allowance for doubtful accounts of $1,694 (2003 - $888)    11,014     16,975
Financing receivables (note 5)                                                          2,982        345
Inventories (note 4)                                                                   20,256     19,037
Income taxes recoverable                                                                   33         33
Due from affiliated companies (note 13)                                                   161        220
Prepaid expenses                                                                          436        247
Foreign exchange contracts (note 19)                                                      171      1,567
                                                                                     -------------------

                                                                                       35,876     38,504

Financing receivables (note 5)                                                          3,938      1,565

Property, plant and equipment (note 6)                                                 10,805     10,331

Other assets (note 7)                                                                     567      1,545
                                                                                     -------------------

                                                                                       51,186     51,945
                                                                                     ===================
Liabilities
Current liabilities
Bank advances, bearing interest at 7% at June 30, 2003                                     --      1,921
Trade payables                                                                          6,869      5,138
Warranty liability (note 10)                                                              924        637
Severance accrual (note 15)                                                               891         --
Other payables and accrued liabilities                                                  1,553      1,483
Deferred revenue (note 7)                                                                  29         --
Foreign exchange contracts (note 19)                                                      125        243
Due to affiliated companies (note 13)                                                     880        685
Advances from affiliated companies (note 8)                                            49,828      5,195
                                                                                     -------------------

                                                                                       61,099     15,302
Deferred revenue (note 7)                                                               1,213      1,403

Foreign exchange contracts (note 19)                                                      334        969

Employee future benefit liabilities (note 9)                                              306        279
                                                                                     -------------------
                                                                                       62,952     17,953
                                                                                     -------------------
Mandatorily redeemable preferred shares, redeemable at par (note 12)                       --     55,659
Contingencies and commitments (note 10)

Shareholder's Deficiency

Capital stock (note 11)
Preferred shares, Class A and B                                                         1,160      1,160
Common shares, 8,643,000 (2003 - 2,643,000) issued and outstanding                     30,220      8,599
                                                                                     -------------------
Deficit                                                                               (40,763)   (29,208)
                                                                                     -------------------
Accumulated other comprehensive loss
Cumulative translation adjustment                                                      (2,383)    (2,218)
                                                                                     -------------------
                                                                                      (11,766)   (21,667)
                                                                                     -------------------
                                                                                       51,186     51,945
                                                                                     ===================

The accompanying notes are an integrated part of these consolidated financial statements.

Thomas Equipment Limited (a predecessor of Thomas Equipment, Inc.)
Consolidated Statement of Common and Other Shareholder's Deficiency
For the years ended June 30, 2004 and 2003
--------------------------------------------------------------------------------
(in thousands of United States dollars, except for number of shares)

                                                                                                     Accumulated other
                                               Preferred Shares                                          comprehensive
                                                                                                                income
                                          Class A             Class B         Common Shares        Deficit       (loss)       Total
                                   ------------------------------------------------------------   ---------   --------   ----------
                                     Number        $      Number        $      Number         $           $          $            $
Balance - July 1, 2002              746,332      496   1,000,000      664   2,643,000     8,599     (23,890)       151      (13,980)

Currency translation adjustment          --       --          --       --          --        --          --     (2,369)      (2,369)

Net loss for the year                    --       --          --       --          --        --      (1,020)        --       (1,020)

Dividends                                --       --          --       --          --        --      (4,298)        --       (4,298)
                                   ------------------------------------------------------------------------------------------------

Balance - June 30, 2003             746,332      496   1,000,000      664   2,643,000     8,599     (29,208)    (2,218)     (21,667)

Currency translation adjustment          --       --          --       --          --        --          --       (165)        (165)

Net loss for the year                    --       --          --       --          --        --     (11,555)        --      (11,555)

Shares issued                            --       --          --       --   6,000,000    21,621          --         --       21,621
                                   ------------------------------------------------------------------------------------------------

Balance - June 30, 2004             746,332      496   1,000,000      664   8,643,000    30,220     (40,763)    (2,383)     (11,766)
                                   ================================================================================================

             The accompanying notes are an integrated part of these
                       consolidated financial statements

Thomas Equipment Limited (a predecessor of Thomas Equipment, Inc.)
Statement of Loss and Comprehensive Loss
For the years ended June 30, 2004 and 2003
--------------------------------------------------------------------------------

(in thousands of United States dollars, except for number of shares)

Going concern (note 2)

                                                              2004         2003
                                                                 $            $

Sales                                                       55,705       49,274

Cost of sales                                              (47,559)     (43,615)
                                                         ----------------------

Gross profit                                                 8,146        5,659

Selling expenses                                            (6,179)      (5,810)
General and administrative expenses                         (6,524)      (3,685)
Provision for doubtful receivables (note 22)                (1,657)        (197)
Other income (expense) (note 15)                              (702)       3,051
                                                         ----------------------

Operating loss                                              (6,916)        (982)

Net financial income (expense) (note 14)                    (4,574)          34
                                                         ----------------------

Loss before income taxes                                   (11,490)        (948)

Provision for income taxes (note 16)                           (65)         (72)
                                                         ----------------------

Net loss for the year                                      (11,555)      (1,020)
                                                         ======================

Basic and diluted loss per common share (note 21)            (4.16)       (0.39)


                                                              2004         2003
                                                                 $            $

Net loss for the year                                      (11,555)      (1,020)

Other comprehensive loss:
      Currency translation adjustment                         (165)      (2,369)
                                                         ----------------------

Comprehensive loss                                         (11,720)      (3,389)
                                                         ======================

             The accompanying notes are an integrated part of these
                       consolidated financial statements

Thomas Equipment Limited (a predecessor of Thomas Equipment, Inc.)
Consolidated Statement of Cash Flows
For the years ended June 30, 2004 and 2003
--------------------------------------------------------------------------------

(in thousands of United States dollars)

                                                                                  2004       2003
                                                                                     $          $
Cash provided by (used in)

Operating activities
Net loss for the year                                                          (11,555)    (1,020)
Items not affecting cash
      Amortization of property, plant and equipment                              1,235      1,041
      Amortization of other assets                                                 387        190
      Gain on sale of property, plant and equipment                               (312)        (7)
Net change in non-cash working capital items related to operations (note 17)     3,538     (1,533)
Net change in employee future benefit liabilities                                   24         18
                                                                             --------------------

Cash (used in) provided by operating activities                                 (6,683)    (1,311)
                                                                             --------------------

Investing activities
Purchase of property, plant and equipment                                       (1,759)      (951)
Proceeds on sale of property, plant and equipment                                  471         10
Proceeds received from insurance claim                                             604        133
                                                                             --------------------

Cash used in investing activities                                                 (684)      (808)
                                                                             --------------------

Financing activities
Proceeds from issue of share capital (note 11)                                  21,621         --
Proceeds from issuance of preferred shares, Class E                                 --         --
Redemption of preferred shares, Class E                                        (55,916)        --
Net proceeds (repayments) relating to advances from affiliated companies        44,331      3,988
Repayment of long-term debt                                                         --         (9)
(Decrease) increase in bank advances                                            (1,930)     1,721
Preferred dividends paid on Class E shares                                          --     (4,298)
                                                                             --------------------

Cash provided by (used in) financing activities                                  8,106      1,402
                                                                             --------------------

Net change in cash during the year                                                 739       (717)

Foreign exchange impact on cash                                                      4         15

Cash - Beginning of year                                                            80        782
                                                                             --------------------

Cash - End of year                                                                 823         80
                                                                             ====================

Cash flows from operating activities include
Income taxes paid                                                                   84         84
Income taxes recovered                                                              16         91
Interest received                                                                   95        162
Interest paid                                                                      217        129
Preferred dividends paid on Class E shares                                       4,565      4,298

             The accompanying notes are an integrated part of these
                       consolidated financial statements

Thomas Equipment Limited (a predecessor of Thomas Equipment, Inc.)
Notes to Consolidated Financial Statements
For the year ended June 30, 2004
--------------------------------------------------------------------------------

(in thousands of United States dollars, except for number of shares and per share amounts)

1     Organization and description of the business

      The Company, a wholly-owned subsidiary of McCain Foods Limited, manufactures and distributes through a worldwide network of dealers and distributors a full line of skid steer and mini skid steer loaders as well as attachments, mobile screening plant and mini excavators for the industrial and construction industry. The Company also manufactures a complete line of potato harvesting and handling equipment for the agricultural industry. Approximately 80% of the Company's sales are generated through wholesale distribution worldwide. The Company has a sole manufacturing facility in Centreville, New Brunswick, Canada and also operates six retail stores in New Brunswick, Prince Edward Island, Maine, Colorado, and Illinois.

2     Basis of financial statement preparation and going concern

      The consolidated financial statements have been prepared in accordance with generally accepted accounting principles on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business for the foreseeable future.

      During the year ended June 30, 2004, the Company incurred a loss of $11,555 (2003 - $1,020) and is not generating sufficient cash flows to cover operating costs and to fund investments in working capital and additions to property, plant and equipment. Also at June 30, 2004 the Company had a working capital deficit of $25,223 and a shareholder's deficiency of $11,766. These conditions cast substantial doubt upon the validity of the going concern assumption. The Company's ability to meet its obligations as they fall due is dependent upon the continued financial support of its shareholder and creditors, its ability to secure additional financing as required and upon attaining profitable operations.

      On October 1, 2004, the Company sold its business and certain assets to Thomas Equipment 2004 Inc. for $33,403 (note 20). The Company's parent, McCain Foods Limited has committed to provide whatever financial support is required to ensure the Company, Thomas Equipment Limited, is able to meet its remaining liabilities after the sale as they fall due and to continue as a going concern for the foreseeable future. This commitment does not extend to Thomas Equipment 2004 Inc.

3     Summary of significant accounting policies

      These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") as required by Rule 3-10 of Regulation S-B of the Securities and Exchange Commission ("SEC") and in United States dollars in accordance with the instructions in Rule 3-20(b) of Regulation S-X of the SEC. The Company's functional currency is the Canadian dollar. The significant accounting policies are set out below:

Thomas Equipment Limited (a predecessor of Thomas Equipment, Inc.)
Notes to Consolidated Financial Statements (continued)
For the year ended June 30, 2004
--------------------------------------------------------------------------------

(in thousands of United States dollars, except for number of shares and per share amounts)

3     Summary of significant accounting policies (continued)

      Basis of consolidation

      These consolidated financial statements include the accounts of Thomas Equipment Limited and its wholly owned subsidiaries MacBan Equipment Ltd., Thomas Equipment International Inc., and Thomas Europe NV (together "the Company"). The purchase method has been used to account for all acquisitions. On June 21, 2004, the Company sold McBan Equipment Ltd., a dormant company, to its parent, McCain Foods Limited for proceeds of $1 which resulted in a loss before income taxes of $3.

      Revenue recognition

      In accordance with Staff Accounting Bulletin No. 104 "Revenue Recognition in Financial Statements" revenue is generally recognized and earned when all of the following criteria are satisfied: a) persuasive evidence of a sales arrangement exists; b) the sales price is fixed or determinable; and
      c) collectability is reasonably assured and delivery has occurred.

      Sales of equipment and service parts are recorded when title and all risks of ownership are transferred to the independent dealer, distributor or retail customer. This transfer generally occurs when goods are shipped to the dealer, distributor or retail customer.

      In some circumstances goods are shipped to dealers and distributors on a consignment basis under which title and risk of ownership are not transferred to the dealers and distributors. Accordingly, sales revenues are not recorded until a retail customer has purchased the goods. In all cases, when a sale is recorded by the Company, no significant uncertainty exists surrounding the purchaser's obligation to pay. No right of return exists on sales of equipment except for goods sold under buy back arrangements which are not recorded as sales.

      The Company makes appropriate provisions based on experience for costs such as doubtful receivables, sales incentives and product warranty. Receivables are determined to be past due if they have not been paid by the payment due date. Debts are written off when deemed to be uncollectible.

      Financing revenue is recorded over the terms of the related receivables using the interest method and is not recognized until received. Similarly late payment penalty interest of 12% p.a. charged to customers who have overdue accounts is not recognized until received. Until that time the deferred interest revenue is included as a component of accounts payable and accrued liabilities.

      Buy back arrangements

      Sales contracts are entered into with a dealer / distributor that carries inventory for rental activities. These contracts include a guaranteed buy back value of 65% - 70% of the original sales value at the end of a three-year period if the dealer/distributor has not sold the equipment to a retail customer. These transactions are not recorded as sales, but are instead accounted for as operating leases with the net proceeds on the initial transfer of the equipment to the dealer/distributor recorded as a liability on the balance sheet. The liability is subsequently reduced on a pro rata basis over the three-year period to the amount of the guaranteed buy back value at that date, with corresponding credits to sales in the Consolidated Statement of Loss.

Thomas Equipment Limited (a predecessor of Thomas Equipment, Inc.)
Notes to Consolidated Financial Statements (continued)
For the year ended June 30, 2004
--------------------------------------------------------------------------------

(in thousands of United States dollars, except for number of shares and per share amounts)

3     Summary of significant accounting policies (continued)

      Buy back arrangements (continued)

      The equipment is included on the balance sheet at cost and amortized on a straight-line basis over their estimated useful lives of 3 years with corresponding debits to cost of sales. The deferred revenue and unamortized carrying value of the equipment are removed from the balance sheet and included in sales and cost of sales respectively in the Consolidated Statement of Loss if the dealer / distributor resells the equipment to a retail customer during the buy back period.

      The Company also sells equipment to dealers in the United States for retail activities. These sales are subject to State imposed buy back provisions under certain conditions (principally upon termination of the dealers contract by the Company and bankruptcy of the dealer.) Revenue from these sales transactions is recognized at time of sale as they satisfy the right of return conditions under Staff Accounting Bulletin No. 104 "Revenue Recognition in Financial Statements".

      Sales incentives

      Sales incentive costs for allowances and financing programs are accounted for when the dealers sell the equipment to a retail customer. Such sales incentives and allowances given in the form of cash consideration are reflected as a reduction in sales. The cost of providing interest free financing periods to dealers and distributors under floor and rental plan arrangements is reflected as a component of cost of sales with an offsetting reduction to the face amount of the related financing receivables. The discount is amortized to income over the related interest free financing periods and is reflected as notional interest income within net financial expenses.

      Advertising costs

      Advertising costs are expensed as incurred and reported as a component of selling expenses and amounted to $782 for the year ended June 30, 2004 (2003 -$828).

      Product warranties

      At the time a sale to a dealer is recognized, the Company records the estimated future warranty costs. These costs are usually estimated based on historical warranty claims. Warranty provisions are included as a component of cost of sales.

      Shipping and handling costs

      Shipping and handling costs related to finished goods are reported as a component of cost of sales in the Consolidated Statement of Loss.

Thomas Equipment Limited (a predecessor of Thomas Equipment, Inc.)
Notes to Consolidated Financial Statements (continued)
For the year ended June 30, 2004
--------------------------------------------------------------------------------

(in thousands of United States dollars, except for number of shares and per share amounts)

3     Summary of significant accounting policies (continued)

      Cash and cash equivalents

      Cash comprises cash on hand and demand deposits. Cash equivalents are short-term highly liquid investments with original maturities of 90 days or less, that are readily convertible to known amounts of cash and which are subject to an insignificant risk of change in value. The Company's parent, McCain Foods Limited through its subsidiary McCain Finance (Canada) Ltd, has an arrangement with its bankers whereby cash balances may be netted with bank advances for its Canadian entities for the purpose of calculating interest under a CD$100,000 long-term revolving credit facility agreement. McCain Finance (Canada) Ltd recharges Thomas Equipment Limited for interest on its bank borrowings at the Bank of Nova Scotia prime rate plus 2%.

      Inventories

      Inventories are valued at the lower of cost and net realizable value. Cost is determined on a standard cost basis which approximates the first-in, first-out basis and includes a portion of factory overhead.

      Property, plant and equipment

      Property, plant and equipment are carried at cost, net of government grants, less accumulated amortization and impairment allowances. Amortization is provided from the date assets are put into service at rates to amortize the carrying cost of the property, plant and equipment over their estimated useful lives on a straight-line method, as follows:

           Land improvements                                       20 years
           Buildings                                               20 years
           Production, machinery and equipment                5 to 15 years
           Office furniture and equipment                     3 to 15 years
           Computer equipment                                       3 years
           Automotive equipment                                     3 years

      In accordance with Statement of Financial Accounting Standard (SFAS) 144, "Accounting for the impairment or disposal of long-lived assets", the Company evaluates the carrying value of property, plant and equipment when events and circumstances indicate that the carrying value of the assets may not be recoverable. If the carrying value of the assets are considered to be impaired, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the asset.

      Research and development costs

      Research and development costs are expensed as incurred and include salaries, contractor fees, building costs, utilities and administrative expenses.

Thomas Equipment Limited (a predecessor of Thomas Equipment, Inc.)
Notes to Consolidated Financial Statements (continued)
For the year ended June 30, 2004
--------------------------------------------------------------------------------

(in thousands of United States dollars, except for number of shares and per share amounts)

3     Summary of significant accounting policies (continued)

      Income taxes

      The Company uses the liability method to account for future income taxes. Under the liability method, future income taxes are recognized for the future income tax consequences attributable to differences between the financial statements carrying values and their respective income tax bases as well as tax losses and other loss reductions (temporary differences). Future income tax assets and liabilities are measured using substantially enacted income tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. The effect on future income tax assets and liabilities of a change in tax rates is included in income in the period in which the change occurs. The amount of future income tax assets recognized is limited to the amount that is more likely than not to be realized.

      Pensions and other post-employment benefits

      Benefit obligations for defined benefit plans are determined by independent actuaries using the projected benefit method prorated on service and management's best estimate of expected plan investment performance, salary escalation, retirement ages of employees, expected health care costs, and other actuarial factors.

      Benefit charge or credit consists of the aggregate of the actuarially computed cost of pension benefits provided in respect of the current year's service; imputed interest on the accrued benefit obligation reduced by the expected long-term return on plan assets; amortization of past service costs; and the amortization of experience gains or losses, in excess of 10% of the greater of the accrued benefit plan obligation and the market value of plan assets at the beginning of the year. Other experience gains and losses and past service costs are amortized over the average remaining service period of employees.

      Plan assets are valued at market value for the purposes of calculating the expected long-term return.

      Translation of foreign currencies

      The Company's functional currency is the Canadian dollar. Foreign currency transactions and balances of the Company and its integrated operations are translated into Canadian dollars using the temporal method. Under this method, monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at rates of exchange prevailing at the balance sheet date. Revenue and expenses are translated into Canadian dollars at the rate of exchange prevailing at the transaction date. The resulting foreign currency exchange gains and losses are included in earnings for the year.

      Assets and liabilities are then translated into United States dollars (reporting currency) at the exchange rate in effect at each year end. Revenues, expenses, gains and losses are translated into United States dollars at the average rate of exchange prevailing during the year. All translation effects of exchange rate changes are included as a separate component ("cumulative translation adjustment") of shareholder's deficiency.

Thomas Equipment Limited (a predecessor of Thomas Equipment, Inc.)
Notes to Consolidated Financial Statements (continued)
For the year ended June 30, 2004
--------------------------------------------------------------------------------

(in thousands of United States dollars, except for number of shares and per share amounts)

3     Summary of significant accounting policies (continued)

      Financial instruments

      Derivatives are contracts that require or provide the opportunity to exchange cash flows or payments determined by applying certain rates, indices or changes therein to notional contracted amounts. The Company uses forward foreign exchange contracts to manage financial risks associated with foreign exchange rate movements. These derivatives are used as economic hedges of anticipated foreign currency transactions and cash flows associated with settlement of these anticipated transactions.

      Beginning in 2001, the Company elected not to adopt the optional hedge accounting provisions of the FASB Statements No's. 133 and 138, "Accounting for Derivative Instruments and Hedging Activities". Accordingly, beginning in 2001, all derivatives are recorded on the balance sheet at fair value and the resulting unrealized gains and losses are recognized in other income (expense) in the Consolidated Statement of Loss as they arise and not concurrently with the recognition of the transactions being hedged.

      Mandatorily redeemable preferred shares

      With effect from July 1, 2003 the Class E redeemable preferred shares were classified as liabilities, and dividends paid in 2004 were classified as a financial expense in the Consolidated Statement of Loss in accordance with SFAS 150 "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" (see following page).

      In prior years the Class E redeemable preferred shares were reported separately from liabilities and shareholder's deficiency on the Consolidated Balance Sheet and dividends paid on these shares were reflected as a charge against the deficit in accordance with Staff Accounting Bulletin Topic 3 "Senior Securities",

      Use of estimates

      The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the valuation of accounts and financing receivables, inventories, future income taxes, property, plant and equipment, the reported amounts for accrued liabilities and pension costs and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on management's best knowledge of current events and actions the Company may undertake in the future. Actual results could differ from those estimates.

      Recently adopted accounting standards

      FIN 46 `Consolidation of Variable Interest Entities' (VIE's)

      In January 2003, the FASB issued FASB Interpretation No. 46 (revised in December 2003 as FIN 46R), which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. The Company is required to apply FIN 46R to all variable interests in VIE's commencing in fiscal 2004. For variable interests in VIE's created before January 1, 2004, the assets, liabilities and non-controlling interests of the VIE initially

Thomas Equipment Limited (a predecessor of Thomas Equipment, Inc.)
Notes to Consolidated Financial Statements (continued)
For the year ended June 30, 2004
--------------------------------------------------------------------------------

(in thousands of United States dollars, except for number of shares and per share amounts)

3     Summary of significant accounting policies (continued)

      FIN 46 `Consolidation of Variable Interest Entities' (VIE's) continued

      are measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN 46R first applies may be used to measure the assets, liabilities and non-controlling interest of the VIE. The application of FIN 46R to variable interests in VIE's had no effect on the Company's financial statements as the Company has no variable interests in VIE's.

      SFAS 150 `Accounting for Certain Financial Instruments with
      Characteristics of both Liabilities and Equity'

      FASB Statement No. 150 was issued in May 2003 and establishes standards for the classification and measurement of certain financial instruments with characteristics of both liabilities and equity and includes required disclosures for financial instruments within its scope. This Statement is effective for instruments entered into or modified after May 31, 2003 and is otherwise effective as of July 1, 2003, except for mandatorily redeemable financial instruments of non-public companies. For such mandatorily redeemable financial instruments, the Statement is effective for the Company as of January 1, 2004. The application of Statement 150 resulted in the reclassification of the Class E preferred shares from the temporary equity section to the liabilities section of the Consolidated Balance Sheet for the period July 1, 2003 to the date of their redemption (June 23, 2004) and dividends paid on these shares in 2004 were treated as interest as opposed to a charge to the deficit under U.S. GAAP.

      SFAS 143 `Accounting for Asset Retirement Obligations'

      In June 2001, FASB Statement No. 143 was issued which requires the Company to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development and/or normal use of the assets. The Company also would record a corresponding asset that is depreciated over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation would be adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. The Company was required to adopt Statement 143 on July 1, 2003. The adoption of Statement 143 had no effect on the Company's financial statements.

      FIN 45 `Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others, an interpretation of FASB Statements No. 5, 57 and 107 and a rescission of FASB Interpretation No. 34'

      In November 2002, FASB Interpretation No. 45 was issued which enhances the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees issued. The Interpretation also clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken. The initial recognition and measurement provisions of the Interpretation were applicable to guarantees issued or modified after December 31, 2002 and the disclosure requirements were effective for financial statements of interim or annual periods ending after December 15, 2002. The Company entered into a sales contract with a dealer / distributor which is being accounted for pursuant to Interpretation No. 45 (see note 10).

Thomas Equipment Limited (a predecessor of Thomas Equipment, Inc.)
Notes to Consolidated Financial Statements (continued)
For the year ended June 30, 2004
--------------------------------------------------------------------------------

(in thousands of United States dollars, except for number of shares and per share amounts)

3     Summary of significant accounting policies (continued)

      Recently adopted accounting standards (continued)

      SFAS 132 `Employers' Disclosures about Pensions and Other Postretirement Benefits'

      In December 2003, FASB Statement No. 132 (revised) was issued which prescribes the required employers' disclosures about pension plans and other postretirement benefit plans; but it does not change the measurement or recognition of those plans. The Statement retains and revises the disclosure requirements contained in the original Statement 132. It also requires additional disclosures about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other postretirement benefit plans. The Statement generally is effective for fiscal years ending after December 15, 2003. The Company's disclosures in note 9 incorporate the requirements of Statement 132 (revised).

      SFAS 146 `Accounting for Costs Associated with Exit or Disposal
      Activities'

      In June 2002, FASB Statement No. 146 was issued which addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity". The provisions of Statement 146 were effective for exit or disposal activities initiated after December 31, 2002, with early application encouraged. The Company undertook a restructuring of its operations during fiscal year 2004 which is being accounted for pursuant to Statement 146 (see note 15).

      SFAS 153 `Exchanges of Nonmonetary Assets an Amendment of APB Opinion No. 29'

      In December 2004, FASB Statement No. 153 was issued amending APB Opinion No. 29 to eliminate the exception allowing nonmonetary exchanges of similar productive assets to be measured based on the carrying value of the assets exchanged as opposed to at their fair values. This exception was replaced with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of this statement is not expected to have a material impact on the Company's financial statements.

Thomas Equipment Limited (a predecessor of Thomas Equipment, Inc.)
Notes to Consolidated Financial Statements (continued)
For the year ended June 30, 2004
--------------------------------------------------------------------------------

(in thousands of United States dollars, except for number of shares and per share amounts)

4     Inventories

                                                                 2004      2003
                                                                    $         $

      Raw materials and spare parts                             8,708     7,599
      Work in process                                           1,621     2,301
      Finished goods                                            9,713     8,929
      Packaging and supplies                                      214       208
                                                               ----------------

                                                               20,256    19,037
                                                               ================

5     Financing receivables

                                                                 2004      2003
                                                                    $         $

      Floor plan receivables                                    5,080     1,034
      Rental plan receivables                                   1,926       885
                                                               ----------------

                                                                7,006     1,919

      Discount reflecting interest free financing periods         (86)       (9)
                                                               ----------------

                                                                6,920     1,910

      Less current portion                                     (2,982)     (345)
                                                               ----------------

                                                                3,938     1,565
                                                               ================

      The Company offers `in house' financing terms to certain customers under floor and rental plan arrangements. At June 30, 2004, floor and rental plan receivables include accrued interest receivable of $52 (2003 - $nil).

      Commencing April 2003, inventory balances carried by dealers and distributors in North America are available for financing by the Company through floor plan arrangements. This inventory financing tool offers interest free financing to dealers and distributors for the first six months and the Company will finance the equipment for up to eighteen months with the final twelve month period being charged interest at rates varying between Bank of Nova Scotia prime ("prime") plus 2.25% to prime plus 2.5%. To maintain the status of the floor plan, 5% curtailment fees are due and payable to the Company in months seven and twelve of the plan for Canadian dealers / distributors and in month twelve for US dealers / distributors. The curtailment fees are applied against the outstanding balance of the receivable. If the equipment is sold by the dealer / distributor to a retail customer, the full amount of the receivable is due immediately, otherwise full payment is due at the end of eighteen months from the date of the original invoice. Total sales under these financing arrangements amounted to $7,892 in 2004 (2003 - $982).

      Commencing October 2002, inventory balances carried by dealers and distributors for rental activities are also available for financing by the Company through rental plan arrangements. At any time during or at the end of a standard floor plan arrangement the dealer / distributor can move to a rental plan arrangement. Rental plans are also available at the time the equipment is shipped to the dealer / distributor. The standard finance term is to extend the total term to a maximum of sixty months. Interest rates are charged at prime less 1% for loaders ordered direct from the factory on to a rental plan and prime plus 1.25% for dealers / distributors converted from a floor plan to a rental plan. At the time of conversion an additional 5% curtailment fee is also due and payable. Dealers / distributors are not allowed to resell these loaders for the shorter of six months or 300 hours of use. Total sales under these financing arrangements amounted to $1,434 in 2004 (2003 - $880).

Thomas Equipment Limited (a predecessor of Thomas Equipment, Inc.)
Notes to Consolidated Financial Statements (continued)
For the year ended June 30, 2004
--------------------------------------------------------------------------------

(in thousands of United States dollars, except for number of shares and per share amounts)

5     Financing receivables (continued)

      Commencing July 2003, the Company also offers rental plan financing to independent rental yards whereby the first year is interest free and a subsequent two year extension is available for a rate equal to prime plus 2.25% or a three year extension at prime plus 3.25%. On this program the rental yard must keep the unit for at least one year and if it accumulates more than 400 hours of use the total obligation is due and payable in full. As with the standard floor plan, the total obligation under rental plans is due if the equipment is sold by the dealer / distributor during the financing period. Total sales under these financing arrangements amounted to $290 in 2004.

      The Company evaluates and assesses dealers / distributors on an ongoing basis as to their credit worthiness and generally retains a security interest in the goods associated with these trade receivables. The Company is obligated to repurchase goods sold to a dealer / distributor upon cancellation or termination of the dealer / distributor's contract for such causes as change in ownership, closeout of the business or default.

6     Property, plant and equipment

                                                         Accumulated
                                                  Cost  amortization        Net
                                                     $             $          $

      June 30, 2004
      Land and improvements                        175            64        111
      Buildings                                  6,209         2,100      4,109
      Production machinery and equipment        10,607         5,274      5,333
      Office furniture and equipment               291           238         53
      Computer equipment                         1,816         1,545        271
      Automotive equipment                       1,238           870        368
      Construction in progress                     560            --        560
                                             ----------------------------------

                                                20,896        10,091     10,805
                                             ==================================

      June 30, 2003
      Land and improvements                        174            58        116
      Buildings                                  6,148         1,804      4,344
      Production machinery and equipment         9,474         4,712      4,762
      Office furniture and equipment               286           224         62
      Computer equipment                         1,633         1,379        254
      Automotive equipment                       1,035           748        287
      Construction in progress                     506            --        506
                                             ----------------------------------

                                                19,256         8,925     10,331
                                             ==================================

      Amortization of property, plant and equipment amounted to $1,235 (2003 - $1,041). Amortization charges are included in cost of sales, selling expenses and general and administrative expenses. The net gain on sale of property, plant and equipment of $312 (2003 - gain $7) is included in cost of sales.

Thomas Equipment Limited (a predecessor of Thomas Equipment, Inc.)
Notes to Consolidated Financial Statements (continued)
For the year ended June 30, 2004
--------------------------------------------------------------------------------

(in thousands of United States dollars, except for number of shares and per share amounts)

7     Other assets

                                                        2004          2003
                                                           $             $

      Insurance claims receivable                         --           601
      Equipment on operating leases, net                 541           889
      Foreign exchange contracts (note 19)                26            55
                                                    ----------------------

                                                         567         1,545
                                                    ======================

      Insurance claim receivable

      The insurance claim relates to a fire at the Company's premises in 2001. The total proceeds collected under the insurance claim amounted to $865 of which $128 was collected in 2002, $133 in 2003 and $604 in 2004.

      Operating leases

      Operating leases relate to equipment sold to dealers and distributors for rental activities under sales contracts containing guaranteed buy back provisions. Net equipment sold subject to outstanding guaranteed buy back provisions totalled $1,125 and $1,108 at June 30, 2004 and 2003 respectively. The accumulated amortization on this equipment was $584 and $219 at June 30, 2004 and 2003 respectively. The corresponding amortization expense was $387 in 2004 and $190 in 2003. The sales value of the equipment sold subject to outstanding guaranteed buy back provisions totalled $1,529 and $1,509 at June 30, 2004 and 2003 respectively. Deferred revenue relating to these sales amounted to $1,242 and $1,403 at June 30, 2004 and June 30, 2003 respectively.

      Research and development costs

      In the year ended June 30, 2004, the Company incurred research and development costs of $1,052 (2003 - $134) which were expensed as incurred and reported as a component of general and administrative expenses. No amounts were deferred during the current or prior year.

8     Advances from affiliated companies

                                                                                  2004          2003
                                                                                     $             $

      McCain Finance (Canada) Ltd. - unlimited revolving credit facility        10,750         5,195

      Day & Ross Inc. - demand interest bearing promissory note                 39,078            --
                                                                            ------------------------

                                                                                49,828         5,195
                                                                            ========================

      The amount borrowed from McCain Finance (Canada) Ltd. at June 30, 2004 under the revolving credit facility bearing interest at U.S. dollar libor plus 0.95% was repayable on September 30, 2004. The interest rate at June 30, 2004 equated to 2.34%. The amount borrowed at June 30, 2003 under the revolving credit facility bearing interest at 6.45% per annum, matured July 31, 2003. Accrued interest at June 30, 2004 amounted to $nil. (2003 - $nil).

Thomas Equipment Limited (a predecessor of Thomas Equipment, Inc.)
Notes to Consolidated Financial Statements (continued)
For the year ended June 30, 2004
--------------------------------------------------------------------------------

(in thousands of United States dollars, except for number of shares and per share amounts)

8     Advances from affiliated companies (continued)

      The amount borrowed from Day & Ross Inc. at June 30, 2004 represented a demand promissory note issued on redemption of the Class E preferred shares (note 12) bearing interest at the Bank of Nova Scotia prime rate plus 1.50%. The interest rate at June 30, 2004 equated to 5.25%. Accrued interest at June 30, 2004 amounted to $39 and is included in other payables and accrued liabilities.

      Although it is not the Company's intention to repay these advances within one year from the Balance Sheet date, they have been classified as current liabilities as these affiliated companies have the right to demand repayment of any portion or all of the advances within one year.

9     Employee benefit plans

      Description of benefit plans

      The Company provides retirement benefits for a majority of its employees under several multiemployer defined benefit plans administered by the Company's parent McCain Foods Limited ("MFL"). The defined benefit pension plans are final pay plans and provide for partial indexing of benefits. The other benefit plans provide for additional vacation at retirement, dependant upon age and years of service and a waiver of health and dental care premiums for employees on long-term disability.

      The cost of defined benefit pensions earned by employees is actuarially determined using the projected benefit method prorated on service and management's best estimate of expected plan investment performance, salary escalation and retirement ages of employees.

      Total cash payments

      Employer funding contributions to the defined benefit pension plans are all made annually by MFL which in turn recharges the Company for its share of the pension expense for the year. Funding payments for the other benefit plans are made annually by the Company. The total cash payments in relation to these employee benefits plans were as follows:

                                                              2004         2003
                                                                 $            $

      Cash payments directly to beneficiaries for the
           unfunded other benefit plans                         10           13
      Funding payments to pension plans made by MFL          1,612          376
                                                           --------------------

                                                             1,622          389
                                                           ====================

      Funding payments expected to be paid to the pension plans during fiscal 2005 by MFL on behalf of the Company are estimated to be $204. As a result of the sale of the Company's business (note 20), the settlement of employee entitlements expected to be paid by MFL in fiscal 2006 are estimated to be $12,435.

Thomas Equipment Limited (a predecessor of Thomas Equipment, Inc.)
Notes to Consolidated Financial Statements (continued)
For the year ended June 30, 2004
--------------------------------------------------------------------------------

(in thousands of United States dollars, except for number of shares and per share amounts)

9     Employee benefit plans (continued)

      The Company measures its accrued benefit obligations and the fair value of plan assets for accounting purposes as at June 30 each year. The last actuarial valuation date for funding purposes was June 2003. The plans are valued for funding purposes every three years.

      The Company's net benefit plan cost for the defined benefit plans is as follows:

                                                                                         Pensions plans
                                                                                    -----------------------

                                                                                        2004           2003
                                                                                           $              $
      Current service cost                                                               510            358
      Interest cost                                                                      757            600
      Actual return on plan assets                                                    (1,390)           (25)
      Actuarial (gains) losses on obligation                                             297            245
      Plan amendments                                                                     --             --
                                                                                    -----------------------

      Benefit cost incurred before adjustments to recognize the
      long-term nature of employee future benefit costs                                  174          1,178

      Adjustments to recognize the long-term nature of employee future benefit costs:
           Difference between expected return and actual return on plan
           assets for the year                                                           719           (507)
           Difference between actuarial gain/loss recognized for the year
           and actual actuarial gain/loss for the year                                  (294)          (239)
           Difference between amortization of past service costs for the
           year and actual plan amendments for the year                                    5             --
                                                                                    -----------------------

      Benefit cost recognized                                                            604            432
                                                                                    =======================

Thomas Equipment Limited (a predecessor of Thomas Equipment, Inc.)
Notes to Consolidated Financial Statements (continued)
For the year ended June 30, 2004
--------------------------------------------------------------------------------

(in thousands of United States dollars, except for number of shares and per share amounts)

9     Employee benefit plans (continued)

                                                                                     Other benefits
                                                                                  -------------------

                                                                                     2004        2003
                                                                                        $           $
      Current service cost                                                             16          15
      Interest cost                                                                    17          17
      Actuarial gains on obligation                                                   (13)        (23)
                                                                                  -------------------

      Benefit cost incurred before adjustments to recognize the
      long-term nature of employee future benefit costs                                20           9

      Adjustments to recognize the long-term nature of employee future benefit costs:
           Difference between actuarial gain/loss recognized for the year
           and actual actuarial gain/loss for the year                                 13          23
                                                                                  -------------------

      Benefit cost recognized                                                          33          32
                                                                                  ===================

      Defined benefit pension plan assets consist of:

                                                       2004           2003
                                                          %              %

      Common equities                                    69             72
      Bonds and preferred shares                         30             28
      Cash and cash equivalents                           1             --
                                                    ----------------------

                                                        100            100
                                                    ======================

      Thomas Equipment Limited is a participating company in the Retirement Benefit Plan for the employees of McCain Canadian Employers (the "Pension Plan"). McCain Foods Limited, as administrator of the Pension Plan, has appointed several investment managers to manage the assets of the Pension Plan in accordance with its Statement of Investment Policies and Goals ("SIP&G"). Under the SIP&G, Pension Plan assets may be invested in cash and cash equivalents, common equities, bonds, preferred shares, and hedge funds. The asset mix guidelines are as follows:

                                                           Market value
                                                    -------------------------

                                                      Minimum        Maximum
                                                            %              %

           Cash and cash equivalents                       --             60
           Common equities                                 20             80
           Bonds and preferred shares                      20             75
           Hedge funds                                     --             10

Thomas Equipment Limited (a predecessor of Thomas Equipment, Inc.)
Notes to Consolidated Financial Statements (continued)
For the year ended June 30, 2004
--------------------------------------------------------------------------------

(in thousands of United States dollars, except for number of shares and per share amounts)

9     Employee benefit plans (continued)

      Notwithstanding the above, the maximum cumulative investment in non-Canadian equities, cash, bonds or preferred shares (whether made directly or through the use of derivatives) is 60%. Investments need not be denominated in Canadian dollars as long as the total unhedged exposure of the Pension Plan to currencies other than the Canadian dollar is not more than 35% of the Pension Plan market value.

      Investments in real estate, commodities, commodity futures contracts, mortgages, gold or gold certificates, put or uncovered call options, clearing corporation put or call options, or securities of any issuer for the purpose of exercising control or management are prohibited. Notwithstanding this, a maximum of 10% of assets may be invested in units of pool funds that may make such investments that would otherwise be prohibited.

      Not more than 5% of plan assets can be invested in any security, the resale of which is restricted by law or contract, and not more than 10% of plan assets can be invested in any one security (except for securities issued by the Government of Canada or short-term securities and certificates of deposit issued or guaranteed by a major Canadian bank).

      The Investment Manager is permitted to deviate from the permitted investments provided that any such deviation does not substantially increase the risk of the investment portfolio, is considered to be a prudent act, justified by the prospect of increased return or enhanced diversification, and if notification of any such deviation is made to McCain Foods Limited within 30 days.

      The expected long-term rate of return on plan assets is 6.5% determined based on a target asset mix of 60% equities and 40% bonds and preferred shares, an underlying long-term inflation assumption of 2.5%, and an estimated real-return of 5% on equities and 2.5% on bonds and preferred shares.

      McCain Foods Limited matches the employee members' contributions on a monthly basis and any shortfall determined by the tri-annual actuarial valuation is funded at that time. For the executive employees plan, McCain Foods Limited makes a lump sum contribution each year based on an estimated wind up actuarial valuation of that Plan prepared by the Company's actuary.

Thomas Equipment Limited (a predecessor of Thomas Equipment, Inc.)
Notes to Consolidated Financial Statements (continued)
For the year ended June 30, 2004
--------------------------------------------------------------------------------

(in thousands of United States dollars, except for number of shares and per share amounts)

9     Employee benefit plans (continued)

      The following table sets forth the status of the Company's principal defined benefit plans as of June 30, 2004 and 2003.

                                                                 Pension plans                      Other benefits
                                                         -----------------------------      ----------------------------

                                                                 2004             2003             2004             2003
                                                                    $                $                $                $
      Change in benefit obligation

      Accrued benefit obligation at beginning of year          10,137            7,893              253              230
      Benefits paid by MFL                                       (341)            (350)             (10)             (13)
      Current service cost                                        510              358               16               15
      Interest cost                                               757              600               17               17
      Employee contributions                                      347              272               --               --
      Actuarial experience (gains) losses                         297              245              (13)             (23)
      Foreign exchange                                            113            1,119                4               27
                                                         ---------------------------------------------------------------

      Accrued benefit obligation at end of year                11,820           10,137              267              253
                                                         ===============================================================

      Change in plan assets

      Fair value of plan assets at beginning of year            8,310            7,065               --               --
      Actual return on plan assets                              1,390               25               --               --
      Employer contributions by MFL                             1,612              376               10               13
      Employee contributions                                      347              272               --               --
      Benefits paid                                                --               --              (10)             (13)
      Benefits paid by MFL                                       (341)            (350)              --               --
      Foreign exchange                                            102              922               --               --
                                                         ---------------------------------------------------------------

      Fair value of plan assets at end of year                 11,420            8,310               --               --
                                                         ===============================================================

      Funded status - plan deficit                               (400)          (1,827)            (267)            (253)

      Unamortized net actuarial (gains) losses                    716            1,131              (39)             (26)
      Unamortized past service cost                                95               99               --               --
      Net amount recognized by MFL                               (411)             597               --               --
                                                         ---------------------------------------------------------------

      Net amount recognized                                        --               --             (306)            (279)
                                                         ===============================================================

      The net amount recognized is shown on the face of the consolidated balance sheet as an accrued benefit liability.

Thomas Equipment Limited (a predecessor of Thomas Equipment, Inc.)
Notes to Consolidated Financial Statements (continued)
For the year ended June 30, 2004
--------------------------------------------------------------------------------

(in thousands of United States dollars, except for number of shares and per share amounts)


9     Employee benefit plans (continued)

      Estimated future benefits expected to be paid taking into account the sale of the Company's business on October 1, 2004 (note 21) are as follows:

                                  Pension
                                    plans     Other benefits         Total
                                         $                  $            $

      2005                             144                  5          149
      2006                              --                  4            4
      2007                              --                  4            4
      2008                              --                  4            4
      2009                              --                  4            4
      Five years thereafter             --                  9            9
                               -------------------------------------------

                                       144                 30          174
                               ===========================================

      Details of the Company's pension plans with accumulated benefit obligations in excess of plan assets and pension plans with plan assets in excess of accumulated benefit obligations are set out below:

                                                         2004                                      2003
                                          -------------------------------------------------------------------------------
                                               Assets     Accumulated                    Assets     Accumulated
                                            exceeding        benefits                 exceeding        benefits
                                          accumulated       exceeding               accumulated       exceeding
                                             benefits          assets     Total        benefits          assets     Total
                                                    $               $         $               $               $         $

      Accumulated benefit obligation              349           9,744    10,093              --           8,186     8,186
      Effect of salary increase                   258           1,469     1,727              --           1,951     1,951
                                          -------------------------------------------------------------------------------

      Accrued (projected) benefit
           obligation                             607          11,213    11,820              --          10,137    10,137

      Fair value of plan assets                   686          10,734    11,420              --           8,310     8,310
                                          -------------------------------------------------------------------------------

      Funded status-- surplus (deficit)            79            (479)     (400)             --          (1,827)   (1,827)
                                          ===============================================================================

      No valuation allowance was required at June 30, 2004 (2003 - $nil)

Thomas Equipment Limited (a predecessor of Thomas Equipment, Inc.)
Notes to Consolidated Financial Statements (continued)
For the year ended June 30, 2004
--------------------------------------------------------------------------------

(in thousands of United States dollars, except for number of shares and per share amounts)


9     Employee benefit plans (continued)

      The significant assumptions used in accounting for the Company's employee future benefits are as follows (weighted average):

                                                                   Pension benefit
                                                                         plans         Other benefits
                                                                 ------------------   -----------------
                                                                    2004      2003       2004      2003
                                                                       %         %          %         %
      Accrued benefit obligation as of June 30
           Discount rate                                             6.5       6.5        6.5       6.5
           Rate of compensation increase                             4.0       4.5        4.0       4.5

      Benefit costs for year ended June 30
           Discount rate                                             6.5       7.0        6.5       7.0
           Expected long-term rate of return on plan assets          6.5       7.5         --        --
           Rate of compensation increase                             4.5       4.5        4.5       4.5

      In determining the expected cost of health care benefit plans, it was assumed that health care costs would increase by 10% per annum for the next four years and 6% per annum thereafter.

10    Contingencies and commitments

      Contingencies

      The Company is involved in and potentially subject to various claims and litigation arising out of the ordinary course and conduct of its business including product liability, intellectual property, labour and employment, environmental and tax matters. Management does not consider the Company's exposure to such claims and litigation to be material to the consolidated financial statements.

      The Company's products are sold with a one year comprehensive bumper to bumper warranty except for loader sales in North America and Australia, which have a three year bumper to bumper warranty, followed by a powertrain warranty in years four and five. The Company generally determines its total warranty liability by applying historical claims rate experience to the estimated amount of equipment that has been sold and is still under warranty based on dealer inventories and retail sales. The historical claims rate is primarily determined by a review of past claims costs and current quality developments. A reconciliation of the changes in the warranty liability is as follows:

                                              Warranty liability
                                         -----------------------------

                                                2004              2003
                                                   $                 $

      Balance - beginning of year                637               411
      Payments                                  (668)             (574)
      Accruals for warranties                    947               730
      Foreign exchange                             8                70
                                        ------------------------------

      Balance - end of year                      924               637
                                        ==============================

Thomas Equipment Limited (a predecessor of Thomas Equipment, Inc.)
Notes to Consolidated Financial Statements (continued)
For the year ended June 30, 2004
--------------------------------------------------------------------------------

(in thousands of United States dollars, except for number of shares and per share amounts)


10    Contingencies and commitments (continued)

      Commitments

      At June 30, 2004, the Company had no capital commitments to purchase property, plant and equipment.

      The Company has operating leases for buildings and office equipment. The expense for the year ended June 30, 2004 was $154 (2003 - $82) and the future minimum lease payments at June 30, 2004 are as follows:

                                                             $

      Year ending June 30, 2005                            169
                           2006                            147
                           2007                             80
                           2008                             72
                           2009                             72
                     Thereafter                             93
                                                      --------
                                                           633
                                                      ========

      Guarantees

      The Company has entered into sales contracts with a dealer / distributor which include a guaranteed buy back value at the end of a three year period if that dealer / distributor has not sold the equipment to a retail customer. The total potential outstanding obligation under these arrangements at June 30, 2004 was $1,012 which is accrued by default within the deferred revenue of $1,242.

11    Capital Stock

                                                             2004        2003
                                                                $           $

      Authorized

            900,000 6% non-cumulative, non-voting Class
            A preferred shares with a par value of $1 each, redeemable at par at the option of the Company at any time

            1,000,000 9% non-cumulative, non-voting
            Class B preferred shares with a par value of $1 each, redeemable at par at the option of the Company at any time

            Unlimited common shares without nominal or par value

      Issued and fully paid
              746,322  Class A preferred shares               496         496
            1,000,000  Class B preferred shares               664         664
            8,643,000  (2003 - 2,643,000)
               common shares                               30,220       8,599
                                                        ---------------------

                                                           31,380       9,759
                                                        =====================

Thomas Equipment Limited (a predecessor of Thomas Equipment, Inc.)
Notes to Consolidated Financial Statements (continued)
For the year ended June 30, 2004
--------------------------------------------------------------------------------

(in thousands of United States dollars, except for number of shares and per share amounts)


11    Capital Stock (continued)

      Each class of preferred shares is subject to certain rights, privileges, restrictions and conditions. The Class A and Class B shares rank on a parity with each other in all respects except as to dividend rate and in all respects rank in preference and priority to the common shares.

      On June 23, 2004, the Company issued 6,000,000 common shares without par value for proceeds of $21,621 to its parent, McCain Foods Limited. The proceeds were used to pay the preferred dividends on the Class E preferred shares and the balance was applied against the demand promissory note issued to Day & Ross Inc.

12    Mandatorily redeemable preferred stock

                                                             2004        2003
                                                                $           $

      Authorized
            25,000 (2003 - 100,000) cumulative,
            retractable, non-voting Class E preferred shares with a par value of $1,000 each, redeemable at par at the option of the holder and the Company at any time.
            Dividends are payable on issued shares at the Bank of Nova Scotia prime rate plus 4%

      Issued and fully paid
           Nil (2003 - 75,000,000)
             Class E preferred shares                          --      55,659
                                                        =====================

      On October 25, 2001 the Company issued at par, 75,000,000 Class E preferred shares to Day & Ross Inc., an affiliated company. On June 23, 2004 Day & Ross Inc. redeemed these shares for their par value. The Company paid the redemption price by way of a demand non-interest bearing promissory note (note 8).

      In the event of liquidation, dissolution or winding up of the Company or other distribution of assets or property, each holder of the Class E shares shall be entitled to receive from the assets and property of the Company, for each Class E share the redemption amount thereof together with all accrued but unpaid dividends thereon before any amount shall be paid or any assets or property of the Company distributed to the holders of any Class A or B preferred shares, or common shares which all rank junior to the Class E shares.

Thomas Equipment Limited (a predecessor of Thomas Equipment, Inc.)
Notes to Consolidated Financial Statements (continued)
For the year ended June 30, 2004
--------------------------------------------------------------------------------

(in thousands of United States dollars, except for number of shares and per share amounts)


13    Related party transactions

      The Company is a member of the McCain Foods Limited group and has transactions with other members of the group in the normal course of business measured at the exchange amount as summarized below:

                                                             2004        2003
                                                                $           $

      Included in sales:
           McCain Foods Limited                               167         183
           McCain Produce Inc.                                227          54
           McCain Fertilizer Ltd.                              28          55
           McCain South Africa (Pty) Ltd.                     157          --
           McCain Foods Inc.                                   --          --
           McCain Argentina S.A.                               10          16
                                                          -------------------

                                                              589         308
                                                          ===================

      Included in cost of sales:
           Freight expense - Day & Ross Inc.                2,057       1,958

      Included in general and administrative expenses:
           Management fees - McCain Foods Limited             523         439

      Included in financial expenses:
           Interest expense - McCain
             Finance (Canada) Ltd.                            217         134
           Dividends paid on Class E preferred
             shares - Day & Ross Inc.                       4,565       4,298
           Interest expense - Day & Ross Inc.                  39          --

      Details of capital transactions with affiliated companies are set out in notes 11 and 12.

      All forward foreign exchange contracts are entered into with McCain Eurocentre, the treasury centre for the McCain group. Back-to-back contracts are then entered into by McCain Eurocentre with third party financial institutions. Details of the outstanding forward foreign exchange contracts with McCain Eurocentre at June 30, 2004 are set out in note 19.

      At June 30, 2004, the Company had the following amounts due from affiliated companies.

                                                             2004        2003
                                                                $           $

      Due from affiliated companies:
           McCain Fertilizer Limited                           --           4
           McCain Foods Limited                                21          22
           McCain Argentina S.A.                               18          22
           McCain South Africa (Pty) Ltd.                     120         168
           McCain Produce Company Inc.                          2           4
                                                        ---------------------

                                                              161         220
                                                        =====================

Thomas Equipment Limited (a predecessor of Thomas Equipment, Inc.)
Notes to Consolidated Financial Statements (continued)
For the year ended June 30, 2004
--------------------------------------------------------------------------------

(in thousands of United States dollars, except for number of shares and per share amounts)


13    Related party transactions (continued)

                                                             2004        2003
                                                                $           $

      Due to affiliated companies:

           McCain Fertilizer Limited                            4          --
           McCain International Inc.                          502          --
           Day & Ross Inc.                                     64         143
           McCain USA Inc.                                     --           5
           McCain Foods USA Inc.                              128         119
           McCain Foods (GB) Limited                           25          40
           McCain Foods Limited                               153         378
           McCain Finance (Canada) Ltd.                         4          --
                                                         --------------------

                                                              880         685
                                                         --------------------

      Advances from affiliated companies: (note 8)

           McCain Finance (Canada) Ltd.                    10,750       5,195
           Day & Ross Inc.                                 39,078          --
                                                         --------------------

                                                           49,828       5,195
                                                         --------------------

                                                           50,708       5,880
                                                         ====================

14    Net financial income (expense)

                                                             2004        2003
                                                                $           $

      Dividends on Class E preferred shares                (4,565)         --
      Interest charges from affiliated companies             (256)       (134)
      Interest income on receivables                           95         168
      Notional interest income on financing
        receivables at 6% p.a                                 177           2
      Bank charges and other interest                         (25)         (2)
                                                         --------    --------

                                                           (4,574)         34
                                                         ========    ========

15    Other income (expense)

                                                             2004        2003
                                                                $           $

      Restructuring charges                                  (886)         --
      Foreign exchange gains (losses)                         106       3,061
      Other                                                    78         (10)
                                                         --------    --------

                                                             (702)      3,051
                                                         ========    ========

Thomas Equipment Limited (a predecessor of Thomas Equipment, Inc.)
Notes to Consolidated Financial Statements (continued)
For the year ended June 30, 2004
--------------------------------------------------------------------------------

(in thousands of United States dollars, except for number of shares and per share amounts)


15       Other income (expense) (continued)

      The restructuring charges in the year ended June 30, 2004 relate to severance costs associated with a decision to terminate the employment of 23 employees in connection with a restructuring of the Company's operations, which was completed in July 2004. These liabilities are expected to be settled within a two year period.

16       Income taxes

      Provision for income taxes comprises the following:

                                                             2004        2003
                                                                $           $

      Current                                                  65          72
      Future                                                   --          --
                                                         --------------------

                                                               65          72
                                                         ====================

      The following table reconciles income taxes calculated at the basic Canadian corporate income tax rates with the income tax provision.

                                                             2004        2003
                                                                %           %

      Canadian federal income tax rate                       23.1        25.1
      Canadian provincial income tax rate                    12.9        13.6
      Manufacturing and processing credit                    (0.9)       (2.7)
      Large corporation taxes                                (0.6)       (7.6)
      Dividends reported as interest expense                (13.9)         --
      Effect of other permanent non-deductible items         (0.3)       (2.9)
      Unrecognized benefit of losses
        and temporary differences                           (21.4)     (106.2)
      Unrealized losses on financial instruments              0.3        70.0
      Other                                                   0.3         3.1
                                                         --------------------

      Effective income tax rate                              (0.5)       (7.6)
                                                         ====================

Thomas Equipment Limited (a predecessor of Thomas Equipment, Inc.)
Notes to Consolidated Financial Statements (continued)
For the year ended June 30, 2004
--------------------------------------------------------------------------------

(in thousands of United States dollars, except for number of shares and per share amounts)


16    Income taxes (continued)

      The tax effects of temporary differences and net operating losses that give rise to future income tax assets and liabilities are as follows:

                                                             2004        2003
                                                                $           $

      Property, plant and equipment                        (1,134)       (623)
      Net operating losses carried forward                 12,569       9,304
      Employee future benefits                                107          98
      Foreign exchange contracts                             (326)        351
      Accruals                                                774         522
      Other                                                   158         139
                                                         --------------------

      Net future income tax assets before
        valuation allowance                                12,148       9,791

      Valuation allowance                                 (12,148)     (9,791)
                                                         --------------------

      Net future income tax assets                             --          --
                                                         ====================

      At June 30, 2004, the Company had available net operating loss carry forwards for income tax purposes of approximately $35,922 (2003 - $27,408). These potential future income tax benefits are available to be carried forward and applied against taxable income in future years and expire as follows:

                                                                $

      Year ending of June 30, 2006                          2,221
                              2007                          7,521
                              2008                         10,620
                              2009                          3,578
                              2010                          3,749
                              2014                          8,233
                                                       ----------

                                                           35,922
                                                       ==========

Thomas Equipment Limited (a predecessor of Thomas Equipment, Inc.)
Notes to Consolidated Financial Statements (continued)
For the year ended June 30, 2004
--------------------------------------------------------------------------------

(in thousands of United States dollars, except for number of shares and per share amounts)


16    Income taxes (continued)

      As at June 30, 2004, the Company also had federal investment tax credits of approximately $1,148 (2003 - $1,055) available to be carried forward and used to reduce federal income tax payable in future years which expire as follows:

                                                                $

      Year ending June 30, 2005                                13
                           2006                                44
                           2007                                42
                           2008                                --
                           2009                                20
                           2010                                19
                           2011                               723
                           2012                               186
                           2013                                18
                           2014                                83
                                                       ----------

                                                            1,148

      Valuation allowance                                  (1,148)
                                                       ----------

      Investment tax credits recoverable                       --
                                                       ==========

      Future taxable income of $39,961 is required to realize the net future income tax assets and investment taxes recoverable balances. The tax benefit of these assets has not been recognized in these financial statements as it is uncertain whether the Company will be able to utilize them before they expire.

17    Net change in non-cash working capital items related to operations

                                                             2004        2003
                                                                $           $

      Accounts and financing receivables                    1,138       3,315
      Foreign exchange contracts                              672      (3,168)
      Inventories                                          (1,018)       (301)
      Equipment on operating lease                            (31)       (813)
      Due from affiliated companies                            61         669
      Prepaid expenses                                       (186)        115
      Income taxes recoverable / payable                        1          84
      Accounts payable and accrued liabilities              2,888      (2,427)
      Deferred revenue                                       (174)      1,022
      Due to affiliated companies                             187         (29)
                                                         --------------------

      Net change in non-cash working capital items          3,538      (1,533)
                                                         ====================

Thomas Equipment Limited (a predecessor of Thomas Equipment, Inc.)
Notes to Consolidated Financial Statements (continued)
For the year ended June 30, 2004
--------------------------------------------------------------------------------

(in thousands of United States dollars, except for number of shares and per share amounts)


18    Segment information

      The Company's principal operations relate to the manufacture, sale and distribution through a worldwide network of dealers, distributors and retailers of skid steer and mini skid steer loaders, attachments, parts, mobile screening plants and mini excavators for the industrial and construction industry and potato harvesting and handling equipment for the agriculture industry.

      Because of the integrated nature of the Company's sole manufacturing operation and common administrative and marketing support functions, the business is treated by management as a single operating segment for the purpose of making operations decisions and assessing performance.

      Revenues by destination and product group for the years ended June 30, were as follows:

                                                             2004        2003
                                                                $           $

      Canada                                               10,317       9,042
      USA                                                  31,862      32,007
      Europe                                                8,849       6,701
      Rest of world                                         4,677       1,524
                                                         --------------------

      Total sales to external customers                    55,705      49,274
                                                         ====================

      Industrial and construction                          52,149      45,906
      Agriculture                                           3,556       3,368
                                                         --------------------

      Total sales to external customers                    55,705      49,274
                                                         ====================

      Sales to the USA include auction sales of Industrial and Construction products to the following major customers:

                                                             2004        2003
                                                                $           $

      Customer A                                            3,967       6,414
      Customer B                                            2,322       6,027
                                                         ====================

      Capital assets by geographical area for the years ended June 30, were as follows:

                                                             2004        2003
                                                                $           $

      Canada                                               10,627      10,204
      USA                                                     178         127
                                                         --------------------

      Total                                                10,805      10,331
                                                         ====================

Thomas Equipment Limited (a predecessor of Thomas Equipment, Inc.)
Notes to Consolidated Financial Statements (continued)
For the year ended June 30, 2004
--------------------------------------------------------------------------------

(in thousands of United States dollars, except for number of shares and per share amounts)


19    Financial instruments

      Fair value

      The Company's financial instruments include cash and short-term deposits, bank advances, trade accounts and financing receivables, accounts payable, advances from affiliates and foreign exchange contracts.

      Due to the short-term maturity of cash and short-term deposits, bank advances, trade accounts receivable, accounts payable and accrued liabilities and advances from affiliates, the carrying values of these instruments are reasonable estimates of their fair value.

      The fair value of the long-term financing receivables cannot be determined due to the nature of the receivables and uncertainty as to the duration of the financing period.

      The fair value of forward foreign exchange contracts are estimated based on the amount that the Company would receive or be required to pay if forced to settle these contracts at the year-end using year-end forward rates. The Company has no intention to settle these contracts before maturity.

                                                                June 30
                                                         --------------------

                                                             2004        2003
                                                                $           $

      Financial assets                                        197       1,622
      Financial liabilities                                  (459)     (1,212)
                                                         --------------------

                                                             (262)        410
                                                         ====================

      Credit risk

      The Company's financial assets that are exposed to credit risk consist primarily of cash, trade accounts and financing receivables and derivative contracts. The Company does not believe it is subject to any significant concentration of credit risk.

      Cash is invested with major financial institutions.

      The Company is exposed to normal credit risk from customers. Trade accounts and financing receivables have significant concentrations of credit risk in the industrial and construction industry and on a geographical basis in the USA as disclosed in note 18. All auction sales are to two customers in the USA as disclosed in note 18.

Thomas Equipment Limited (a predecessor of Thomas Equipment, Inc.)
Notes to Consolidated Financial Statements (continued)
For the year ended June 30, 2004
--------------------------------------------------------------------------------

(in thousands of United States dollars, except for number of shares and per share amounts)


19    Financial instruments (continued)

      The Company is exposed to credit risk in the event of non-performance by its counterparties on its foreign exchange contracts and swap contracts. The Company does not anticipate non-performance by any of the counterparties, as it deals through the treasury centre of its parent, McCain Foods Limited, which in turn deals with counterparties who are major financial institutions and have a minimum A rating. The Company anticipates the counterparties will satisfy their obligations under the contracts. The relative market positions with each external counterparty are monitored by McCain Foods Limited's treasury centre to ensure an adequate diversification of risk.

      Interest rate risk

      The Company is exposed to interest rate risk as future changes in the prevailing level of interest rates affects the cash flows associated with the financing receivables (note 5) and the advances from affiliated companies (note 8). The Company has not entered into any financial instrument contracts to hedge the interest rate exposure associated with these items.

      Currency risk

      The Company enters into contracts to purchase or sell foreign currencies in order to convert known foreign currency assets and liabilities and known or highly expected foreign currency revenues and expenses into domestic currencies to reduce the Company's exposure to fluctuations in foreign currencies.

      The contractual amounts of the Company's forward foreign exchange contracts at June 30, 2004 are as follows:

                                                 Nominal value
                                                             $

      Maturing monthly in     2005                      15,426
                              2006                       8,911
                              2007                       7,009
                                                --------------

                                                        31,346
                                                ==============

      The major foreign currencies exposures hedged relate to United States dollars and Euros.

Thomas Equipment Limited (a predecessor of Thomas Equipment, Inc.)
Notes to Consolidated Financial Statements (continued)
For the year ended June 30, 2004
--------------------------------------------------------------------------------

(in thousands of United States dollars, except for number of shares and per share amounts)


20    Subsequent events

      On October 1, 2004, the Company entered into a definitive agreement to sell its business and certain assets, to Thomas Equipment 2004 Inc. (a Canadian corporation, wholly owned by Thomas Equipment Inc., a US publicly traded company), effective October 1, 2004. As a result of this sale, the Company is considered to be a predecessor (as defined by the United States Securities and Exchange Commission) of Thomas Equipment, Inc.

      This transaction closed on November 9, 2004. Details of the sale are as follows:

                                                                               $

      Sale proceeds:
           Deposit received on entering into definitive agreement            198
           Cash received on closing                                       15,396
           Redeemable, retractable, non-voting preferred
             shares in Thomas Equipment 2004 Inc.                          7,926
           Promissory note                                                 2,140
           Deferred consideration                                          2,967
           Capital lease of property, plant and equipment                  4,776
                                                                    ------------

                                                                          33,403

      Net assets disposed of:
           Property, plant and equipment                                  11,255
           Inventory                                                      22,148
                                                                    ------------

      Gain on disposal                                                        --
                                                                    ============

      The preferred shares in Thomas Equipment 2004 Inc. are redeemable at par plus accrued but unpaid dividends at the option of that company at any time or by the holder on or after the eighteenth month anniversary of the issuance of the shares. These preferred shares carry a cumulative dividend of 8% per annum increasing to 12% after eighteen months. The Company sold these preferred shares to its parent, McCain Foods Limited on November 9, 2004 at par.

      The promissory note carries interest at 4% per annum and is receivable over two years in equal instalments commencing one year after closing.

      The deferred consideration is receivable in the three equal monthly payments of $989 commencing December 9, 2004.

      Under the terms of the sale agreement the Company entered into a two year capital lease agreement with Thomas Equipment 2004 Inc. to lease these properties for an annual lease payment of $476. Pursuant to the lease, Thomas Equipment 2004 Inc. has the right at any time prior to the expiration of the lease term to purchase the leased properties for $4,776 being their net book value as at September 30, 2004. In addition, the Company has a right to force Thomas Equipment 2004 Inc. to purchase the leased properties at the expiration of the lease for the same amount.

Thomas Equipment Limited (a predecessor of Thomas Equipment, Inc.)
Notes to Consolidated Financial Statements (continued)
For the year ended June 30, 2004
--------------------------------------------------------------------------------

(in thousands of United States dollars, except for number of shares and per share amounts)


21    Basic and diluted loss per common share

                                                             2004        2003
                                                                $           $

      Net loss available to common shareholders           (11,555)     (1,020)

      Weighted average number of common
        shares outstanding                               2,774,507   2,643,000

      Basic and diluted loss per common shares              (4.16)      (0.39)


22       Provision for doubtful receivables

                                                             2004        2003
                                                                $           $

      Balance at start of year                                888         772
      Receivables written off in year                        (863)       (180)
      Increase in provision in year                         1,657         197
      Foreign exchange                                         12          99
                                                         --------------------

      Balance at end of year                                1,694         888
                                                         ====================

Pneutech Inc.

Consolidated Financial Statements

October 31, 2004 and February 28, 2005

PNEUTECH INC.

Consolidated Financial Statements


As of October 31, 2004 and February 28, 2005 (unaudited) and for the Years Ended October 31, 2004 and 2003 and the Four Months Ended February 28, 2005 (unaudited) and the Six Months Ended April 30, 2004 (unaudited)


TABLE OF CONTENTS
                                                                          Page
                                                                          ------

Independent Auditors' Report                                              F-68

Balance Sheet                                                             F-69

Statements of Operations                                                  F-70

Statements of Stockholders' Equity                                        F-71

Statements of Cash Flows                                                  F-72

Notes to the Consolidated Financial Statements                            F-73

--------------------------------------------------------------------------------

                      [LETTERHEAD OF KINGERY & CROUSE PA]

INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors of Pneutech Inc. and Subsidiaries:

We have audited the accompanying consolidated balance sheet of Pneutech Inc. and subsidiaries (the "Company"), as of October 31, 2004, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended October 31, 2004 and 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of October 31, 2004, and the consolidated results of its operations and cash flows for the years ended October 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.



/s/ Kingery & Crouse PA


March 31, 2005
Tampa, FL

           2801 WEST BUSCH BOULEVARD, SUITE 200, TAMPA, FLORIDA 33618
           PHONE: 813.874.1280 | FAX: 813.874.1292 | WWW.TAMPACPA.COM

Pneutech Inc.
Consolidated Balance Sheet
(in thousands)


                                                                              Unaudited
                                                                              February 28,     October 31,
                                                                                2005              2004
---------------------------------------------------------------------------------------         --------
Assets
Current
    Cash and cash equivalents                                                  $     --         $      1
    Restricted cash (Note 6)                                                         --              364
    Accounts receivable, net of allowance for doubtful accounts of $425
       and $397                                                                  11,741           12,712
    Other receivable                                                                201              204
    Inventories                                                                   9,302            8,935
    Prepaid expenses and other current assets                                     1,201              841
                                                                               --------         --------
                                                                                 22,445           23,057

Property and equipment (Note 5)                                                   7,133            6,764
Deferred finance charges, net of accumulated amortization of $81                     --              326
Other assets                                                                        503              543
Goodwill                                                                          4,309            4,385
                                                                               --------         --------

                                                                               $ 34,390         $ 35,075
                                                                               ========         ========

Liabilities
Current
    Bank indebtedness (Note 6)                                                 $  9,612         $  9,410
    Accounts payable and accruals                                                 8,678            9,555
    Income taxes payable                                                             39               75
    Current portion of long term debt                                             2,859            2,711
                                                                               --------         --------
                                                                                 21,188           21,751

Long term debt (Note 8)                                                           2,287            2,359
Other financial liabilities (Note 9)                                              5,995            5,032
Other liabilities                                                                   104              105
Payable to stockholder (Note 10)                                                  1,024              901
Deferred income taxes                                                               536              546
                                                                               --------         --------
                                                                                 31,134           30,694
                                                                               --------         --------

Commitments and Contingencies (Notes 12 and 13)

Stockholders' Equity
Capital stock (Note 11)                                                           3,487            3,396
Retained earnings (deficit)                                                        (864)             307
Other comprehensive income                                                          633              678
                                                                               --------         --------
                                                                                  3,256            4,381
                                                                               --------         --------

                                                                               $ 34,390         $ 35,075
                                                                               ========         ========


See accompanying notes to consolidated financial statements

Pneutech Inc.
Consolidated Statements of Operations
(in thousands except share and per share data)


                                                              Unaudited       Unaudited
                                                             Four Months      Six Months
                                                                Ended           Ended
                                                             February 28,      April 30,           Year Ended October 31
                                                                 2005             2004             2004            2003
-------------------------------------------------------------------------------------------------------------------------
Sales                                                          $ 16,400         $ 22,591         $ 49,040        $ 37,971

Cost of sales                                                    12,885           17,410           38,158          29,774
                                                               ----------------------------------------------------------

Gross profit                                                      3,515            5,181           10,882           8,197
                                                               ----------------------------------------------------------

Operating expenses:
Selling and marketing                                             1,269            1,872            3,576           3,282
General and administrative                                        1,792            2,694            5,457           3,771
                                                               ----------------------------------------------------------
                                                                  3,061            4,566            9,033           7,053
                                                               ----------------------------------------------------------

Operating income                                                    454              615            1,849           1,144

Financing expense                                                 1,666              845            1,631           1,594
                                                               ----------------------------------------------------------

Income (loss) before income taxes                                (1,212)            (230)             218            (450)

Provision for income taxes (benefit)                                (41)             129               26            (122)
                                                               ----------------------------------------------------------

Net income (loss)                                              $ (1,171)        $   (359)        $    192        $   (328)
                                                               ==========================================================

Net income (loss) per share:
   Basic and diluted                                           $ (55.23)        $ (16.83)        $   6.31        $ (13.27)
                                                               ==========================================================

Weighted average number of shares:
   Basic and diluted                                             21,202           21,202           30,452          24,721
                                                               ==========================================================

Reconciliation of Comprehensive Income:

Net income (loss)                                              $ (1,171)        $   (359)        $    192        $   (328)
Other comprehensive gain - foreign currency translation             (45)            (140)             330             335
                                                               ----------------------------------------------------------
Total comprehensive income                                     $ (1,216)        $   (499)        $    522        $      7
                                                               ==========================================================


See accompanying notes to consolidated financial statements

Pneutech Inc.
Consolidated Statements of Stockholders' Equity
(in thousands)

--------------------------------------------------------------------------------


                                                  Capital Stock                                 Other
                                              -------------------------         Retained     Comprehensive
                                                Number          Amount          Earnings        Income           Total
                                              ---------         -------         -------         -------         -------
Balances, November 1, 2002                       24,721.12      $ 1,473         $   443         $    13         $ 1,929

Stock repurchased                                (7,612.83)        (760)             --              --            (760)

Issuances of common stock to
employees for cash                                  858.32          377              --              --             377

Debt discount related to warrants
issued in connection with financing                  --             950              --              --             950

Foreign currency translation gain                    --              --              --             335             335

Stock issued for acquisition of
subsidiary                                     3,045.19           1,356              --              --           1,356

Net loss for the year                                --              --            (328)             --            (328)
                                              ---------         -------         -------         -------         -------

Balances, October 31, 2003                    21,011.80           3,396             115             348           3,859

Foreign currency translation gain                    --              --              --             330             330

Net income for the year                              --              --             192              --             192
                                              ---------         -------         -------         -------         -------

Balances, October 31, 2004                    21,011.80           3,396             307             678           4,381

Issuances of common stock to employees
for cash - unaudited                             190.46              91              --              --              91

Foreign currency translation gain -
   unaudited                                         --              --              --             (45)            (45)

Net income for the year - unaudited                  --              --          (1,171)             --          (1,171)
                                              ---------         -------         -------         -------         -------

Balances, February 28, 2005- unaudited        21,202.26         $ 3,487         $  (864)        $   633         $ 3,256
                                              =========         =======         =======         =======         =======


See accompanying notes to consolidated financial statements

Pneutech Inc.
Consolidated Statements of Cash Flows
(in thousands)


                                                                           Unaudited     Unaudited
                                                                           Four Months    Six Months
                                                                              Ended         Ended
                                                                           February 28     April 30      Year Ended October 31
                                                                              2005          2004           2004          2003
------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                                            $(1,171)      $  (359)      $   192       $  (328)
Adjustments to reconcile net income (loss) to net cash
   provided by (used in) operating activities:
     Deferred income taxes                                                        --           (60)         (210)         (198)
     Gain on sale of equipment                                                    --            --           (56)           --
     Depreciation and amortization                                               659           449         1,238           467
     Amortization of debt discount                                               820            96           190            --
   (Increase) decrease in non-cash working capital items, net (Note 15)         (612)           98            98          (700)
                                                                             -------------------------------------------------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                             (304)          224         1,452          (759)
                                                                             -------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Cash paid to acquire net assets of subsidiaries                                --            --            --          (402)
   Purchase of property and equipment                                           (828)       (1,459)       (2,141)         (428)
   Purchase of long term investments                                              --            --          (336)           --
   Acquisition costs in excess of identifiable assets                             --            --           (15)         (120)
   Proceeds from sale of property and equipment                                   --            --           591            --
                                                                             -------------------------------------------------
NET CASH USED IN INVESTING ACTIVITIES                                           (828)       (1,459)       (1,901)         (950)
                                                                             -------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from debt issuance                                                 1,131         1,546         2,026         2,091
   Repayment of subordinated debt                                                 --            --            --        (1,901)
   Proceeds from issuance of common shares                                        91            --            --           377
   Repurchase of common shares                                                    --            --            --          (760)
   Proceeds from issuance of preferred shares                                     --            --            --         1,901
   Proceeds from issuance of stock warrants                                       --            --            --           950
   Advances from stockholder                                                     140             3           111            (1)
   Repayment of long term debt                                                  (231)         (503)       (1,876)         (583)
                                                                             -------------------------------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                      1,131         1,046           261         2,074
                                                                             -------------------------------------------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                              (1)         (189)         (188)          365
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS                      --            --            --          (176)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                     1           189           189            --
                                                                             -------------------------------------------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                     $    --       $    --       $     1       $   189
                                                                             =================================================

SUPPLEMENTARY DISCLOSURE OF CASH FLOW INFORMATION
   Interest paid                                                             $   281       $   404       $ 1,246       $ 1,097
                                                                             =================================================
   Income taxes paid                                                         $    --       $    85       $   209       $   102
                                                                             =================================================

SUPPLEMENTARY DISCLOSURES OF NON-CASH INVESTING
AND FINANCING ACTIVITIES
   Debt discount and capital stock                                           $    --       $    --       $    --       $   950
                                                                             =================================================
   Stock issued for acquisition                                              $    --       $    --       $    --       $ 1,356
                                                                             =================================================


See accompanying notes to consolidated financial statements

Pneutech Inc.
Notes to Consolidated Financial Statements (continued)
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

1. Organization and description of the business

Pneutech Inc. ("Pneutech") and its subsidiaries (together "we" or "our") are primarily distributors of hydraulic seals, sealing products, pneumatic equipment and components and processes as well as manufacturers of sealing products, gaskets and hydraulic cylinders.

We have operating locations in Mississauga, Windsor and Barrie, Ontario; Kitimat, British Columbia; Montreal, Quebec City, Chicoutimi, and Trois Rivieres, Quebec; Moncton, New Brunswick; and Busan, South Korea.

2. Subsequent event

On December 22, 2004, as amended effective February 28, 2005, Pneutech entered into an Agreement and Plan of Amalgamation (the "Agreement"), with Thomas Equipment, Inc., a Canadian corporation ("Thomas"), and 4274458 Canada, Inc., a Canadian corporation wholly-owned by Thomas. Under the terms of the Agreement, which was completed on February 28, 2005 (the "Closing"), Thomas acquired 100% of the common stock of Pneutech, in exchange for the issuance by Thomas of 1,082,639 shares of Thomas' common stock, and warrants to purchase 211,062 shares of Thomas' common stock, exercisable at $3.00 per share.

Upon the Closing, Pneutech redeemed all of its outstanding 929 preference shares, 500,000 special preference shares and 30,000 special shares owned by 3156176 Canada, Inc., for an aggregate of $517, the stated value of the shares (see Note 9). Clifford Rhee, the President and a member of the Board of Directors of Thomas, is the beneficial owner of 3156176 Canada, Inc., which was the owner of approximately 47% of the common shares, and all of the outstanding preference shares, special preference shares and special shares of Pneutech. Mr. Rhee is also the President and a member of the Board of Directors of Pneutech. Upon the Closing of the acquisition of Pneutech by Thomas, Mr. Rhee continued to serve as President of both Thomas and Pneutech, and the members of Thomas' Board were appointed as members of the Pneutech Board.

Concurrently with the acquisition of Pneutech by Thomas, Thomas entered into financing agreements with Roynat Merchant Capital Inc. ("Roynat US"). Roynat Capital Inc. ("Roynat Capital") an affiliate of Roynat US, had provided financing to Pneutech (see Note 9) which was terminated upon the Closing. In connection therewith, the subordinated debenture and preferred shares held by Roynat Capital were redeemed for their face amounts, together with payment of accrued interest and dividends thereon (see Note 9). Warrants to purchase 9,440.08 common shares held by Roynat Capital were also redeemed (see Notes 9 and 11). In addition, Thomas issued 167,360 shares of its common stock to extinguish a note payable by Pneutech with an outstanding face amount of $503 (see Note 8).

3. Summary of significant accounting policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in U.S. dollars and in accordance with accounting principles generally accepted in the United States of America.


Interim financial information

The accompanying unaudited interim consolidated financial statements as of February 28, 2005 and for the four months ended February 28, 2005 and the six months ended April 30, 2004 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the instructions to Form 10-QSB and Rule 310 of Regulation SB of the Securities and Exchange Commission.

Pneutech Inc.
Notes to Consolidated Financial Statements (continued)
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

3.   Summary of significant accounting policies (continued)


Accordingly, these unaudited interim consolidated financial statements do not include all of the footnote information required by accounting principles generally accepted in the United States of America. In management's opinion, all adjustments (consisting of normal and recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the four months ended February 28, 2005 are not necessarily indicative of the results that may be expected for the period ended June 30, 2005 or for any other period.


Principles of consolidation

The accompanying consolidated financial statements include the accounts of all companies in which Pneutech has a controlling interest. All inter-company accounts and transactions have been eliminated in consolidation.

The companies included in the consolidated financial statements are as follows:

         Pneutech
         Rousseau Controls Inc. ("Rousseau")
         Samsung Industry Co., Ltd. ("Samsung")
         Hydramen Fluid Power Limited. ("Hydramen")

Rousseau was acquired as of October 29, 2002 and Samsung and Hydramen were acquired as of October 31, 2003. Accordingly, the Consolidated Statement of Operations for the year ended October 31, 2003 includes only the results of operations of Pneutech and Rousseau.

The 2003 results of operations for Samsung and Hydramen would not have been material to our 2003 results of operations or financial condition had they been included.

Use of estimates

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts in the financial statements and the accompanying notes. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions we are required to make.

These estimates include assessing the collectability of accounts receivable, the use and recoverability of inventory, the realization of deferred tax assets, the allocation of purchase price in acquisitions, tax contingencies, useful lives for depreciation and amortization periods of tangible and intangible assets, and long-lived asset impairments, among others. Management bases its estimates and judgements on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgements about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Translation of foreign currencies

Our functional currency is the Canadian dollar. Our foreign currency transactions and balances and our integrated operations are translated into Canadian dollars using the temporal method. Under this method, monetary assets

Pneutech Inc.
Notes to Consolidated Financial Statements (continued)
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

and liabilities denominated in foreign currencies are translated into Canadian dollars at rates of exchange prevailing at the balance sheet date. Revenue and expenses are translated into Canadian dollars at the rate of exchange prevailing at the transaction date. The resulting foreign currency exchange gains and losses are included in earnings for the year.

3. Summary of significant accounting policies (continued)

Assets and liabilities are then translated into United States dollars (reporting currency) at the exchange rate in effect at each period end. Revenues, expenses, gains and losses are translated into United States dollars at the average rate of exchange prevailing during the year. All translation effects of exchange rate changes are included as a separate component ("cumulative translation adjustment") of stockholders' equity.

Revenue recognition

In accordance with Staff Accounting Bulletin 104 - Revenue Recognition in Financial Statements ("SAB 104"), revenue is generally recognized and earned when all of the following criteria are satisfied a) persuasive evidence of sales arrangements exist; b) delivery has occurred; c) the sales price is fixed or determinable, and d) collectibility is reasonably assured.

We make appropriate provisions based on experience for costs such as doubtful receivables, sales incentives and product warranty.

The allowance for doubtful accounts is evaluated on a regular basis and adjusted based upon management's best estimate of probable losses inherent in receivables, based on historical experience and factors affecting individual customers' accounts. Receivables are determined to be past due if they have not been paid by the payment due dates. Debts are written off against the allowance when deemed to be uncollectible. Subsequent recoveries, if any, are credited to the allowance when received. Adjustments to the allowance for doubtful accounts are reflected as a component of administration expenses.

Inventory

Inventory is valued at the lower of cost and net realizable value with cost being determined on an average cost basis. The cost of goods in process includes the cost of raw materials, direct labor and manufacturing overhead.

Shipping and handling costs

Shipping and handling costs related to finished goods are reported as a component of cost of sales in the consolidated statements of operations.

Other financial liabilities

Certain financial liabilities (see Note 9) have been classified in accordance with their substance rather than their form and as such, are being carried as financial liabilities rather than equity. All "dividends" on such items (which were $194 in 2004) are accrued and treated as financing expenses in the consolidated statements of operations.

Deferred finance charges

Deferred finance charges are amortized to interest expense over the life of the related debt using the effective interest rate method.

Pneutech Inc.
Notes to Consolidated Financial Statements (continued)
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

3. Summary of significant accounting policies (continued)

Cash and cash equivalents

Cash and cash equivalents include cash on hand and balances with banks and highly liquid investments with original maturities of 90 days or less, that are readily convertible to known amounts of cash and which are subject to an insignificant risk of change in value.

Property and equipment

Property and equipment are carried at cost, less accumulated depreciation and amortization.

Rates and bases of depreciation applied to write-off the cost of property and equipment less estimated salvage value of property and equipment over their estimated lives are as follows:

    Buildings                                  5%,  declining balance
    Computer equipment                        30%,  declining balance
    Furniture and equipment                   20%,  declining balance
    Machinery and equipment                   20%,  declining balance and
                                         15 years,  straight-line
    Automotive equipment                      30%,  declining balance

Leasehold improvements are amortized on a straight-line basis over the terms of the respective leases.

Goodwill

Goodwill is evaluated for impairment based on management's assessment as to actual results compared with budgeted efficiencies gained since the acquisition dates, prospects of future profitability, and evaluation of asset values. Based on this evaluation by management, it was determined that goodwill was not impaired as of October 31, 2004.

Long-lived assets

Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" requires that long-lived assets, including certain identifiable intangibles, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of the assets in question may not be recoverable. The Company has reviewed long lived assets and determined that no impairment allowance was necessary.

Advertising costs

Advertising costs are expensed as incurred and reported as a component of selling and marketing expenses. These expenses were $100 and $89 for the years ended October 31, 2004 and 2003, respectively.

Pneutech Inc.
Notes to Consolidated Financial Statements (continued)
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

3. Summary of significant accounting policies (continued)

Research and development costs

Research and development expenses are expensed as incurred. These expenses, which are included in general and administrative expenses, were $186 and $181 for the years ended October 31, 2004 and 2003, respectively.

Income taxes

We utilize SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Net income (loss) per share

We compute net income (loss) per share in accordance with SFAS No. 128 "Earnings per Share" ("SFAS No. 128") and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS No. 128 and SAB 98, basic net income per share is computed by dividing the net income available to common stockholders for the period by the weighted average number of common shares outstanding during the period. Common stock equivalents (warrants) that are exercisable for little or no cash consideration are considered outstanding common shares and included in the computation of basic net income per share, unless they would be anti-dilutive. Diluted net income (loss) per share is computed by dividing the net income (loss) for the period by the number of common and common equivalent shares outstanding during the period. During the period when they would be anti-dilutive, common stock equivalents (consisting of common stock warrants) are not considered in the computations.

New pronouncements

FAS 123(R) 'Share-Based Payments'

In December 2004, the Financial Accounting Standards Board issued Statement No. 123 ("FAS 123 (R)"), Share-Based Payments. FAS 123 (R) requires all entities to recognize compensation expense in an amount equal to the fair value of share-based payments such as stock options granted to employees. We will be required to apply FAS 123 (R) on a modified prospective method. Under this method, we are required to record compensation expense (as previous awards continue to vest) for the unvested portion of previously granted awards that remain outstanding at the date of adoption. In addition, we may elect to adopt FAS 123 (R) by restating previously issued financial statements, basing the amounts on the expense previously calculated and reported in the pro forma disclosures that had been required by FAS 123. FAS 123 (R) is effective for the first reporting period beginning after June 15, 2005. We do not believe that the adoption of FAS 123 (R) will have a material impact on our consolidated financial statements.

Pneutech Inc.
Notes to Consolidated Financial Statements (continued)
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

3. Summary of significant accounting policies (continued)

Recently adopted accounting standards

FIN 46 'Consolidation of Variable Interest Entities' (VIE's)

In January 2003, the FASB issued FASB Interpretation No. 46 (revised in December 2003 as FIN 46R), which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. The Company is required to apply FIN 46R to all variable interests in VIE's commencing in fiscal 2004. For variable interests in VIE's created before January 1, 2004, the assets, liabilities and non-controlling interests of the VIE initially are measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN 46R first applies may be used to measure the assets, liabilities and non-controlling interest of the VIE. The application of FIN 46R to variable interests in VIE's had no effect on the Company's financial statements as the Company has no variable interests in VIE's.

SFAS 150 'Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity'

FASB Statement No. 150 was issued in May 2003 and establishes standards for the classification and measurement of certain financial instruments with characteristics of both liabilities and equity and includes required disclosures for financial instruments within its scope. This Statement is effective for instruments entered into or modified after May 31, 2003 and is otherwise effective as of July 1, 2003, except for mandatorily redeemable financial instruments of non-public companies. For such mandatorily redeemable financial instruments, the Statement is effective for the Company as of January 1, 2004. The application of Statement 150 resulted in the classification of the Class A preferred shares, special preference shares, special shares and preference shares as liabilities in the Consolidated Balance Sheet. Dividends paid or accrued on these shares in 2004 were treated as interest.

SFAS 143 'Accounting for Asset Retirement Obligations'

In June 2001, FASB Statement No. 143 was issued which requires the Company to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development and/or normal use of the assets. The Company also would record a corresponding asset that is depreciated over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation would be adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. The Company was required to adopt Statement 143 on July 1, 2003. The adoption of Statement 143 had no effect on the Company's financial statements.

FIN 45 'Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others, an interpretation of FASB Statements No. 5, 57 and 107 and a rescission of FASB Interpretation No. 34'

Pneutech Inc.
Notes to Consolidated Financial Statements (continued)
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

3. Summary of significant accounting policies (continued)

Recently adopted accounting standards (continued)

In November 2002, FASB Interpretation No. 45 was issued which enhances the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees issued. The Interpretation also clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken. The initial recognition and measurement provisions of the Interpretation were applicable to guarantees issued or modified after December 31, 2002 and the disclosure requirements were effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of FIN 45 had no effect on the Company's financial statements.

SFAS 132 'Employers' Disclosures about Pensions and Other Postretirement
Benefits'

In December 2003, FASB Statement No. 132 (revised) was issued which prescribes the required employers' disclosures about pension plans and other postretirement benefit plans; but it does not change the measurement or recognition of those plans. The Statement retains and revises the disclosure requirements contained in the original Statement 132. It also requires additional disclosures about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other postretirement benefit plans. The Statement generally is effective for fiscal years ending after December 15, 2003. The application of Statement 132 had no effect on the Company's financial statements.

SFAS 146 'Accounting for Costs Associated with Exit or Disposal Activities'

In June 2002, FASB Statement No. 146 was issued which addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity". The provisions of Statement 146 were effective for exit or disposal activities initiated after December 31, 2002, with early application encouraged. The application of Statement 146 had no effect on the Company's financial statements.

SFAS 153 'Exchanges of Nonmonetary Assets an Amendment of APB Opinion No. 29'

In December 2004, FASB Statement No. 153 was issued amending APB Opinion No. 29 to eliminate the exception allowing nonmonetary exchanges of similar productive assets to be measured based on the carrying value of the assets exchanged as opposed to being measured at their fair values. This exception was replaced with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of this statement is not expected to have a material impact on the Company's financial statements.

Pneutech Inc.
Notes to Consolidated Financial Statements (continued)
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

4. Acquisition and consolidation

Effective October 31, 2003, Pneutech acquired 100% of the common shares of Samsung and of Hydramen. The following is a summary of the fair values assigned to the net assets acquired and the consideration paid.

                                                         Samsung        Hydramen
                                                        -------         -------
Working capital                                         $   591         $   438
Investments                                                 435              --
Property and equipment                                    1,634             228
Long term debt                                           (1,067)           (138)
                                                        -------         -------
                                                          1,593             528
                                                        -------         -------

Common shares issued (3,045.19)                           1,356              --
Cash paid, including transaction costs                      237             354
Notes payable to vendor                                      --             226
                                                        -------         -------
                                                          1,593             580
                                                        -------         -------

Amounts attributed to goodwill                          $    --         $    52
                                                        =======         =======

5. Property and equipment

                                                       Accumulated
                                                       Depreciation/    Net Book
                                           Cost        Amortization       Value
                                         -------         -------         -------
Land                                     $   948         $    --         $   948
Buildings                                  3,250             477           2,773
Computer equipment                         1,931           1,464             467
Furniture and equipment                    1,462             987             475
Leasehold improvements                       247             143             104
Machinery and equipment                    3,137           1,421           1,716
Automotive equipment                         527             246             281
                                         -------         -------         -------
                                         $11,502         $ 4,738         $ 6,764
                                         =======         =======         =======

6. Bank indebtedness

We have revolving lines of credit totaling $10,869, of which $1,459 was unused at October 31, 2004. Interest rates on these lines of credit are generally at the bank's prime rate plus a spread ranging from 0.30% to 1.5% (4.55% to 5.75% at October 31, 2004). As security, we have pledged restricted cash (term deposits), property, general security agreements, inventories and accounts receivable, guarantees by stockholders and an assignment of fire and theft insurance.

Pneutech Inc.
Notes to Consolidated Financial Statements (continued)
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

7.   Income taxes

Significant components of the Company's net non-current deferred income tax liability at October 31, 2004 are as follows:

Property, plant and equipment                                             $ 716
Deferred financing costs                                                    169
Premium paid on retirement of debt                                         (159)
Investment tax credits                                                     (116)
Unused capital losses                                                       (64)
                                                                          -----
                                                                          $ 546
                                                                          =====

The provision (benefit) for income taxes consists of the following as of October 31:

                                                     2004                  2003
                                                    -----                 -----
Current                                             $ 236                 $  75
Deferred                                             (210)                 (197)
                                                    -----                 -----
                                                    $  26                 $(122)
                                                    =====                 =====

The Company's federal investment tax credits are available to be carried forward and used to reduce federal income tax payable in future years; these credits expire as follows:

                     2012                         $ 9
                     2013                          63
                     2014                          69

Pneutech Inc.
Notes to Consolidated Financial Statements (continued)
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

8. Long term debt

Demand term loan, prime rate plus 1.5% (5.75% at October 31, 2004), amortized to 2009,
repayable in monthly instalments of principal of $5 plus interest. (a)                      $  251

Demand term loan, prime rate plus 1.5% (5.75% at October 31, 2004), amortized to 2006,
repayable in monthly instalments of principal of $23 plus interest. (a)                        384

Vehicle loan, 7.9%, repayable monthly including interest, through 2007                           9

Samsung Industries - various loans with interest rates ranging from 4.12% to 12.00%,
repayable through 2012                                                                       2,684

Private loan with interest rate of 6% with regular principal and interest payments
providing for repayment by 2005. (b)                                                           503

Private loans with interest rate of 6%, providing for repayment in 2006. (c)                   394

Private loans with interest rates ranging from 3% to 8%, with regular principal and
interest payments providing for repayment by 2006                                              845
                                                                                            ------
                                                                                             5,070
Less: current portion                                                                        2,711
                                                                                            ------
                                                                                            $2,359
                                                                                            ======

(a) As security for the demand term loans, Pneutech has provided a General Security Agreement, an assignment of inventory and book debts, an assignment of fire and theft insurance, and a guarantee of stockholders.

(b) As described in Note 2, on February 28, 2005, the loan was extinguished by the issuance of 167,360 common shares of Thomas. The extinguishment of this debt will be accounted for as a capital contribution by Thomas to Pneutech. Accordingly, none of this amount has been classified as current in these financial statements.

(c) The notes were issued as part of the consideration for the acquisition of Rousseau. In addition to interest and repayment of principal, the notes permit the holders to convert the notes, or part thereof, at any time prior to maturity, into common stock of Pneutech or Rousseau, at a price to be determined by the Board of Directors of Pneutech or Rousseau, respectively.

Estimated principal repayments for each of the next five years are as follows:

            2005                                               $2,711
            2006                                                  835
            2007                                                  179
            2008                                                  252
            2009                                                  169

Pneutech Inc.
Notes to Consolidated Financial Statements (continued)
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

9. Other financial liabilities

              Subordinated debenture, net of unamortized discount of $506                $2,778
         250  Class A preferred shares, net of unamortized discount of $315               1,737
     500,000  Special preference shares                                                     410
      30,000  Special shares                                                                 25
         929  Preference shares                                                              82
                                                                                         ------
                                                                                         $5,032
                                                                                         ======

Pneutech is authorized to issue an unlimited number of Class A preferred shares, special preference shares, special shares and preference shares, without par value.

      o Class A preferred shares are non-voting, entitled to cumulative dividends at a rate of 10% per year, and redeemable at their stated capital.

      o Special preference shares are non-voting, non-participating, and redeemable at their stated capital.

      o Special shares are non-voting and redeemable at their stated capital.

      o Preference shares are voting, entitled to cumulative dividends at a rate not to exceed 6% per year, and redeemable at their stated capital.

As described in Note 2, effective February 28, 2005, Pneutech was acquired by Thomas. In connection with that acquisition, all of the above obligations were repaid or redeemed from the proceeds of a capital contribution by Thomas. As described in Note 2, the 929 preference shares, 500,000 special preference shares and 30,000 special shares were owned by 3156176 Canada, Inc. For other amounts payable to this stockholder, see Note 10.

The subordinated debenture and the 250 Class A preferred shares were previously issued to Roynat Capital. Prior to its repayment, the debenture bore interest at 10% payable monthly (effective interest rate of 17%), with principal repayments scheduled to commence on November 15, 2005, maturing October 15, 2008. Prior to their redemption, the Class A preferred shares were entitled to cumulative dividends of 10% per year (effective interest rate of 17%) and the Preference shares were entitled to cumulative dividends of 6% per year.

Concurrent with the issuance to Roynat Capital of the above subordinated debenture and Class A preferred shares, we sold to Roynat Capital warrants to purchase 9,440.08 shares of our common stock, equivalent to 31% of the common stock on a fully diluted basis. The warrants had an aggregate exercise price of one dollar.

The total proceeds received from Roynat Capital were allocated among the subordinated debenture, the Class A preferred shares and the warrants, based on their relative fair values. Before their redemption as discussed above, the resulting discount from the face amount of the subordinated debenture and the Class A preferred shares was being amortized over the estimated life of those obligations of five years. The total amortization for the year ended October 31, 2004 was $190.

Pneutech Inc.
Notes to Consolidated Financial Statements (continued)
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

10. Payable to stockholder

Subordinated debt, 15%, no set terms of repayment                                     $575

Note advances and payables to the stockholder, net, non-interest bearing, no set
terms of repayment                                                                     326
                                                                                      ----
                                                                                      $901
                                                                                      ====

Subordinated debt represents our direct unsecured obligations to a stockholder with no specified repayment date. The rights of the stockholder are subordinate to the claims of certain other creditors.

For the years ended October 31, 2004 and 2003, the stockholder received approximately $188 and $119, respectively, of interest, management fees and other expenses.

11. Common stock and warrants to purchase common stock

We are authorized to issue an unlimited number of common shares without par value. At October 31, 2004, 21,011.80 common shares were issued and outstanding.

As described in Note 9, we issued 9,440.08 warrants to purchase common stock to Roynat Capital. Each warrant entitled the holder to receive one common share on or before October 15, 2008, at an aggregate exercise price for all warrants of one dollar. At October 31, 2004, no warrants had been exercised. As described in
Note 2, on February 28, 2005, the warrants were re-purchased for $1,026.

In connection with the purchase of Rousseau, we issued various notes to certain of the selling stockholders. As described in Note 8, certain of those notes, with an aggregate face amount of $394 at October 31, 2004, entitle the holder to purchase common stock of Pneutech or Rousseau, at a price to be determined by the Board of Directors of Pneutech or Rousseau, respectively, up to the face amount of the notes outstanding.

12. Commitments

We have various operating lease agreements for premises, requiring a minimum rent plus realty taxes, maintenance, heat and certain other expenses. Minimum rent payable for the next five years is as follows:

       2005                                                              $481
       2006                                                               459
       2007                                                               362
       2008                                                               360
       2009 and thereafter                                                238

In addition, we have other operating leases, with expected payments over the next five years as follows:

       2005                                                              $254
       2006                                                               151
       2007                                                                60
       2008                                                                 4
       2009                                                                 0

Pneutech Inc.
Notes to Consolidated Financial Statements (continued)
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

12. Commitments (continued)

Rent expense during the years ended October 31, 2004 and 2003 was $748 and $568, respectively.

13. Contingencies

Acquisition of subsidiaries

(a) In connection with the purchase of Rousseau on October 29, 2002, the following acquisition contingencies exist:

      o On the fourth anniversary of the closing date, the balance of any obsolete inventory identified at the closing date which has not been sold, together with interest at 6% per annum, shall be set off against the balance of payments on certain Notes issued to effect the acquisition. At October 31, 2004, the remaining obsolete inventory aggregated $113.

      o For each of the three years following the closing date, certain of the selling stockholders are entitled to an amount, payable annually, equal to 75% of the annual gross margin (as defined) of Rousseau in excess of $3,694 up to a maximum of $219 per year. For the years ended October 31, 2004 and 2003, no amounts were payable.

      o Any research and development tax credits that may be received by Rousseau with respect to applications it has made for the period up to May 1, 2002 shall be set off against any of the above adjustments.

(b) In connection with the purchase of Hydramen on October 31, 2003, a potential adjustment to the purchase price will be made for the following:

      o The selling stockholders are entitled to an amount, payable annually, equal to 25% of the annual gross margin (as defined) of Hydramen in excess of $1,149 per year, up to a maximum total adjustment of $205. For the year ended October 31, 2004, no amount was payable.

Litigation

We are potentially subject to various claims and litigation arising out of the ordinary course and conduct of our business including product liability, intellectual property, labor and employment, environmental and tax matters. Management does not consider our exposure to such claims and litigation to be material to the consolidated financial statements.

Pneutech Inc.
Notes to Consolidated Financial Statements (continued)
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

14. Financial instruments and risks

Our financial instruments include cash and cash equivalents, restricted cash, bank term deposits, bank advances, trade accounts receivable and accounts payable. Due to the short-term maturity of these instruments, their carrying values are reasonable estimates of their fair values.

Credit risk

We are exposed to normal credit risk from customers. Trade accounts receivable have significant concentrations of credit risk in the industrial and construction industry and on a geographical basis in Canada, the USA and Korea. We perform ongoing credit evaluations of our customers' financial condition and generally do not require collateral, with the exception of floor plan receivables, as we believe we have measures in place to limit our exposure to loss. For the year ended October 31, 2004, ten customers accounted for 26% of our total revenues. At October 31, 2004, two of these customers accounted for 30% of our trade accounts receivable balance.

Interest rate risk

We are exposed to interest rate risk as future changes in the prevailing level of interest rates affects the cash flows associated with debt obligations. We have not entered into any financial instrument contracts to hedge the interest rate exposure associated with these items.

Foreign currency risk and forward exchange contracts

Our foreign currency translation policy is described in Note 3. We have not entered into any significant foreign currency futures and forward contracts to manage our exposure to foreign currency fluctuations, though we may do so in the future.

At October 31, 2004, restricted cash includes $364, receivables include $5,074, accounts payable include $5,101, bank indebtedness includes $426 and long term debt includes $2,684 which will be settled in currencies other than our functional currency, the Canadian dollar.

Pneutech Inc.
Notes to Consolidated Financial Statements (continued)
October 31, 2004
--------------------------------------------------------------------------------
(in thousands)

15. Net change in non-cash working capital items related to operations

                                                                           2004          2003
                                                                        -------       -------
      (Increase) decrease in non-cash working capital assets:
        Accounts receivable                                             $(2,492)      $(1,052)
        Inventory                                                          (435)         (236)
        Prepaid expenses                                                   (298)           94
        Deferred costs                                                     (134)         (174)
                                                                        -------       -------
                                                                         (3,359)       (1,368)
                                                                        -------       -------

      Increase (decrease) in non-cash working capital liabilities:
        Bank advances, net                                                  751          (430)
        Accounts payable                                                  2,566           771
        Income taxes payable                                                 43           327
        Other payables and accrued liabilities                               97            --
                                                                        -------       -------
                                                                          3,457           668
                                                                        -------       -------

      (Increase) decrease in non-cash working capital items, net        $    98       $  (700)
                                                                        =======       =======

                             THOMAS EQUIPMENT, INC.
              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
           (Unaudited - in thousands except share and per share data)

On October 11.2004, we (Thomas Equipment. Inc. or "TEQI" formerly Maxim Mortgage Corporation, a Delaware corporation) entered into an Agreement and Plan of Reorganization with Thomas Equipment 2004 Inc. ("TE2004"). a Canadian corporation and Thomas Ventures Inc. ("TVI"). a Delaware corporation (both TE2004 and TVI were formed in 2004 for the purposes of the asset acquisition described below). Under the terms of the agreement, we acquired 100% of the common stock of TE2004 and TVI in exchange for the issuance by us of 16,945,000 common shares. Although TEQI was the legal acquirer. TE2004 was considered the accounting acquirer and as such the acquisition was accounted for as a recapitalization. Immediately prior to the reorganization, TEQI had 1,075,000 shares of common stock outstanding (after a 1-40 reverse split) and no net assets or liabilities.

We issued 16,945,000 shares to our founders for $2,451 (which includes non cash service contributions of $322) or an average of approximately $0.14 per share. The fair value of the common stock was estimated to be $0.47 per share, based on the cash price of $0.50 paid by certain of our founders and the trading price of the shares immediately after the reorganization of $0.45. The difference between the consideration received and the fair value resulted in an immediate expense of $5,520 which consisted of the common stock fair value of $7,971 less stock subscription consideration of $2,129 in cash and non cash service contributions of $322.

On November 9, 2004 in connection with the issuance of debt and obtaining a credit facility, we sold 1,980,000 shares to Laurus Master Fund for $20. Based on the estimated fair value of $0.47. we recorded $911 of "stock-based compensation" expense for this issuance.

Also on November 9, 2004. Thomas Equipment 2004 acquired the business, fixed assets and inventory of Thomas Equipment Limited, an unrelated company, for $37,182 (including transaction costs), effective as of October 1, 2004.

On February 28. 2005, we acquired 100% of the common stock of Pneutech. in exchange for the issuance bv us of a total of 1,082,640 shares of our common stock and warrants to purchase 211,062 shares of common stock, exercisable at $3.00 per share.


The following unaudited pro forma combined condensed statement of operations for the year ended June 30, 2004 and for the nine months ended March 31, 2005 include the historical and pro forma effects of the financing required in the acquisition of certain assets of Thomas Equipment Limited and the acquisition of Pneutech, Inc., including the effects of certain financing and refinancing related to the Pneutech acquisition.

The following unaudited pro forma combined condensed statements of operations have been prepared by our management from the historical financial statements of our predecessor, Thomas Equipment Limited, and the historical financial statements of Pneutech. The unaudited pro forma combined condensed statements of operations reflect adjustments as if the acquisition of Pneutech had occurred on July 1, 2003 and July 1, 2004. See "Note 1 - Basis of Presentation." The pro forma adjustments described in the accompanying notes are based upon estimates and certain assumptions that management believes are reasonable in the circumstances.

Prior to its acquisition, Pneutech had a fiscal year end of October 31. The pro forma statement of operations for Pneutech for the year ended June 30, 2004 has been derived from Pneutech's audited statement of operations for its fiscal year ended October 31, 2004 included elsewhere in this prospectus, as adjusted to add its statement of operations for the period July 1, 2003 to October 31, 2003 based on Pneutech's unaudited internal financial statements for that period and to subtract its statement of operations for the period July 1, 2004 to October 31, 2004 based on Pneutech's unaudited internal financial statements for that period.

The pro forma statement of operations for the nine months ended March 31, 2005 has been derived from our unaudited historical results of operations (since inception - the acquisition of Thomas Equipment Limited) for the six months ended March 31, 2005 (which includes one month of Pneutech since we acquired them), our predecessor's unaudited results of operations for the period July 1, 2004 through September 30, 2004 and Pneutech's unaudited internal results of operations for the eight months ended February 28, 2005 (prior to our acquisition and consolidation of Pneutech). Pneutech's unaudited results of operations for the eight months ended February 28, 2005 have been derived based on Pneutech's audited financial statements for the year ended October 31, 2004 (included elsewhere in this prospectus), subtracting its statement of operations for the period November 1, 2003 to June 30, 2004 based on Pneutech's unaudited internal financial statements for that period and adding its statement of operations for the period November 1, 2004 to February 28, 2005 based on Pneutech's unaudited internal financial statements for that period.


The unaudited pro forma combined condensed statements of operations are not necessarily indicative of what the results of operations actually would have been if the acquisition had occurred on July 1, 2003 or July 1, 2004. Moreover, it is not intended to be indicative of future results of operations. The unaudited pro forma combined condensed statement of operations should be read in conjunction with our historical financial statements as of March 31, 2005, those of Thomas Equipment Limited for the year ended June 30, 2004 and Pneutech as of and for the year ended October 31, 2004 and related notes thereto, which are included elsewhere in this prospectus.

Financing associated with the acquisition of certain assets of Thomas Equipment Limited

On November 9, 2004, Thomas Equipment 2004 acquired, effective as of October 1, 2004, the business, fixed assets and inventory of Thomas Equipment Limited, a wholly-owned subsidiary of McCain Foods Limited, an unrelated company for $37,182, including $5,254 in capital leases. Thomas Equipment Limited is considered to be a predecessor business of ours.

      The acquisition was made pursuant to an Agreement of Purchase and Sale of Assets between Thomas Equipment 2004 and Thomas Equipment Limited, made as of October 1, 2004. The purchase price paid was $37,182, paid as follows:

o $200 was paid upon execution of the acquisition agreement on October 11, 2004;

o     $16,267 was paid in cash upon the closing of the acquisition;

o $2,260 is payable in two equal, annual payments (commencing one year after the closing), pursuant to a promissory note which bears interest at 4% per annum;

o $8,370 of 1,000 Thomas Equipment 2004 preference shares were sold on closing to McCain Foods Limited, the parent of Thomas Equipment Limited; and

o $3,179 was due in installments for inventory at October 1, 2004 in excess of $20.2 million. These installments have been paid.

o $5,254 in capital lease obligations were entered into with Thomas Equipment Limited.

o     $1,652 was paid for transaction costs related to the acquisition.

Concurrently with the closing of the acquisition of the Thomas Equipment Limited assets, we entered into agreements with Laurus Master Funds, Ltd, a Cayman Islands corporation, pursuant to which we sold to Laurus convertible notes, an option and a warrant to purchase common stock. The securities sold to Laurus included the following:

o A secured convertible minimum borrowing note with a principal amount of $8,000, which is convertible to common stock at a price of $1.50 per share;

o A secured convertible revolving note with a principal amount not to exceed $16,000, including the minimum borrowing amount, which is convertible to common stock at a price of $1.50 per share;

o A secured convertible term note with a principal amount of $6,000, which is convertible to common stock at a price of $1.50 per share;

o A common stock purchase warrant to purchase 2,200,000 shares of common stock of Thomas Equipment, at a purchase price of $2.25 per share, exercisable for a period of seven years; o

o An option to purchase 4,020,000 shares of common stock of Thomas Equipment, at a purchase price of $.01 per share; and

o     1,980,000 shares of our common stock for a total purchase price of $20.

Pneutech Acquisition and finance transactions related to the acquisition

On February 28, 2005, we acquired 100% of the common stock of Pneutech, in exchange for 1,082,640 shares of our common stock and warrants to purchase 211,062 shares of common stock, exercisable at $3.00 per share. The common stock issued was valued at $3.50 per share, based on the market price of our common stock on December 22, 2004, the date the terms of the acquisition were agreed to and announced. An additional 167,360 shares of our common stock were issued to an unrelated party as of the closing in exchange for the cancellation of approximately $494 of debt owed by Pneutech.


As part of the consideration paid for the acquisition of Pneutech, we:

      o Redeemed 929 preference shares and 530,000 special shares owned by 3156176 Canada, Inc. for an aggregate of $508. Clifford Rhee, the President and a member of the Board of Directors of Thomas and Pneutech is the beneficial owner of 3156176 Canada, Inc., which was the owner of approximately 47% of the common shares, and all of the 929 preference shares and 530,000 special shares of Pneutech. Mr. Rhee received 467,767 shares of our common stock in exchange for his common shares in Pneutech;

      o Repaid Roynat Capital $2,259 in consideration for the cancellation of its Pneutech preferred shares and payment of accrued dividends thereon;

      o Repaid Roynat Capital $1,008 in consideration for the cancellation of warrants previously issued by Pneutech to Roynat Capital;

      Concurrently with the closing of the Pneutech acquisition on February 28, 2005, we entered into the following refinancing transactions

      o Redeemed notes payable totaling $494 by issuing 167,360 common shares;

      o Repaid Roynat Capital $3,227 in full satisfaction of all amounts due pursuant to a convertible debenture issued by Pneutech to Roynat Capital;

      o Sold a subordinated debenture to Roynat Merchant Capital Inc. with a face amount of $5,343; and issued warrants to Roynat Merchant Capital Inc. to purchase 1,000,000 shares of common stock at an exercise price of $3.00 per share. The subordinated debenture was due and payable in full on December 30, 2005 and bore interest at the stated rate of 15% per annum. The subordinated debenture was repaid in full in April 2005.

The redemption of the preference shares, special shares, preferred shares, common stock warrants and the repayment of the Roynat Capital debenture were funded by the sale of the subordinated debenture to Roynat Merchant Capital Inc. and a loan from Laurus Master Fund, Ltd.

                             THOMAS EQUIPMENT, INC.
              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 2004
           (Unaudited - in thousands except share and per share data)



                                                             Pneutech          Pneutech,
                                            Pneutech,       Additions        Subtractions       Pneutech,
                                           Year Ended      July 1, 2003      July 1, 2004       Pro forma
                                             October        to October        to October        June 30,
                                            31, 2004         31, 2003          31, 2004           2004
                                          ------------     ------------      ------------      ------------
Sales                                     $     49,040     $     13,958      $    (17,290)     $     45,708
Cost of sales                                   38,158           11,982           (13,579)           36,561
                                          ------------     ------------      ------------      ------------

Gross profit                                    10,882            1,976            (3,711)            9,147
                                          ------------     ------------      ------------      ------------

General and administrative                       5,457            1,470            (1,809)            5,118
Selling                                          3,576              441            (1,095)            2,922
                                          ------------     ------------      ------------      ------------
                                                 9,033            1,911            (2,904)             8040
                                          ------------     ------------      ------------      ------------
Income (loss) from operations                    1,849               65              (807)            1,107

   Net financial expense                         1,631              481              (557)            1,555
                                          ------------     ------------      ------------      ------------

Net income (loss) before income taxes              218             (416)             (250)             (448)

Income tax expense (benefit)                        26              (96)               71                 1
                                          ------------     ------------      ------------      ------------

Net income (loss)                         $        192     $       (320)     $       (321)     $       (449)
                                          ============     ============      ============      ============
Income loss per share - basic and         $       6.31                                         $     (21.17)
diluted
                                          ============                                         ============
Weighted average common shares
outstanding - basic and diluted *               30,452                                               21,202
                                          ============                                         ============

                                            Thomas
                                           Equipment
                                            Limited                                 Combined Pro
                                         (Predecessor)         Elims.                forma Year
                                        Year ended June          And                 ended June
                                            30, 2004          Adjusts.       Ref      30, 2004
                                         ------------      ------------      ---     ------------
Sales                                    $     55,705      $     (3,854)      A      $     97,559
Cost of sales                                  47,559            (3,779)      B            80,341
                                         ------------      ------------              ------------

Gross profit                                    8,146               (75)                   17,218
                                         ------------      ------------              ------------

General and administrative                      8,883                --                    14,001
Selling                                         6,179                --                     9,101
                                         ------------      ------------              ------------
                                               15,062                --                    23,102
                                         ------------      ------------              ------------
Income (loss) from operations                  (6,916)              (75)                   (5,884)

   Net financial expense                        4,574             5,563       C            11,692
                                         ------------      ------------              ------------

Net income (loss) before income taxes         (11,490)           (5,638)                  (17,576)

Income tax expense (benefit)                       65                --                        66
                                         ------------      ------------              ------------

Net income (loss)                        $    (11,555)     $     (5,638)             $    (17,642)
                                         ============      ============              ============
Income loss per share - basic and        $      (4.16)                               $      (0.83)
diluted
                                         ============                                ============
Weighted average common shares
outstanding - basic and diluted *           2,774,507                                  21,250,000
                                         ============                                ============


* Common stock equivalents (warrants) that are exercisable for little or no cash consideration are considered outstanding common shares and included in the computation of basic net income per share, unless they would be anti-dilutive.

See accompanying notes to unaudited pro forma condensed combined financial statements.

                             THOMAS EQUIPMENT, INC.
              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                    FOR THE NINE MONTHS ENDED MARCH 31, 2005
           (Unaudited - in thousands except share and per share data)


                                                                                                             Thomas
                                                                                                            Equipment
                                                       Pneutech,         Pneutech,                           Limited
                                                      Subtractions       Additions        Pneutech,       (Predecessor)
                                     Pneutech,         November         November 1,        July 1,        July 1, 2004
                                    Year Ended        1, 2003 to          2004 to          2004 to             to
                                      October          June 30,           February        February          September
                                     31, 2004            2004             28, 2005         28, 2005         30, 2004
                                    ------------     ------------      ------------      ------------      ------------
Sales                               $     49,040     $    (35,082)     $     16,400            30,358      $     13,857
Cost of sales                             38,158          (26,176)           12,885            24,867            11,770
                                    ------------     ------------      ------------      ------------      ------------

Gross profit                              10,882           (8,906)            3,515             5,491             2,087
                                    ------------     ------------      ------------      ------------      ------------

General and administrative                 5,457           (3,987)            1,792             3,262            2,262
Selling                                    3,576           (3,135)            1,269             1,710             1,797
Stock based compensation                      --               --                --                --                --
Other (income) expenses                       --               --                --                --              (884)
                                    ------------     ------------      ------------      ------------      ------------
                                           9,033           (7,122)            3,061             4,972             3,175
                                    ------------     ------------      ------------      ------------      ------------
Income (loss) from operations              1,849           (1,784)              454               519            (1,088)

   Net financial expense                   1,631           (1,150)            1,666             2,147               499
                                    ------------     ------------      ------------      ------------      ------------

Net income (loss) before income
taxes                                        218             (634)           (1,212)           (1,628)           (1,587)

Income tax expense (benefit)                  26             (122)              (41)             (137)               15
                                    ------------     ------------      ------------      ------------      ------------

Net income (loss)                   $        192     $       (512)     $     (1,171)           (1,491)     $     (1,602)
                                    ============     ============      ============      ============      ============
Loss per share - basic and
diluted                             $       6.31                                         $     (70.32)     $      (0.19)
                                    ============                                         ============      ============

Weighted average common shares
outstanding - basic and diluted           30,452                                               21,202         8,643,000
                                    ============                                         ============      ============

                                      Thomas
                                    Equipment,                                                     Combined
                                       Inc.                                                        Pro forma
                                    (Successor)          Thomas                                      Nine
                                    October 1,         Equipment,            Pneutech               Months
                                      2004 to             Elims.               Elims.                ended
                                     March 31,             and                 and                 March 31,
                                       2005             Adjusts.    Ref       Adjusts      Ref       2005
                                    ------------      ------------  ---     ------------   ---    ------------
Sales                               $     31,452      $       (999)  A      $     (2,809)   D     $     71,859
Cost of sales                             26,912            (2,753)  B              (999)   E           59,797
                                    ------------      ------------          ------------          ------------

Gross profit                               4,540             1,754                (1,810)               12,062
                                    ------------      ------------          ------------          ------------

General and administrative                 3,477                --                    --                 9,001
Selling                                    3,120                --                    --                 6,627
Stock based compensation                   6,431            (6,431)  G                --                    --
Other (income) expenses                      442                --                    --                  (442)
                                    ------------      ------------          ------------          ------------
                                          13,470            (6,431)                   --                15,186
                                    ------------      ------------          ------------          ------------
Income (loss) from operations             (8,930)            8,185                (1,810)               (3,124)

   Net financial expense                   3,162             2,390   C            (1,351)   F            6,847
                                    ------------      ------------          ------------          ------------

Net income (loss) before income
taxes                                    (12,092)            5,795                  (459)               (9,971)

Income tax expense (benefit)                  --                --                    --                  (122)
                                    ------------      ------------          ------------          ------------

Net income (loss)                   $    (12,092)     $      5,795          $       (459)         $     (9,849)
                                    ============      ============          ============          ============
Loss per share - basic and
diluted                             $      (0.60)                                                 $      (0.46)
                                    ============                                                  ============

Weighted average common shares
outstanding - basic and diluted       20,214,088                                                    21,250,000
                                    ============                                                  ============


* Common stock equivalents (warrants) that are exercisable for little or no cash consideration are considered outstanding common shares and included in the computation of basic net income per share, unless they would be anti-dilutive.

See accompanying notes to unaudited pro forma condensed combined financial statements.

                             THOMAS EQUIPMENT, INC.
                          NOTES TO UNAUDITED PRO FORMA
                   COMBINED CONDENSED STATEMENT OF OPERATIONS
                                 (in thousands)

1. BASIS OF PRESENTATION

      The accompanying unaudited pro forma combined condensed statement of operations presents the historical results of operations for the year ended June 30, 2004 of our predecessor company, Thomas Equipment Limited, and Pneutech, Inc. and subsidiaries for the year ended October 31, 2004 with adjustments to bring the Pneutech statements of operations to those of Thomas Equipment Limited's year end, adjustments for certain expenses recorded for the October 1, acquisition of the business and certain assets of Thomas Equipment Limited and other pro forma adjustments as if these transactions had taken place on July 1, 2003 in a transaction accounted for as a purchase in accordance with accounting principles generally accepted in the United States of America.

      Certain reclassifications have been made to the historical financial statements to condense and conform to the pro forma combined condensed financial statement presentation.

2. PRO FORMA ADJUSTMENTS - YEAR ENDED JUNE 30, 2004


      The following adjustments give pro forma effect to the transactions:


(a)   To eliminate inter-company sales                              $     3,854
                                                                    -----------

(b)   To eliminate inter-company cost of sales                            3,854

      Additional depreciation expense on the fair value increase to fixed assets as a result of the Pneutech and Thomas
      Equipment Limited acquisitions. The fair value increase to fixed assets was approximately $750 which is being
      amortized over 10 years.                                              (75)
                                                                    -----------
                                                                    $     3,779
                                                                    -----------



(c)   Annual amortization of debt premium and discount costs
      related to the issuance of warrants related to the
      borrowings from the Pneutech and Thomas Equipment Limited
      acquisitions. (Debt discounts amortization of $2,728
      related to the new Thomas Equipment debt of $8,184 which is amortized over 36 months; debt discount of $2,649 related
      to the refinanced debt of Pneutech,Inc. and $1,171 related to the write-off of unamortized debt discounts on the
      refinanced Pneutech, Inc. debt)                                     6,548


      Deferred financing costs expensed upon refinancing after
      the Pneutech, Inc. acquisition                                        326

      Elimination of Thomas Equipment Limited (predecessor)
      dividend on its preferred stock due to the new financing
      structure of the Thomas Equipment operations subsequent to
      the acquisition                                                    (4,574)


      Thomas Equipment, Inc additional interest expense for
      Thomas Equipment and Pneutech related new and existing debt acquired subsequent to the acquisitions ($26,720 at 8.3%
      which is approximately $2,230 plus $375 in interest costs
      associated with the Thomas Equipment capital lease plus
      $658 ($8,220 at 8.0%) interest on the Preferred shares
      issued to Thomas Equipment Limited's parent company)                3,263
                                                                    -----------
                                                                    $     5,563
                                                                    -----------


The stock-based compensation expense of $6,431 was not included in the Pro-Forma above as it represents a non-recurring transaction. The stock-based compensation expense represents the fair value of $8,902 of the 18,925,000 common shares issued less the stock subscription proceeds of $2,149 and non-cash consideration of $322.


3.    PRO FORMA ADJUSTMENTS - NINE MONTHS ENDED MARCH 31, 2005


      The following adjustments give pro forma effect to the transactions:

(a)   To eliminate inter-company sales from Thomas to Pneutech      $       999
                                                                    -----------

(b)   To eliminate inter-company cost of sales from Pneutech to
      Thomas                                                        $     2,809

      Additional depreciation expense on the fair value increase to fixed assets as a result of the Pneutech and Thomas
      Equipment Limited acquisitions. The fair value increase to fixed assets was approximately $750,000 which is being
      amortized over 10 years.                                              (56)
                                                                    -----------
                                                                    $     2,753
                                                                    -----------


(c)   Pro-rata amortization of debt premium and discount costs
      related to the issuance of warrants related to the
      borrowings from the Pneutech and Thomas Equipment Limited
      acquisitions. Debt discounts amortization of $2,045 related to the new Thomas Equipment debt of $8,184 which is
      amortized over 36 months and premium amortization of $251
      related to total premiums of $753 which is amortized over
      36 months less the expense recorded in the Thomas Equipment
      Inc. (successor) operational results.                         $       977


      Pro-rata deferred financing fees amortization for total
      deferred fees of $1,575 which are being amortized over 36
      months less the expense recorded in the Thomas Equipment
      Inc. (successor) operational results.                                 237


      Thomas Equipment, Inc additional interest expense for
      Thomas Equipment and Pneutech related new debt acquired
      subsequent to the acquisitions ($26,720 at 8.3% which is
      approximately $1,663; preferred shares financing costs of
      $493 based on $8,220 in preferred shares at 8.0%; plus $281 in interest costs associated with the Thomas Equipment
      capital lease) less the expense recorded in the Thomas
      Equipment Inc. (successor) operational results plus $493
      ($8,220 at 8.0%) interest on the preferred shares issued to
      Thomas Equipment Limited's parent company).                         1,176
                                                                    -----------
                                                                    $     2,390
                                                                    -----------

(d)   To eliminate inter-company sales from Thomas to Pneutech      $     2,809
                                                                    -----------

(e)   To eliminate inter-company cost of sales from Pneutech to
      Thomas                                                        $       999
                                                                    -----------

(f)   To eliminate the amortization of debt discount $1,025 plus deferred financing fees $326 related to the refinancing of
      the Roynat Debt                                               $     1,351
                                                                    -----------


(g)   The stock-based compensation expense of $6,431 was
      eliminated in the Pro-Forma above as it represents a
      non-recurring transaction. The stock-based compensation
      expense represents the fair value of $8,902 of the
      18,925,000 common shares issued less the stock subscription
      proceeds of $2,149 and non-cash consideration of $322.        $     6,431
                                                                    -----------

4.   PRO FORMA INCOME TAXES

      Because our predecessor has a history of losses we have assumed an effective tax rate of zero as we would provide a full valuation allowance for any benefits of the pro forma combined losses.

5. PRO FORMA WEIGHTED AVERAGE SHARES OUTSTANDING

      The pro forma basic and diluted earnings per share are based on the weighted average number we had prior to the Thomas Equipment Limited asset acquisition and the number of shares issued in the acquisition of Pneutech as if the acquisition had occurred at the beginning of the periods presented. No affects of dilutive shares are included as the pro forma combined results of operations would have resulted in a net loss and therefore such shares would be antidilutive.

      Outstanding shares of Thomas Equipment, Inc.                   20,000,000
      Shares issued in connection with the acquisition of
      Pneutech                                                        1,082,640
      Shares issued in repayment of Pneutech debt                       167,360
                                                                    -----------
                                                                     21,250,000
                                                                    -----------

--------------------------------------------------------------------------------
You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information contained in this prospectus. This document may only be used where it is legal to sell the securities. The information in this document may only be accurate on the date of this document.

                                TABLE OF CONTENTS
                                                                    Page

Prospectus
Summary                                                             X
Summary Historical and Pro Forma
   Financial Data                                                   X
Risk Factors                                                        X
Use of Proceeds
Market for Common Equity and Related
   Stockholder Matters                                              X
Dividend Policy                                                     X
Management's Discussion and Analysis                                X
Business                                                            X
Management                                                          X
Executive Compensation                                              X
Certain Relationships and Related Transactions                      X
Security Ownership of Certain Beneficial
   Owners and Management                                            X
Description of Securities                                           X
Plan of Distribution                                                X
Selling Stockholders                                                X
Legal Matters                                                       X
Experts                                                             X
Available Information                                               X
Index to Financial Statements                                       X


--------------------------------------------------------------------------------

                                27,152,360 SHARES
                                     OF OUR
                                  COMMON STOCK


                             THOMAS EQUIPMENT, INC.




                                   ----------

                                   PROSPECTUS

                                   ----------




                                 ________, 2005


--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

      Our Articles of Incorporation limit, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as directors. Our Bylaws provide that we shall indemnify our officers and directors and may indemnify our employees and other agents to the fullest extent permitted by Delaware law.

      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 25. Other Expenses of Issuance and Distribution.

      The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

          Nature of Expense                    Amount
                                            -----------
          SEC Registration fee              $ 20,000.00
          Accounting fees and expenses       *50,000.00
          Legal fees and expenses            *75,000.00
          Printing and related expenses      *10,000.00
                                            -----------
                                TOTAL      *$155,000.00
                                            ===========

         * Estimated.

Item 26. Recent Sales of Unregistered Securities.

      Except as set forth below, there were no sales of unregistered securities by Thomas Equipment, Inc. during the past three (3) years:

      On November 9, 2004, we issued 16,945,000 shares of our common stock in exchange for all of the issued and outstanding shares of Thomas Equipment 2004 Inc. and Thomas Ventures, Inc. The shares were issued to 15 accredited investors in a transaction exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

      On November 9, 2004, we entered into agreements with Laurus Master Funds, Ltd, a Cayman Islands corporation, pursuant to which we sold convertible debt, an option and a warrant to purchase common stock of Thomas to Laurus in a private offering pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. The agreements with Laurus were amended on January 26, 2005 and February 28, 2005. The securities sold to Laurus include the following:

      o A secured convertible minimum borrowing note with a principal amount of $8,000,000;

      o A secured convertible revolving note with a principal amount not to exceed $20,000,000, including the minimum borrowing amount;

      o Secured convertible term notes with an aggregate principal amount of $7,900,000;

      o Common stock purchase warrants to purchase 2,750,000 shares of common stock of Thomas, at a purchase price of $2.25 per share, exercisable for a period of seven years;

      o An option to purchase 4,020,000 shares of common stock of Thomas Equipment Inc, at a purchase price equal to the par value of such shares; and

      o 1,980,000 shares of our common stock sold for a total purchase price of $19,800.


      On December 22, 2004, we entered into an Agreement and Plan of Amalgamation with 4274458 Canada, Inc., a corporation wholly-owned by us, and Pneutech, Inc., as amended effective February 28, 2005. Under the terms of the agreement which closed on February 28, 2005, we acquired 100% of the common stock of Pneutech, in exchange for the issuance by us of a total of 1,082,640 shares of our common stock and warrants to purchase 211,062 shares of common stock, exercisable at $3.00 per share issued to 27 stockholders in an offering exempt from registration pursuant to Regulation S. An additional 167,360 shares of common stock were issued as of the closing in exchange for the cancellation of approximately CD$612,000 of debt owed by Pneutech to 11 unrelated parties in an offering exempt from registration pursuant to Regulation S.


      On February 28, 2005, we entered into financing agreements with Roynat Merchant Capital Inc.. In connection therewith, we sold a subordinated debenture to Roynat Merchant Capital with a principal amount of CDN $6,500,000 and we issued warrants to Roynat Merchant Capital to purchase 1,000,000 shares of common stock at an exercise price of $3.00 per share. The sales were made in a private offering pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

      On April 19, 2005, we entered into agreements with 15 institutional accredited investors for the sale of an aggregate of 25,000 shares of series A preferred stock and warrants to purchase an aggregate of 2,083,333 shares of common stock exercisable at a price of $3.75 per share at any time during a period of five years. The securities were sold for an aggregate cash consideration of $25,000,000. The securities were issued in a private placement transaction pursuant to Section 4(2) and Regulation D under the Securities Act of 1933. We paid the placement agent of the offering a fee of 6% of the aggregate proceeds, together with warrants to purchase 500,000 shares of common stock at an exercise price of $3.00 per share for a period of five years.

Item 27. Exhibits.

      The following exhibits are included as part of this Form SB-2. References to "us" in this Exhibit List mean Thomas Equipment, Inc., a Delaware corporation.

Exhibit
Number                                 Description
3.1 Certificate of Incorporation of Thomas Equipment, Inc., incorporated by reference to Exhibit 3.1 of the Company's registration statement Form SB-2, filed August 25, 2000.

3.2         Bylaws of Thomas Equipment, Inc., incorporated by reference to
            Exhibit 3.1 of the Company's registration statement Form SB-2, filed August 25, 2000.

3.3 Amended and Restated Certificate of Designation for Series A Preferred Stock incorporated by reference to Exhibit 4.1 to Form 8-K filed on April 20, 2005

3.4 Amendment to Certificate of Incorporation of Thomas Equipment, Inc., incorporated by reference to Exhibit 3.2 of the Company's registration statement Form SB-2 (file no. 333-72826).

4.1 Security and Purchase Agreement, dated as of November 9, 2004, by and among Laurus Master Fund, Ltd., Thomas Equipment, Inc. and Thomas Ventures, Inc.(1)

4.2 Security Agreement, dated as of November 9, 2004, between Laurus Master Fund, Ltd. and Thomas Equipment 2004 Inc.(1)

4.3 General Security Agreement, dated as of November 9, 2004, by Thomas Equipment 2004, Inc., in favor of Laurus Master Fund, Ltd.(1)

4.4 Guarantee, dated as of November 9, 2004, by Thomas Equipment 2004, Inc., in favor of Laurus Master Fund, Ltd.(1)

4.5 Intellectual Property Security Agreement, dated as of November 9, 2004, by and among Laurus Master Fund, Ltd., Thomas Equipment, Inc. and Thomas Ventures, Inc.(1)


4.6 Secured (Convertible) Revolving Note issued to Laurus Master Fund, Ltd., dated November 9, 2004.(1)


4.7 Secured Convertible Minimum Borrowing Note issued to Laurus Master Fund, Ltd., dated November 9, 2004.(1)

4.8 Secured Convertible Term Note issued to Laurus Master Fund, Ltd., dated November 9, 2004.(1)

4.9 Common Stock Purchase Warrant issued to Laurus Master Fund, Ltd., dated November 9, 2004.(1)

4.10        Option issued to Laurus Master Fund, Ltd., dated November 9,
            2004.(1)

4.11 Registration Rights Agreement, dated as of November 9, 2004, by and between Laurus Master Fund, Ltd. and Thomas Equipment, Inc.(1)

4.12 Stock Pledge Agreement, dated as of November 9, 2004, by and between Laurus Master Fund, Ltd. and Thomas Equipment, Inc.(1)

4.13 Stock Pledge Agreement, dated as of November 9, 2004, by and between Laurus Master Fund, Ltd. and Thomas Equipment 2004 Inc.(1)

4.14 Shareholders' Agreement, dated as of October 1, 2004, by and among Thomas Equipment, Inc., Thomas Equipment 2004 Inc. and McCain Foods Limited(1)

4.15 Amendment Agreement, dated as of February 28, 2005, by and among Laurus Master Fund, Ltd., Thomas Equipment, Inc. and Thomas Ventures, Inc.(2)

4.16 Secured Convertible Term Note issued to Laurus Master Fund, Ltd., dated February 28, 2005.(2)

4.17 Common Stock Purchase Warrant issued to Laurus Master Fund, Ltd., dated February 28, 2005.(2)

4.18 Reaffirmation and Ratification Agreement, dated as of February 28, 2005, by Thomas Equipment, Inc., Thomas Ventures, Inc. and Thomas Equipment 2004 Inc. in favor of Laurus Master Fund, Ltd.(2)

4.19 Subordination and Intercreditor Agreement by and among by Thomas Equipment, Inc., Thomas Ventures, Inc. and Thomas Equipment 2004 Inc., Pneutech Inc., Rousseau Controls Inc., Hydraman Fluid Power Limited and Roynat Merchant Capital Inc. in favor of Laurus Master Fund, Ltd.(2)

4.20 Subscription Agreement between Roynat Merchant Capital Inc., Thomas Equipment, Inc., Thomas Equipment 2004 Inc., Thomas Ventures, Inc., Pneutech Inc., Rousseau Controls Inc. and Hydraman Fluid Power Limited, dated as of February 28, 2005 (2)

4.21 Debenture in the Amount of CD$6,500,000 in favor of Roynat Merchant Capital Inc., dated as of February 28, 2005(2)

4.22 Common Stock Purchase Warrant in favor of Roynat Merchant Capital Inc., dated as of February 28, 2005(2)

4.23 Registration Right Agreement between Thomas Equipment, Inc. and Roynat Merchant Capital Inc., dated as of February 28, 2005(2)

4.24 General Security Agreement between Roynat Merchant Capital Inc., Thomas Equipment, Inc. and Thomas Ventures, Inc., dated as of February 28, 2005(2) 5.1 Sichenzia Ross Friedman Ference LLP Opinion and Consent, previously filed..

10.1 Plan and Agreement of Reorganization, by and among Thomas Equipment, Inc., Thomas Ventures, Inc. and its shareholders, and Thomas Equipment 2004 Inc. and its shareholders, dated as of October 11, 2004 (3)

10.2 Agreement of Purchase and Sale of Assets, dated as of October 1, 2004, by and among Thomas Equipment 2004 Inc. and Thomas Equipment Ltd.(1)

10.3 Lease between Thomas Equipment Limited, Thomas Equipment, Inc. and Thomas Equipment 2004 Inc. for Presque Isle, Maine property, dated as of October 1, 2004(1)

10.4 Lease between Thomas Equipment Limited, Thomas Equipment, Inc. and Thomas Equipment 2004 Inc. for New Brunswick properties, dated as of October 1, 2004(1)

10.5 Employment Agreement between Thomas Equipment, Inc., Thomas Equipment 2004 Inc. and Clifford Rhee, effective as of October 1, 2004.(1)

10.6 Amended and Restated Agreement and Plan of Amalgamation, among Thomas Equipment, Inc., 4274458 Canada, Inc. and Pneutech, Inc., dated as of February 28, 2005(2)

10.7 Agreement by and between Hyundai Heavy Industries Co., Ltd. and Thomas Equipment 2004 Inc., dated as of February 3, 2005(4)

10.8        Agreement between Thomas Equipment 2004 and Kubota Europe S.A.S.

10.9 Agreement between Thomas Equipment, Inc. and Frank Crivello, dated as of November 1, 2004

10.10 Securities Purchase Agreement dated as of April 19, 2005, incorporated by reference to Exhibit 10.1 to Form 8-K filed on April 20, 2005

10.11 Form of Registration Rights Agreement dated as of April 19, 2005, incorporated by reference to Exhibit 10.2 to Form 8-K filed on April 20, 2005

10.12 Form of Common Stock Purchase Warrant dated as of April 19, 2005, incorporated by reference to Exhibit 10.3 to Form 8-K filed on April 20, 2005

10.13 Agreement Thomas Equipment, Inc. and W.L. Gore & Associates, Inc., dated as of October 15, 2004


10.14 Amendment No. 1 to Security and Purchase Agreement, dated as of November 9, 2004, by and among Laurus Master Fund, Ltd., Thomas Equipment, Inc. and Thomas Ventures, Inc., incorporated by reference to Exhibit 4.1 to Form 8-K filed on January 31, 2005

10.15 Amended and Restated Secured Revolving Note issued to Laurus Master Fund, Ltd., dated January 26, 2005, incorporated by reference to
            Exhibit 4.2 to Form 8-K filed on January 31, 2005

10.16 Common Stock Purchase Warrant issued to Laurus Master Fund, Ltd., dated January 26, 2005 incorporated by reference to Exhibit 4.3 to Form 8-K filed on January 31, 2005.

10.17 Reaffirmation and Ratification Agreement, dated as of January 26, 2005, by Thomas Equipment, Inc., Thomas Ventures, Inc. and Thomas Equipment 2004, Inc. in favor of Laurus Master Fund, Ltd. incorporated by reference to Exhibit 4.4 to Form 8-K filed on January 31, 2005


16.1        Letter from Kingery & Crouse, P.A., dated November 11, 2004.(1)

23.1        Consent of Kingery & Crouse, P.A.

23.2        Consent of PricewaterhouseCoopers LLP

23.3        Consent of Sichenzia Ross Friedman Ference LLP (included as part of
            Exhibit 5.1)

1. Filed as an exhibit to the Registrant's Form 8-K dated as of November 9, 2004, and incorporated herein by reference.

2. Filed as an exhibit to the Registrant's Form 8-K dated as of February 28, 2005, and incorporated herein by reference.

3. Filed as an exhibit to the Registrant's Form 8-K dated as of October 12, 2004, and incorporated herein by reference.

4. Filed as an exhibit to the Registrant's Form 8-K dated as of February 3, 2005, and incorporated herein by reference.

Item 28. Undertakings.

      The undersigned registrant hereby undertakes to:

      (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

            (iii) Include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of a prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of a prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

      (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains the form of a prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Milwaukee, State of Wisconsin, on August 9, 2005.


                                                  THOMAS EQUIPMENT, INC.


                                                  By:/s/Clifford M. Rhee,
                                                          President

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

      That the undersigned officers and directors of Thomas Equipment, Inc, a Delaware corporation, do hereby constitute and appoint Andrew Hidalgo the lawful attorney in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorney and agent, shall do or cause to be done by virtue thereof. This Power of Attorney may be signed in several counterparts.


      IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney and pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on August 9, 2005.

      Signature                   Title                              Date
      ---------                   -----                              ----


/s/ CLIFFORD RHEE
------------------------
By: Clifford M. Rhee        President and Director             August 9, 2005
                            (Principal Executive Officer)


/s/ LUIGI LO BASSO
------------------------
By:  Luigi Lo Basso         Chief Financial Officer            August 9, 2005
                            (Principal Financial Accounting
                            Officer)

/s/ DAVID MARKS
------------------------
By:  David M. Marks         Chairman of the Board and          August 9, 2005
                            Director


/s/ KENNETH SHIRLEY
------------------------
By: Kenneth Shirley         Director                           August 9, 2005


/s/ JAMES E. PATTY
------------------------
By: James E. Patty          Director                           August 9, 2005